UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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WW INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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WW INTERNATIONAL, INC.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

Corporate Website: corporate.ww.com

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 11, 2021

The 2021 Annual Meeting of Shareholders of WW International, Inc. (the “Company”) will be held on Tuesday, May 11, 2021 at 10:00 a.m. Eastern Time (the “2021 Annual Meeting”). The 2021 Annual Meeting will be a virtual meeting of shareholders. You will not be able to physically attend the 2021 Annual Meeting. You will be able to attend the 2021 Annual Meeting via live audio webcast by visiting www.meetingcenter.io/261298845, as well as vote your shares electronically and submit your questions electronically during the meeting. The password for the meeting is WW2021. To attend and participate in the virtual 2021 Annual Meeting, including voting your shares at and submitting your questions during such meeting, you must have your 15-Digit Control Number assigned by Computershare Trust Company, N.A., the Company’s transfer agent. Instructions for how to obtain such 15-Digit Control Number are provided in the attached Proxy Statement.

The 2021 Annual Meeting will be held to consider and act upon each of the following matters:

1.	The election of the four nominees named in the attached Proxy Statement as members of the Board of Directors to serve for a three-year term as Class II directors;

2.	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2021;

3.

The approval of the Company’s Third Amended and Restated 2014 Stock Incentive Plan to make certain changes, including increasing the number of shares of common stock with respect to which awards may be granted by 4,000,000 shares, to the plan;

4.	The advisory vote to approve named executive officer compensation; and

5.	Such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

These items of business are more fully described in the attached Proxy Statement. Only shareholders of record at the close of business on March 18, 2021, the record date, are entitled to notice of, and to vote at, the 2021 Annual Meeting and at any and all adjournments or postponements of the 2021 Annual Meeting. Due to a scheduling conflict, Ms. Oprah Winfrey, a director of the Company, will not be in attendance at the 2021 Annual Meeting.

By Order of the Board of Directors

Michael F. Colosi

General Counsel and Secretary

New York, New York

April 6, 2021

WHETHER OR NOT YOU EXPECT TO ATTEND THE 2021 ANNUAL MEETING OF SHAREHOLDERS VIA WEBCAST, PLEASE VOTE BY USING THE INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS IN THE ATTACHED PROXY STATEMENT AND ON THE ENCLOSED PROXY CARD OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

WW INTERNATIONAL, INC.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 11, 2021

The Board of Directors of WW International, Inc. is soliciting proxies for the company’s 2021 Annual Meeting of Shareholders to be held virtually via live audio webcast at www.meetingcenter.io/261298845 (password: WW2021) on Tuesday, May 11, 2021, at 10:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card contain information about the items shareholders will vote on at the 2021 Annual Meeting of Shareholders, and at any and all adjournments or postponements thereof. It is anticipated that this Proxy Statement and the accompanying proxy card will first be mailed to shareholders on or about April 6, 2021.

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BASIS OF PRESENTATION

WW International, Inc., formerly known as Weight Watchers International, Inc., is a Virginia corporation with its principal executive offices in New York, New York. In this Proxy Statement unless the context indicates otherwise: “we”, “us”, “our”, “WW” and the “Company” refer to WW International, Inc. and all of its operations consolidated for purposes of its financial statements; “Artal” refers to Artal Group S.A. together with its parents and its subsidiaries; and “Artal Luxembourg” refers to Artal Luxembourg S.A. Our “Digital” business refers to providing subscriptions to our digital product offerings, including Digital 360 and Personal Coaching + Digital. Our “Workshops + Digital” (formerly known as “Studio + Digital”) business refers to providing unlimited access to our workshops combined with our digital subscription product offerings to commitment plan subscribers. It also includes the provision of access to workshops for members who do not subscribe to commitment plans, including our “pay-as-you-go” members. Our fiscal year ends on the Saturday closest to December 31st and consists of either 52- or 53-week periods. In this Proxy Statement:

•	“fiscal 2015” refers to our fiscal year ended January 2, 2016;

•	“fiscal 2016” refers to our fiscal year ended December 31, 2016;

•	“fiscal 2017” refers to our fiscal year ended December 30, 2017;

•	“fiscal 2018” refers to our fiscal year ended December 29, 2018;

•	“fiscal 2019” refers to our fiscal year ended December 28, 2019;

•	“fiscal 2020” refers to our fiscal year ended January 2, 2021 (included a 53rd week); and

•	“fiscal 2021” refers to our fiscal year ended January 1, 2022.

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INFORMATION ABOUT THE 2021 ANNUAL MEETING OF SHAREHOLDERS AND VOTING

The Board of Directors of WW International, Inc. is soliciting proxies for the Company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) to be held virtually via live audio webcast at www.meetingcenter.io/261298845 (password: WW2021) on Tuesday, May 11, 2021, at 10:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card contain information about the items shareholders will vote on at the 2021 Annual Meeting, and at any and all adjournments or postponements thereof. It is anticipated that this Proxy Statement and the accompanying proxy card will first be mailed to shareholders on or about April 6, 2021.

Due to a scheduling conflict, Ms.  Oprah Winfrey, a director of the Company, will not be in attendance at the 2021 Annual Meeting.

Who is entitled to vote?

As of the close of business on March 18, 2021 (such date and time, the “Record Date”), there were 69,329,547 shares of common stock, no par value per share, of the Company (the “Common Stock”) outstanding. If you are a shareholder of record or a beneficial owner of Common Stock on the Record Date, you are entitled to receive notice of and to vote at the 2021 Annual Meeting and at any and all adjournments or postponements of the 2021 Annual Meeting. You are entitled to one vote for each share of Common Stock you hold as a shareholder of record or as beneficial owner for each matter presented for vote at the 2021 Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by or on behalf of the Company. As the shareholder of record, you have the right to grant your proxy to the persons named in the enclosed proxy card or to vote electronically during the 2021 Annual Meeting. The Company has enclosed a proxy card for you to use.

If your shares are held in a bank, brokerage or trustee account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded by a bank, broker, trustee or other nominee to you together with a voting instruction form.

Why is the 2021 Annual Meeting being held via live audio webcast?

Due to the ongoing public health impact of the coronavirus (COVID-19) pandemic and to protect the health and safety of our shareholders, employees and other participants, the 2021 Annual Meeting will be a virtual meeting of shareholders held via a live audio webcast. The virtual meeting will provide the same rights and advantages of a physical meeting. Shareholders will be able to ask questions electronically during the meeting, providing our shareholders with the opportunity for meaningful engagement with the Company.

How do I participate in the virtual meeting?

In order to participate in the 2021 Annual Meeting, you must be a shareholder of record or a beneficial owner of Common Stock on the Record Date. If you are a beneficial owner and hold your shares through an intermediary, such as a bank, brokerage or trustee account or by another nominee, and want to participate in the 2021 Annual Meeting, you must register in advance following the instructions below under “If I am a beneficial owner of shares held in street name, how do I access my 15-Digit Control Number assigned by Computershare and how do I vote?”. Participants may access the 2021 Annual Meeting by visiting www.meetingcenter.io/261298845 and using the password WW2021. To participate in the meeting, you must have your 15-Digit Control Number assigned by

Computershare. See below for additional information on how to access such control number. You also will be able to vote your shares electronically when attending the 2021 Annual Meeting via webcast subject to any instructions that you received from your bank, broker, trustee or other nominee. You will be able to submit questions during the meeting by clicking on the text bubble located on the top of the meeting center webpage, which will link to an “ask a question” box. Should you require assistance once you access the meeting center webpage, click the “Help” link on the screen or call 1-877-373-6374 (U.S.) or 781-575-2879 (International) during the meeting. For additional information on how to participate in the 2021 Annual Meeting, review the information included on your proxy card or the instructions that you received from your bank, broker, trustee or other nominee. You may also obtain information regarding how to access and participate in the 2021 Annual Meeting by contacting our investor relations representative at (212) 601-7569.

The 2021 Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting center webpage prior to the start time in order to leave ample time for the check in. Please follow the instructions as outlined in this Proxy Statement, which also contains information about the items shareholders will vote on at the 2021 Annual Meeting.

Will I be able to participate in the virtual meeting on the same basis I would be able to participate in a live annual meeting?

The virtual meeting format for the 2021 Annual Meeting will enable full and equal participation by all our shareholders from any place in the world. We designed the format of the virtual meeting to ensure that our shareholders who attend our 2021 Annual Meeting via webcast will be afforded the same rights and opportunities to participate as they would at an in-person meeting. To ensure such an experience, we will (i) provide shareholders with the ability to submit appropriate questions real-time via the meeting center webpage, limiting questions to three per shareholder unless time otherwise permits and (ii) answer as many questions submitted in accordance with the meeting rules of procedure as possible in the time allotted for the meeting without discrimination.

If I am a shareholder of record, how do I access my 15-Digit Control Number assigned by Computershare and how do I vote?

As a shareholder of record (i.e., you hold your shares through our transfer agent, Computershare), you may vote the shares held in your name.

If you do not wish to participate in the 2021 Annual Meeting via webcast, you may vote as follows:

1. Over the Internet: go to www.investorvote.com/WW;

2. By telephone: call 1-800-652-VOTE (8683) (toll-free within the United States, U.S. territories and Canada); or

3. By mail: complete, sign and date and promptly mail the enclosed proxy card in the enclosed envelope (postage-prepaid for mailing in the United States).

If you wish to vote electronically while attending the 2021 Annual Meeting via webcast, you may vote while the polls remain open, at www.meetingcenter.io/261298845 (password: WW2021). You will need the 15-Digit Control Number assigned by Computershare that is included on your proxy card in order to be able to attend and vote electronically during the 2021 Annual Meeting.

Even if you plan to attend the 2021 Annual Meeting via webcast, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the 2021 Annual Meeting.

If I am a beneficial owner of shares held in street name, how do I access my 15-Digit Control Number assigned by Computershare and how do I vote?

As a beneficial owner of shares, you have the right to direct your bank, broker, trustee or other nominee how to vote your shares.

If you do not wish to participate in the 2021 Annual Meeting via webcast, you may vote by providing voting instructions to your bank, broker, trustee or other nominee. Subject to and in accordance with the instructions provided by your bank, broker, trustee or other nominee, you may vote in one of the following manners: over the Internet, by telephone or by mail.

Beneficial owners of shares may also vote electronically while attending the 2021 Annual Meeting via webcast, while the polls remain open, at www.meetingcenter.io/261298845 (password: WW2021). Since a beneficial owner is not the shareholder of record, you may not attend and vote your shares at the 2021 Annual Meeting unless you (i) obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares giving you the right to vote the shares at the 2021 Annual Meeting and (ii) register with Computershare by submitting such legal proxy to Computershare as directed below and receiving a 15-Digit Control Number assigned by Computershare. Such legal proxy must reflect your holdings of Common Stock along with your name and email address. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on May 4, 2021. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare as follows:

1. By email: Forward the email from your bank, broker, trustee or other nominee containing your legal proxy, or attach an image of your legal proxy, to legalproxy@computershare.com; or

2. By mail: Mail your legal proxy to Computershare, WW International, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.

Your bank, broker, trustee or other nominee will also send you separate instructions describing additional procedures, if any, for voting your shares electronically during the 2021 Annual Meeting.

Even if you plan to attend the 2021 Annual Meeting via webcast, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the 2021 Annual Meeting.

Why is there information regarding the Internet availability of proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we provide access to our proxy materials over the Internet.

How can I get access to the proxy materials over the Internet?

You can view our proxy materials for the 2021 Annual Meeting on the Internet on our corporate website at https://corporate.ww.com/Investors/financial-investor-information/electronic-proxy-voting/default.aspx.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors, or if you sign and return the enclosed proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2021 Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We encourage you to provide voting instructions to the organization that holds your shares. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote”. Proposal 1 (Election of Class II Directors), Proposal 3 (Approval of the Company’s Third Amended and Restated 2014 Stock Incentive Plan) and Proposal 4 (Advisory Vote to Approve Named Executive Officer Compensation) are considered non-routine matters.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions before the proposals are voted on at the 2021 Annual Meeting as follows:

Shareholders of Record. If you are a shareholder of record, by (a) voting on the Internet or by telephone (only your latest Internet or telephone proxy submitted will be counted), (b) timely delivering a written revocation or a valid, later-dated proxy to the Corporate Secretary of the Company at the address of the Company’s corporate headquarters, or (c) virtually attending the 2021 Annual Meeting and voting electronically prior to the polls being closed (virtual attendance at the 2021 Annual Meeting will not itself revoke a proxy).

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, by submitting new voting instructions by contacting your bank, broker, trustee or other nominee, or as otherwise provided in the instructions provided to you by your bank, broker, trustee or other nominee.

How many shares must be present or represented to constitute a quorum for the 2021 Annual Meeting?

The presence, in person or represented by proxy, of a majority of the outstanding shares of the Common Stock entitled to vote at the 2021 Annual Meeting constitutes a quorum. A quorum is necessary in order to conduct business at the 2021 Annual Meeting. Abstentions, withheld votes in the election of directors and broker shares that include broker non-votes that are present and entitled to vote are counted for purposes of determining a quorum. If a quorum is not present, the Company expects that the 2021 Annual Meeting will be rescheduled for a later date.

What is the voting requirement to approve each of the proposals?

Proposal 1—Election of Class II Directors. Directors are elected by a plurality of the votes cast at the 2021 Annual Meeting. A withhold vote in the election of directors will have the same effect as an abstention. Neither a withhold vote nor a broker non-vote will affect the outcome of the election of directors.

Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm. The selection of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm for fiscal 2021 will be ratified if the votes cast at the 2021 Annual Meeting “for” ratification exceed the number of votes cast “against” ratification. Abstentions will have no effect on this proposal.

Proposal 3—Approval of the Company’s Third Amended and Restated 2014 Stock Incentive Plan. The Company’s Third Amended and Restated 2014 Stock Incentive Plan will be approved if the votes cast at the 2021 Annual Meeting “for” this proposal exceed the number of votes cast “against” this proposal. Neither an abstention nor a broker non-vote will affect the outcome of the vote on this proposal.

Proposal 4—Advisory Vote to Approve Named Executive Officer Compensation. The advisory approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules requires that the votes cast at the 2021 Annual Meeting “for” this proposal exceed the number of votes cast “against” this proposal. Neither an abstention nor a broker non-vote will affect the outcome of the vote on this proposal.

Other Matters. Any other matters that may properly come before the 2021 Annual Meeting will generally require that the votes cast “for” must exceed the votes cast “against”. If any other matter not discussed in this Proxy Statement properly comes before the 2021 Annual Meeting upon which a vote may be taken, shares represented by all proxies received by the Company will be voted on that matter in accordance with the discretion of the persons named as proxies.

Proposals 2 and 4 are advisory votes and not binding on the Company.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares “FOR” the election of each of the Class II director nominees to the Board of Directors (Proposal 1); “FOR” the ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm for fiscal 2021 (Proposal 2); “FOR” the approval of the Company’s Third Amended and Restated 2014 Stock Incentive Plan to make certain changes, including increasing the number of shares of Common Stock with respect to which awards may be granted by 4,000,000 shares, to the plan (Proposal 3); and “FOR” the advisory approval of the compensation of our named executive officers (Proposal 4).

How are votes counted?

Representatives of the Company’s transfer agent, Computershare, will tabulate the vote and act as Inspector of Election. The vote will be certified by the Company’s Inspector of Election. Except as necessary to meet legal requirements, proxies and ballots that identify the vote of individual shareholders will be kept confidential in cases where shareholders write comments on their proxy cards or in a contested proxy solicitation. During the proxy solicitation period, the Company will receive vote tallies from time to time from the Inspector of Election, but such tallies will provide aggregate figures rather than names of shareholders.

Who will bear the cost of soliciting votes for the 2021 Annual Meeting?

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting materials sent by the Company to shareholders. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy-soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies on the Company’s behalf by telephone, email, facsimile or personal interviews.

How can interested parties communicate with the Board of Directors?

Any interested person who wants to communicate with the Board of Directors or any individual director can write to them at WW International, Inc., Attention: Corporate Secretary, 675 Avenue of the Americas, 6th Floor, New York, New York 10010. In any such communication, such person may also designate a particular audience, including the Chairman of the Board of Directors, a committee of the Board of Directors, such as the Audit Committee, the non-management directors as a group, or the director designated to preside over the meetings of the non-management directors. Depending on the subject matter, our Corporate Secretary or his designee will: (i) forward the communication to the director or directors to whom it is addressed; (ii) attempt to handle the inquiry directly, for example when the request is for information about the Company or is a stock-related matter; or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board of Directors meeting, a member of management will present a summary of communications, if any, received since the last meeting that were not forwarded to the director or directors to whom they were addressed, other than communications that were primarily commercial in nature or related to improper or irrelevant topics, and shall make those communications available to the Board of Directors upon request.

Our Board of Directors encourages interested persons who want to communicate directly with our independent directors as a group to do so by writing to the independent directors in care of our Corporate Secretary. Interested persons can send communications by mail to: WW International, Inc., Attention: Corporate Secretary, 675 Avenue of the Americas, 6th Floor, New York, New York 10010. Such correspondence received addressed to our independent directors will be reviewed by our Corporate Secretary or his designee, who will regularly forward to our independent directors all correspondence that, in the opinion of our Corporate Secretary, deals with the functions of the Board of Directors or committees thereof or that our Corporate Secretary otherwise determines requires their attention. Our independent directors may at any time request copies of any such correspondence.

When do we anticipate mailing the proxy materials to shareholders?

It is anticipated that this Proxy Statement and the accompanying proxy card will first be mailed to shareholders on or about April 6, 2021.

Important Notice Regarding the Availability of Proxy Materials

for the 2021 Annual Meeting of Shareholders to be held on May 11, 2021

This Proxy Statement and the Annual Report to Shareholders are available at

https://corporate.ww.com/Investors/financial-investor-information/electronic-proxy-voting/default.aspx.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

Our Board of Directors is currently divided into three classes, with members of each class holding office for staggered three-year terms (in all cases subject to the election and qualification of their successors or until the earlier of their resignation, removal, retirement, disqualification or death). The following individuals are our current directors and serve for the terms indicated:

Class II Directors (term expiring in 2021)

Denis F. Kelly

Julie Rice

Christopher J. Sobecki

Oprah Winfrey

Class III Directors (term expiring in 2022)

Steven M. Altschuler, M.D.

Julie Bornstein

Mindy Grossman

Thilo Semmelbauer

Class I Directors (term expiring in 2023)

Raymond Debbane

Tracey D. Brown

Jennifer Dulski

Jonas M. Fajgenbaum

The Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee (the “NCG Committee”), has nominated for election at the 2021 Annual Meeting as Class II directors, to serve until the 2024 annual meeting of shareholders and until their successors have been duly elected and qualified or their earlier resignation, removal, retirement, disqualification or death, the following slate of four nominees: Denis F. Kelly, Julie Rice, Christopher J. Sobecki and Oprah Winfrey. Each of the Class II director nominees is currently serving as a director of the Company and was previously elected as a director by the Company’s shareholders.

Unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy card to that effect, the persons named as proxies in the enclosed proxy card will, upon receipt of a properly executed proxy card, vote to elect each of the nominees for the term described above. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of such substitutes as the Board of Directors may designate.

Background Information on Nominees

Background information about each of the director nominees can be found under “Information about our Executive Officers and Directors”.

The Board of Directors recommends that you vote “FOR” the election of each of the Class II director nominees.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected PricewaterhouseCoopers to serve as the Company’s independent registered public accounting firm for fiscal 2021. A representative of PricewaterhouseCoopers is expected to be present at the 2021 Annual Meeting, will have the opportunity to make a statement if she desires to do so and is expected to be available to respond to appropriate questions.

Ratification by the shareholders of the selection of the independent registered public accounting firm is not required, but the Board of Directors believes that it is desirable to submit this matter to the shareholders. If the selection of PricewaterhouseCoopers is not ratified at the 2021 Annual Meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2021.

PROPOSAL 3

APPROVAL OF THE COMPANY’S THIRD AMENDED AND RESTATED

2014 STOCK INCENTIVE PLAN

Overview

The Company’s 2014 Stock Incentive Plan was initially adopted by shareholders on May 6, 2014, and was later amended and restated by shareholders on May 7, 2015 in order to allow for a one-time stock option exchange program, and was then further amended and restated on May 9, 2017 to add 5,000,000 shares to the plan (as amended, the “2014 Plan”). Our Board of Directors recommends that you approve the Company’s Third Amended and Restated 2014 Stock Incentive Plan (the “A&R 2014 Plan”), which further amends and restates the 2014 Plan, to (i) increase the number of shares of Common Stock with respect to which awards may be granted under the plan by 4,000,000 shares, (ii) extend the term of the plan for ten years from the date on which the Board of Directors approved this A&R 2014 Plan and (iii) make certain technical edits to the plan (including the removal of provisions that are no longer necessary due to the 2017 amendments to Section 162(m) of the Internal Revenue Code (the “Internal Revenue Code”) and the removal of provisions related to the one-time stock option exchange program that was implemented in 2015). A copy of the A&R 2014 Plan reflecting such amendments is attached as Appendix A hereto and is marked to show all changes from the 2014 Plan.

The Board of Directors has determined that the Company’s and its shareholders’ best interests will be served by the approval of Proposal 3. The Board of Directors believes that by allowing the Company to offer its employees, directors, advisors and consultants equity-based and other incentive compensation the Company will promote the alignment of compensation over a multi-year period directly with the interests of shareholders of the Company. The Company believes that granting equity-based awards provides employees with a strong financial incentive to maximize shareholder returns over the longer term. The Company also believes that the practice of granting equity-based awards is important in retaining, motivating and recruiting the key talent necessary to ensure the Company’s continued success. Therefore, amending and restating the 2014 Plan to increase the number of shares of Common Stock with respect to which awards may be granted under the plan by 4,000,000 shares will support the Company’s long-term business objectives in a manner consistent with its executive compensation philosophy, by ensuring that there are adequate shares to fund expected awards under the Company’s long-term equity incentive compensation program in the future.

As of March 18, 2021, the Company had 2,558,412 shares available for future awards under the 2014 Plan. The Board of Directors believes that the additional number of shares requested to be reserved for equity-based awards under the A&R 2014 Plan represents a reasonable amount of potential equity dilution and will allow the Company to continue to grant equity-based awards, which are an important component of our overall compensation program. Based on the Company’s historical equity grant practices, the Company believes that increasing the share reserve under the A&R 2014 Plan by 4,000,000 shares will enable the Company to make equity grants at appropriate levels through the end of 2024. This request for additional shares is for 1,000,000 fewer shares than the 5,000,000 shares that were added to the 2014 Plan in 2017, which supported equity grants by the Company to date and are expected to support the Company’s annual award for fiscal 2021 under its long-term equity incentive compensation program.

In developing our share request for the A&R 2014 Plan and analyzing the impact on our shareholders of utilizing equity as a means of compensation, the Compensation and Benefits Committee of the Board of Directors (the “Compensation Committee”) reviewed an analysis prepared by Frederic W. Cook & Co., Inc. (“FW Cook”), its independent compensation consultant, which included a summary of the plan terms and share usage and expected annual usage, as well as market practices and trends and the cost of the A&R 2014 Plan. FW Cook’s analysis concluded that the number of shares under the A&R 2014 Plan is well within generally accepted standards measured by an analysis of the plan cost relative to industry standards. The Board of Directors reviewed the analysis prepared by FW Cook as well as the proposed plan terms and the description provided herein in approving the A&R 2014 Plan.

The Board of Directors and the Compensation Committee believe that equity-based awards are vital to the interests of the Company and its shareholders as such awards play an important role in attracting and motivating employees as well as rewarding achievement of annual and multi-year goals important to the Company’s near- and long-term financial and strategic success. Moreover, the Company has more recently been recruiting talent in the technology and product development spaces where equity awards have become a more desired element of total compensation packages, and the Company therefore requires the flexibility to continue granting equity awards in order to recruit the talented individuals needed for the Company’s success. Finally, the Company does, from time to time, use equity-based awards as part of total compensation packages for celebrity endorsers and other key partners and believes such awards incentivize these individuals to align their interests with those of the Company and its shareholders.

In light of the factors described above, and the importance of the ability to continue to grant equity compensation in order to attract, retain and motivate employees, the Board of Directors has determined that the size of the share reserve under the A&R 2014 Plan is reasonable and appropriate.

You are being asked to approve the A&R 2014 Plan, the full text of which is included in Appendix A and marked to show the changes that would be affected by the proposed amendments.

We are not seeking to make any other amendments to the terms of the 2014 Plan other than those described in this proposal.

Summary of the A&R 2014 Plan

Administration. The A&R 2014 Plan is administered by the Compensation Committee, or such other committee to which the Board of Directors has delegated power to act, which must consist of at least two directors, all of whom shall be intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any successor rule thereto) (the “Exchange Act”) (references to Compensation Committee in this Summary of the A&R 2014 Plan shall include such other committee). The Compensation Committee may delegate its duties to any subcommittee of the Compensation Committee. In addition, to the extent permitted under applicable law and the applicable rules of any listing exchange, as long as grants are made consistent with Compensation Committee guidelines and the A&R 2014 Plan, the Compensation Committee may delegate the authority to grant awards under the A&R 2014 Plan to any employee or group of employees of the Company or an affiliate.

The Compensation Committee has the authority to make, and establish the terms and conditions of, any award to any person eligible to be a participant under the A&R 2014 Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting or forfeiture conditions with respect to outstanding awards). The Compensation Committee is authorized to interpret the A&R 2014 Plan, to establish, amend and rescind any rules and regulations relating to the A&R 2014 Plan and to make any other determinations that it deems necessary or desirable for the administration of the A&R 2014 Plan. The Board of Directors may take any action delegated to the Compensation Committee that it deems necessary or desirable for the administration of the A&R 2014 Plan.

Eligibility. Any employee, director, advisor or consultant of the Company or an affiliate is eligible to receive an award grant under the A&R 2014 Plan. The Compensation Committee may select individuals eligible to participate in the A&R 2014 Plan. As of March 18, 2021, approximately 236 employees and 11 directors of the Company were eligible to participate in the A&R 2014 Plan, based on established criteria currently utilized by the Compensation Committee in determining awards.

Shares Subject to the A&R 2014 Plan. The total number of shares which may be issued under the A&R 2014 Plan is 12,500,000. The maximum number of shares with respect to which awards may be granted during each calendar year to a non-employee director, taken together with any cash fees paid to such non-employee director, may not exceed $600,000 in total value. The shares may consist, in whole or in part, of unissued shares or shares that the Company has reacquired, bought on the market or otherwise. The issuance of shares or the payment of cash upon the exercise of an award or in consideration of the cancellation or termination of an award shall reduce the total number of shares available under the A&R 2014 Plan. Shares subject to awards (or portions thereof) that terminate or lapse without the payment of consideration may be granted again under the A&R 2014 Plan. In addition, shares withheld by the Company to satisfy any tax withholding obligation may be granted again under the A&R 2014 Plan.

Stock Options and Stock Appreciation Rights. The Compensation Committee may award non-qualified stock options and “incentive” stock options under the A&R 2014 Plan. Options granted under the A&R 2014 Plan will become vested and exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee, but an option will generally not be exercisable for a period of more than ten years after it is granted.

The exercise price per share of Common Stock for any stock option awarded will not be less than the fair market value of our Common Stock on the grant date. Unless otherwise determined by the Compensation Committee prior to an applicable grant date, the “fair market value” of our Common Stock on a given date will be deemed to equal the closing sales price for our shares on The Nasdaq Stock Market LLC (“Nasdaq”) or such other national securities exchange on which the shares are traded on such date (or the most recent preceding trading date if the grant date is not a trading date). To the extent permitted by the Compensation Committee, the exercise price of a stock option may be paid (i) in cash or its equivalent (e.g., a check or wire transfer); (ii) in shares of Common Stock having a fair market value equal to the aggregate option exercise price; (iii) partly in cash and partly in shares of Common Stock; (iv) through the delivery of irrevocable instructions to a broker to sell, to the extent permitted by applicable law, shares of Common Stock obtained upon the exercise of the stock option and to deliver promptly to the Company an amount out of the proceeds of the sale equal to the aggregate option exercise price for the shares being purchased, or (v) to the extent permitted by the Compensation Committee, through “net settlement” in shares.

The Compensation Committee may grant stock appreciation rights independent of, or in connection with, a stock option. The exercise price of a stock appreciation right will not be less than the fair market value of our Common Stock on the grant date (determined as described above with respect to stock option grants); provided, however, that, in the case of a stock appreciation right granted in connection with a stock option, the exercise price will not be less than the exercise price of the related stock option. Each stock appreciation right granted independent of a stock option will entitle a participant, upon exercise, to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the exercise price, multiplied by (ii) the number of shares of Common Stock covered by the stock appreciation right, and each stock appreciation right granted in connection with a stock option will entitle a participant upon surrender of his or her unexercised, but exercisable, stock option to receive the same amount. Payment will be made in shares of Common Stock (any Common Stock is valued at fair market value) and/or cash, as determined by the Compensation Committee.

Restricted Stock Units. A restricted stock unit (“RSU”) award gives the participant an opportunity to receive shares of Common Stock free of restrictions upon vesting of the RSU award (and subject to any other terms of the RSU award). The Compensation Committee will determine the number of RSUs to grant to a participant, the duration of the period during which any vesting or restrictions may remain imposed on such RSUs, the conditions, if any, under which the RSUs may be forfeited to the Company, and the other terms and conditions of the RSU awards. At the discretion of the Compensation Committee, an RSU award may entitle the participant to receive an amount that is equal to the amount of any dividends that the participant would have been paid if the RSUs were actual Common Stock. If the participant is entitled to these types of dividend equivalent payments, the Compensation Committee will decide whether these payments will be made to the participant currently or held until the RSU award vests, and whether the amounts shall be invested or deemed invested in Common Stock.

Restricted Stock. The Compensation Committee will determine the number of shares of restricted stock to grant to a participant, the duration of the period during which any restrictions may remain imposed on such restricted stock, the conditions, if any, under which the restricted stock may be forfeited to the Company, and the other terms and conditions of restricted stock awards. At the discretion of the Compensation Committee, restricted stock awards may entitle the participant to receive an amount that is equal to the amount of any dividends paid on actual Common Stock. If the participant is entitled to dividends, the Compensation Committee will decide whether these payments will be made to the participant currently or held until the restricted stock award vests, and whether the amounts shall be reinvested in additional shares of restricted stock.

Other Equity-Based Awards. The Compensation Committee, in its sole discretion, may grant or sell stock awards, unrestricted Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of the Common Stock. Such other equity-based awards may be in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock (or the equivalent cash value of such shares of Common Stock based on the fair market value of such stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of certain performance objectives.

Cash Awards. The Company may also make awards of cash to participants. Cash awards shall be provided for pursuant to the procedures regarding the grant, determination and payment of the Performance-Based Award, as described below in “—Plan Awards—Performance-Based Awards”.

Plan Awards—Performance-Based Awards. Restricted stock, RSU and other equity-based and cash awards granted under the A&R 2014 Plan may be granted with performance-based vesting conditions. Such awards (“Performance-Based Awards”) shall be based upon one or more of the following performance criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability or revenue of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets, (xix) total shareholder return; (xx) customer satisfaction; (xxi) credit rating; (xxii) closing of corporate transactions and (xxiii) completion or attainment of products or projects. With respect to Performance-Based Awards, (A) the Compensation Committee shall establish in writing the performance goals applicable to a given period of service, and (B) no awards (or any associated dividends or dividend equivalents that may be earned with respect to such awards) shall be paid to any participant for such period of service until the Compensation Committee certifies that the objective performance goals applicable to such period have been satisfied.

The Compensation Committee shall have the right, in its absolute discretion, to reduce or eliminate the amount of any cash award otherwise payable to any participant under the A&R 2014 Plan based on individual performance or any other factors that the Compensation Committee, in its discretion, shall deem appropriate.

Adjustments Upon Certain Events. In the event of any stock split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control (as defined in the A&R 2014 Plan), payment of a dividend (other than a cash dividend paid as part of a regular dividend program) or other similar transaction or occurrence which affects the equity securities of the Company or the value of such equity securities, the Compensation Committee shall (i) adjust the number and kind of shares subject to the A&R 2014 Plan and available for or covered by awards granted under the A&R 2014 Plan, (ii) adjust the share prices related to outstanding awards granted under the A&R 2014 Plan and/or (iii) take such other action (including providing for the payment of a cash amount to holders of outstanding awards granted under the A&R 2014 Plan in cancellation of any such awards), in each case as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the A&R 2014 Plan and any outstanding awards granted under the A&R 2014 Plan; provided, however, that the Compensation Committee may, upon the consummation of the transactions constituting a Change in Control, cancel without consideration any outstanding stock option or stock appreciation right having an Option Price (as defined in the A&R 2014

Plan) or exercise price, respectively, that is greater than the per share consideration received by a holder of Common Stock in such transaction.

Amendment and Termination. The Compensation Committee may amend, alter or discontinue the A&R 2014 Plan, but, except as discussed above in “—Adjustments Upon Certain Events,” no amendment, alteration or discontinuation shall be made (i) without the approval of the shareholders of the Company, if such action would increase the total number of shares of Common Stock reserved for the purposes of the A&R 2014 Plan, or increase the maximum number of awards that may be granted to any participant, (ii) without the consent of a participant, if such action would materially diminish any of the rights of the participant under any award previously granted to the participant under the A&R 2014 Plan or (iii) to the provision prohibiting the repricing of stock options or stock appreciation rights, to permit such repricing; provided, however, that the Board of Directors may amend the A&R 2014 Plan in such manner as it deems necessary to permit the granting of awards meeting the requirements of the Internal Revenue Code or other applicable laws.

Limitations. No award may be granted under the A&R 2014 Plan after March 24, 2031 (the “Expiration Date”), but awards granted prior to the Expiration Date may extend beyond that date. Except for adjustments to stock options or stock appreciation rights made in connection with changes in capitalization of the Company or similar events, as discussed above in “—Adjustments Upon Certain Events,” the A&R 2014 Plan prohibits the repricing of the exercise price of any stock options or stock appreciation rights after they have been granted without prior approval of the Company’s shareholders.

U.S. Tax Consequences of the A&R 2014 Plan Awards

Introduction. The following general discussion of the federal income tax consequences of awards to be granted under the A&R 2014 Plan is based on current federal tax laws and regulations, does not purport to be a complete description of the federal income tax laws, and does not purport to be a representation as to the actual tax consequences that any participant or the Company may in fact incur. Participants may also be subject to certain state and local taxes, which are not described below.

Non-qualified Stock Options. If the award granted is a non-qualified stock option, no income is realized by the participant at the time of grant of the option, and no deduction is available to the Company at such time. At the time of a cash or equivalent exercise, ordinary income is realized by the participant in an amount equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the option exercise price, and the Company receives a tax deduction for the same amount. Upon disposition, any difference between the participant’s tax basis in the Common Stock and the amount realized on disposition of the shares is treated as capital gain or loss.

Incentive Stock Options. If the award granted is an “incentive stock option” (as described in Section 422 of the Internal Revenue Code), no income is realized by the participant upon award or exercise of the option and no compensation deduction is available to the Company at such times. If the Common Stock purchased upon the exercise of an incentive stock option is held by a participant for at least two years from the date of the grant of such option and for at least one year after exercise, any resulting gain is taxed, upon disposition of the Common Stock, at long-term capital gains rates. If the Common Stock purchased pursuant to the option is disposed of before the expiration of that period, any gain on the disposition, up to the excess of the fair market value of the Common Stock at the time of exercise over the option exercise price, is taxed at ordinary income rates as compensation paid to the participant, and the Company is entitled to a compensation deduction for an equivalent amount. Any amount realized on the disposition by the participant in excess of the fair market value of the Common Stock at the time of exercise is taxed at capital gains rates.

Stock Appreciation Rights. The participant realizes no income at the time a stock appreciation right is granted, and no deduction is available to the Company at such time. When the right is exercised, ordinary income is realized by the participant in the amount of the cash and/or the fair market value of the Common Stock received by the participant, and the Company shall be entitled to a deduction of the same amount.

Restricted Stock Units. If the award granted is an RSU, the participant will not recognize any income for federal income tax purposes when RSUs are granted because restricted share units are not considered to be “property” for purposes of the Internal Revenue Code and no deduction is available to the Company at such time. After the RSUs vest and are settled, the participant will be required to treat as ordinary income an amount equal to the full fair market value of the shares of Common Stock and any cash received. If the participant sells the shares of Common Stock, the participant generally will have a taxable capital gain (or loss). Because the participant will have recognized income when any stock was distributed, the amount of this gain (or loss) is the difference between the sale price and the fair market value of the stock on the date it was distributed.

Subject to Section 162(m), discussed below, the Company is generally entitled to a deduction equal to the amount of ordinary income recognized by the participant as the result of an RSU award. If a participant forfeits his or her RSU award, no gain or loss is recognized and no deduction is allowed.

Restricted Stock Awards. Subject to Section 162(m), discussed below, the Company receives a deduction and the participant recognizes taxable income equal to the fair market value of the restricted stock award at the time the restrictions on the stock awarded lapse, unless the participant elects to recognize such income immediately by so electing, within 30 days after the date of grant by the Company to the participant of a restricted stock award, as permitted under Section 83(b) of the Internal Revenue Code, in which case both the Company’s deduction and the participant’s inclusion in income occur on the grant date. The value of any other stock award granted to participants shall be taxable as ordinary income to such participant in the year in which such stock is received, and the Company will be entitled to a corresponding tax deduction, subject to Section 162(m).

Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the principal executive officer, the principal financial officer and the three other most highly compensated executive officers of the Company or any of its subsidiaries in any taxable year of the Company.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code (“Section 409A”) covers certain nonqualified deferred compensation arrangements and generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the A&R 2014 Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. While the Compensation Committee intends to administer and operate the A&R 2014 Plan and establish terms (or make required amendments) with respect to awards subject to Section 409A in a manner that will avoid the imposition of additional taxation under Section 409A upon a participant, there can be no assurance that additional taxation under Section 409A will be avoided in all cases.

New Plan Benefits under the A&R 2014 Plan

Because future awards under the A&R 2014 Plan will be granted at the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

Awards Previously Granted Under the 2014 Plan

The following table sets forth information regarding the specified types of awards previously granted to the specified individuals or groups under the 2014 Plan since its adoption through March 18, 2021. As of March 18, 2021, the closing price of our Common Stock as reported on Nasdaq was $33.99 per share. Since the inception of the 2014 Plan through March 18, 2021, no stock options, RSUs or performance-based stock units (“PSUs”) were granted under the 2014 Plan to any of our current directors who are not executive officers or nominees. In addition, since the inception of the 2014 Plan through March 18, 2021, (i) no stock options, RSUs or PSUs were granted to (x) any associate of any current director who is not an executive officer or nominee or (y) any associate of any executive officer and (ii) other than with respect to our President and Chief Executive Officer, our Chief Operating Officer, and our prior President and Chief Executive Officer, no person was granted stock options, RSUs or PSUs under the 2014 Plan which in the aggregate account for five percent or more of the total number of shares available for issuance under the 2014 Plan.

Name & Position	Stock Option Grants(1)	RSU and PSU Grants(2)	Total of All Columns in Table
Mindy Grossman, President and Chief Executive Officer	958,351	858,380	1,816,731
Amy O’Keefe, Chief Financial Officer	19,127	19,766	38,893
Nicholas P. Hotchkin, Chief Operating Officer	95,708	390,186	485,894
Michael F. Colosi, General Counsel and Secretary	141,332	183,620	324,952
Gail B. Tifford, Chief Brand Officer	25,400	83,226	108,626
Corinne Pollier(-Bousquet), Former President, International	52,092	170,768	222,860
All Current Executive Officers as a Group	1,292,010	1,705,946	2,997,956
All Employees, other than Executive Officers, as a Group(3)	612,278	2,289,331	2,901,609

(1)	Amounts shown for participating named executive officers exclude options that were exchanged for new stock options in connection with the previously disclosed option exchange program in fiscal 2015.
(2)

The number of shares to be issued in respect of PSUs with performance periods after fiscal 2020 has been calculated based on the assumption that the “maximum” level of performance applicable to such PSUs will be achieved.

(3)	Amounts shown exclude awards granted to employees who departed from the Company on or prior to March 18, 2021.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our equity compensation plan information as of January 2, 2021:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	8,027,660	(1)	$22.48	(2)	2,248,402	(3)
Equity compensation plans not approved by security holders	500,000	(4)	$60.00	(5)	—

Total	8,527,660		$24.68	(6)	2,248,402

(1)

Consists of 1,593,485 shares of Common Stock issuable upon the exercise of outstanding stock options awarded under the 2014 Plan and our 2008 Stock Incentive Plan (the “2008 Plan”); 990,045 shares of Common Stock issuable upon the exercise of the Initial Winfrey Option (as defined hereafter) granted pursuant to the Initial Winfrey Option Agreement (as defined hereafter); 3,276,484 shares of Common Stock issuable upon the exercise of the Winfrey Amendment Option (as defined hereafter) granted pursuant to the Winfrey Amendment Option Agreement (as defined hereafter); 1,698,816 shares of Common Stock issuable upon the vesting of RSUs awarded under our 2014 Plan; and 468,830 shares of Common Stock issuable upon the vesting of PSUs awarded under our 2014 Plan. The number of shares to be issued in respect of PSUs has been calculated based on the assumption that the maximum level of performance applicable to the PSUs will be achieved. The Initial Winfrey Option was approved by the written consent of Artal Luxembourg which, as of the date thereof, controlled a majority of the voting power of our outstanding Common Stock. For additional details on the Initial Winfrey Option, Winfrey Amendment Option, Initial Winfrey Option Agreement and Winfrey Amendment Option Agreement, see “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons—Winfrey Transactions—Winfrey Partnership”.

(2)	Reflects the weighted average exercise price of outstanding stock options of $30.80, RSUs of $0, and PSUs of $0.
(3)

Consists of shares of Common Stock available for future issuance under our 2014 Plan, pursuant to various awards the Compensation Committee may make, including non-qualified stock options, incentive stock options, stock appreciation rights, RSUs, restricted stock, performance-based awards and other equity-based awards. In connection with the initial approval of our 2014 Plan on May 6, 2014, our 2014 Plan replaced our 2008 Plan with respect to prospective equity grants.
(4)

Consists of 500,000 shares of Common Stock issuable upon the exercise of a stock option granted on July 5, 2017 to Ms. Grossman in connection with her appointment as our President and Chief Executive Officer. This stock option was granted in reliance on the employment inducement exemption provided under the New York Stock Exchange Listed Company Manual Rule 303A.08. This stock option has a seven year term and proportionately vests annually over a four year period which began with the first anniversary of Ms. Grossman’s July 5, 2017 employment commencement date. While the stock option was not awarded pursuant to our 2014 Plan, it is subject to the same terms and conditions of the 2014 Plan.

(5)	Reflects the weighted average exercise price of outstanding stock options of $60.00.
(6)	Reflects the weighted average exercise price of outstanding stock options of $33.09, RSUs of $0, and PSUs of $0.

Registration with the SEC

If the A&R 2014 Plan is approved by shareholders, we expect to file as soon as reasonably practicable after the 2021 Annual Meeting a Registration Statement on Form S-8 with the SEC to register the additional shares of Common Stock that will be issuable under the A&R 2014 Plan.

The Board of Directors recommends that you vote “FOR” the approval of the A&R 2014 Plan to make certain changes, including increasing the number of shares of Common Stock with respect to which awards may be granted by 4,000,000 shares, to the plan.

PROPOSAL 4

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

At the Company’s 2017 annual meeting of shareholders, our shareholders indicated their preference that we should seek future advisory votes every year on named executive officer compensation. Based on the recommendation of the Board of Directors in the Company’s 2017 proxy statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on named executive officer compensation, the Company determined to hold an advisory vote on named executive officer compensation every year. Accordingly, as required by the Exchange Act, shareholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s 2020 executive compensation program was designed to achieve the following key objectives:

•	Attract, motivate and retain exceptionally talented executives critical to the Company’s near- and long-term success.

•

Align executive compensation with performance measures that ensure a strong connection between executive compensation and both (i) Company and individual performance on near- and long-term strategic and financial goals and (ii) creation of shareholder value.

The Compensation Committee and the Board of Directors believe that the design of the 2020 executive compensation program, and hence the compensation awarded to named executive officers under the program, fulfilled these objectives. For example, the Company’s financial performance determined at least 75% of each eligible named executive officer’s annual, performance-based cash bonus, thereby aligning her or his annual bonus with the financial goals of the Company. The detail of the design and operation of the compensation program as it pertains to our named executive officers is discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

While the results of the vote are non-binding and advisory in nature, the Compensation Committee and the Board of Directors intend to review and consider the results of the vote.

The Board of Directors recommends that you vote “FOR” the advisory approval of the compensation of our named executive officers.

CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

Our Board of Directors is comprised of 12 members. The Board of Directors is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of shareholders. We expect directors to attend and participate in all meetings of the Board of Directors and of the committees of the Board of Directors on which they serve. We understand, however, that occasionally a director may be unable to attend a meeting.

The Board of Directors held 20 meetings in fiscal 2020. In fiscal 2020, each incumbent director attended at least 75% of the aggregate number of the meetings of the Board of Directors and of the committees thereof on which he or she served during the period for which he or she was a director or committee member, respectively. We expect directors to attend our annual meetings of shareholders in the absence of a scheduling conflict or other valid reason. With the exception of Ms. Winfrey, all then-current directors attended the Company’s 2020 annual meeting of shareholders (the “2020 Annual Meeting”). In addition to attending and participating in meetings of the Board of Directors, the committees thereof and annual meetings of shareholders, the directors communicate with our executive management team to remain informed about the Company’s business and for such other purposes as may be helpful to the Board of Directors in fulfilling its responsibilities.

Set forth below in the section entitled “Information about our Executive Officers and Directors” are the names and certain information with respect to each of our current directors.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that include guidelines for determining director independence and qualifications for directors. The Company’s corporate governance materials, including the Corporate Governance Guidelines and charters of the committees of the Board of Directors, are available on our corporate website at https://corporate.ww.com/Investors/corporate-governance/documents/default.aspx. The NCG Committee periodically reviews corporate governance developments and recommends to the Board of Directors any amendments that may be appropriate to our Corporate Governance Guidelines and committee charters as warranted.

Committees of the Board of Directors

The standing committees of the Board of Directors consist of the Audit Committee, the Compensation Committee and the NCG Committee. The Board of Directors has determined that a majority of our directors are independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines. For additional details regarding this independence determination, see “—Director Independence”.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, the rules and regulations of the SEC, and the listing standards of Nasdaq. The current members of the Audit Committee are Dr. Altschuler, Ms. Brown and Mr. Kelly. The Chairman of the Audit Committee is Mr. Kelly. The Audit Committee held 11 meetings during fiscal 2020.

The principal responsibilities and duties of the Audit Committee include:

•

overseeing that our management has maintained the reliability and integrity of our accounting policies and financial reporting processes, including internal control over financial reporting and disclosure practices and financial statement audits;

•	overseeing that our management has established and maintained processes designed to ensure that an adequate system of internal controls is functioning;

•	overseeing that our management has established and maintained processes designed to ensure our compliance with all applicable laws, regulations and corporate policy;

•	assisting the Board of Directors in its oversight of the quality and integrity of our financial statements;

•

in consultation with our independent registered public accounting firm and management, reviewing and discussing our earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information and measures) and reviewing and discussing our annual and quarterly financial statements;

•

overseeing the performance of our independent registered public accounting firm and retaining or terminating the independent registered public accounting firm and approving all audit and significant non-audit engagement fees and terms with such registered public accounting firm;

•	reviewing, at least annually, the qualifications, performance and independence of our independent registered public accounting firm;

•	in consultation with our independent registered public accounting firm, management and the internal auditors, reviewing the integrity of our financial reporting processes, both internal and external;

•	reviewing and discussing with our independent registered public accounting firm a draft of the auditor’s report;

•	reviewing periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures (if any), on our financial statements;

•

establishing and maintaining procedures for (i) the receipt, retention and treatment of complaints received by us from any source regarding accounting, internal accounting controls or auditing matters, and (ii) the submission of concerns from our employees on a confidential, anonymous basis regarding questionable accounting or auditing matters;

•

overseeing the procedures designed to implement the Company’s Amended and Restated Code of Business Conduct and Ethics (the “Code of Business Conduct and Ethics”) to ensure that they are operating effectively; and

•	preparing a periodic performance evaluation of the Audit Committee.

The Audit Committee has the power to investigate any matter of interest or concern that it deems appropriate and to retain counsel for such purpose.

The Board of Directors has determined that Mr. Kelly is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. All members of the Audit Committee must be independent directors based on our Corporate Governance Guidelines and under the listing standards of Nasdaq. Members of the Audit Committee must also satisfy a separate SEC independence requirement pursuant to Rule 10A-3 under the Exchange Act, which provides that they may not (i) accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation and (ii) be an affiliate of the Company or any of its subsidiaries. The Board of Directors has determined that each of the Audit Committee members, Mr. Kelly, Dr. Altschuler and Ms. Brown, has no material relationship with us and satisfies the independence requirements under our Corporate Governance Guidelines, the listing standards of Nasdaq, and Rule 10A-3 under the Exchange Act. The Audit Committee operates under a written charter, which is available on our corporate website at https://corporate.ww.com/Investors/corporate-governance/documents/default.aspx.

Compensation Committee

The current members of the Compensation Committee are Dr. Altschuler, Messrs. Debbane and Sobecki and Ms. Dulski. Ms. Dulski joined the Compensation Committee on May 6, 2020. Each member of the Compensation Committee has been determined to be independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines. The Chairman of the Compensation Committee is Mr. Debbane. The Compensation Committee held 6 meetings during fiscal 2020.

The principal responsibilities and duties of the Compensation Committee include:

•	establishing and reviewing the overall compensation philosophy of the Company;

•

reviewing and approving, or recommending to the Board of Directors, corporate goals and objectives relevant to the Chief Executive Officer’s and other executive officers’ compensation, including annual performance objectives;

•

evaluating the performance of the Chief Executive Officer and other executive officers in light of approved goals and objectives and, based on such evaluation, either reviewing and approving, or recommending to the Board of Directors, the annual salary, bonus, equity-based incentive compensation and other benefits, direct and indirect, of the Chief Executive Officer and other executive officers;

•	approving or recommending to the Board of Directors any employment relationship or transaction involving an executive officer and any related compensation;

•	considering policies and procedures pertaining to expense accounts of senior executives;

•	discussing the results of the shareholder advisory vote on “say-on-pay,” if any, with regard to the named executive officers;

•	reviewing and recommending to the Board of Directors compensation of directors;

•

considering, on at least an annual basis, whether risks arising from the Company’s compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company;

•

reviewing, and making recommendations to the Board of Directors with respect to, the Company’s incentive compensation plans and equity-based plans, and overseeing the activities of the individuals responsible for administering those plans;

•	reviewing, monitoring and making recommendations to the Board of Directors with respect to, or approving, employee pension, profit sharing and benefit plans;

•	overseeing the preparation of a “Compensation Discussion and Analysis” for inclusion in the Company’s annual proxy statement or annual report on Form 10-K, in accordance with the rules of the SEC; and

•	preparing recommendations and periodic reports to the Board of Directors concerning these matters, as applicable.

The day-to-day administration of savings plans, profit sharing plans, stock plans, health, welfare and paid time-off plans and policies applicable to salaried employees in general are handled by the Company’s human resources, finance and legal department employees. The responsibility for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies belongs to the Compensation Committee. The Compensation Committee operates under a written charter, which is available on our corporate website at https://corporate.ww.com/Investors/corporate-governance/documents/default.aspx.

For additional information on the Compensation Committee’s activities, its use of outside advisors and its consideration and determination of executive compensation, as well as the role of our Chief Executive Officer in recommending the amount or form of compensation paid to the other named executive officers, see “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The current members of the NCG Committee are Ms. Rice and Messrs. Semmelbauer and Sobecki. Each member of the NCG Committee has been determined to be independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines. The Chairman of the NCG Committee is Mr. Semmelbauer. The NCG Committee held 7 meetings during fiscal 2020.

The principal responsibilities and duties of the NCG Committee include:

•	establishing criteria for the selection of new directors to serve on the Board of Directors;

•

identifying individuals qualified to become directors, consistent with the criteria approved by the Board of Directors, and selecting, or recommending that the Board of Directors select, the director nominees for the next annual meeting of shareholders or to fill vacancies or newly created directorships that may occur between such meetings;

•	considering questions of independence and possible conflicts of interests of members of the Board of Directors and executive officers;

•	evaluating candidates for nomination to the Board of Directors and conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•	overseeing a set of corporate governance principles applicable to the Company and developing and recommending to the Board of Directors any changes thereto;

•	overseeing the evaluation of the Board of Directors;

•

recommending members of the Board of Directors to serve on committees of the Board of Directors, as well as serve as the chairpersons thereof, and evaluating the operations and performance of such committees; and

•	overseeing the Company’s environmental, social and corporate governance (ESG) plans, practices and reporting, and keeping abreast of related developments, as appropriate.

The NCG Committee operates under a written charter, which is available on our corporate website at https://corporate.ww.com/Investors/corporate-governance/documents/default.aspx.

Board Structure

It has been the policy of the Company for many years to separate the positions of Chief Executive Officer and Chairman of the Board of Directors. While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe that our current policy of separation of these two positions is most appropriate for the Company. To meet their responsibilities of overseeing management and setting strategic direction, as well as fostering the long-term value of the Company, among their other responsibilities, directors are required to spend time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, we believe that having a separate non-executive Chairman of the Board of Directors who is solely responsible for leading the Board of Directors allows the focus of our Chief Executive Officer’s time and energy to be running the day-to-day operations of the Company.

Oversight of Risk Management

We are exposed to a number of risks, including financial risks, credit risks, operational risks, technological risks, privacy and security risks, and risks relating to regulatory and legal compliance. Our executive management team is responsible for identifying and evaluating these risks and developing plans to manage them effectively. Risk management is a Company-wide initiative that involves each of our operating segments. We take a multi-disciplinary approach to risk and our risk management function includes senior executives with backgrounds in finance, operations, human resources, technology, internal audit, and legal and regulatory compliance. For example, our Chief Financial Officer advises our executive management team on both financial and credit risks faced by the Company and our General Counsel advises our executive management team on the Company’s legal and regulatory compliance. Our Chief Executive Officer is advised of and oversees these risk management efforts by the Company’s executive management team. The Board of Directors actively oversees the Company’s risk management. For example, the Board of Directors and Audit Committee routinely meet with our Chief Technology Officer and Chief Information Security Officer as well as outside experts from time to time to assess cybersecurity risks and to evaluate the status of the Company’s cybersecurity efforts, which include a broad range of tools and training initiatives that work together to protect the data and systems used in our businesses. Both the Audit Committee and Compensation Committee play a significant role in the oversight of the Company’s risk management. For example, the Audit Committee oversees our risk management efforts related to the Company’s audit function while the Compensation Committee oversees our risk management efforts related to employment and compensation matters. In addition, the NCG Committee oversees risks related to corporate governance, including Board of Directors and committee composition and director independence. Members of our executive management team meet with the Board of Directors, Audit Committee, Compensation Committee and NCG Committee regularly to discuss, as well as provide reports relating to, the risks facing the Company.

Compensation Committee Interlocks and Insider Participation

Each of Dr. Altschuler, Messrs. Debbane and Sobecki and Ms. Dulski served as a member of the Compensation Committee during fiscal 2020. There were no Compensation Committee interlocks or insider (employee) participation during fiscal 2020. See “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons—Registration Rights Agreement” for a description of the relationships that Messrs. Debbane and Sobecki have with the Company.

Identifying and Evaluating Nominees for Directors

Pursuant to our Corporate Governance Guidelines and the NCG Committee Charter, the NCG Committee is responsible for nominating, or recommending to the Board of Directors, nominees for election as directors. The NCG Committee will consider candidates for nomination as a director recommended by the Company’s shareholders, directors, officers and employees and third-party search firms and other sources it deems appropriate. Considerations in evaluating candidates include the candidate’s minimum individual qualifications, including integrity, accountability, experience and an ability to work collegially with the other members of the Board of Directors. In addition, the NCG Committee and the Board of Directors will take into account all other factors they consider appropriate, including a candidate’s skills and experience, legal and regulatory requirements and the needs of the Board of Directors. While neither the NCG Committee nor the Board of Directors has adopted a formal policy regarding diversity, they evaluate each candidate in the context of the Board of Directors’ membership as a whole and seek to maintain a mix of members that represents a diversity of background and experience in order to promote the representation of diverse views on the Board of Directors. All candidates are reviewed in the same manner, regardless of the source of the recommendation. The NCG Committee will consider individuals recommended by shareholders for nomination as a director in accordance with the procedures described below. The NCG Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential candidates.

Procedures for Submitting Director Recommendations and Nominations

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that shareholders may nominate persons for election as directors at the Company’s shareholder meetings by giving timely written notice to the

Corporate Secretary of the Company containing required information. The Bylaws require that, to be timely and proper, notice of a nomination by a shareholder must be personally delivered to, or mailed to and received at, the Company’s principal executive offices as follows: (a) for elections to be held at an annual meeting of shareholders, (i) at least 120 days and no more than 150 days before the first anniversary of the date of the proxy statement in conjunction with the annual meeting of shareholders for the prior year or (ii) if the date of the annual meeting is more than 30 days earlier or later than the anniversary date of the prior year’s annual meeting, not less than 60 days prior to such annual meeting; and (b) for elections that are going to take place at a special meeting of shareholders, no later than the close of business on the seventh day after the day on which notice of the date of the special meeting is first given to shareholders.

In notifying the Corporate Secretary, the shareholder making the submission must provide the following information: (i) the name and the address of the shareholder, as they appear on the Company’s stock transfer books, and the name, age and business address (and, if known, residential address) of the candidate to be considered; (ii) a representation by the shareholder that the shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting to nominate the candidate; (iii) the class or series and number of shares of the Company’s stock that are beneficially owned by the shareholder and by the candidate; (iv) a description of all arrangements or understandings between the shareholder and the candidate and any other person (naming such person(s)) pursuant to which such nomination is to be made by such shareholder; (v) an executed written consent of the candidate to be named in the proxy statement as a nominee and to serve as a director of the Company if so elected; (vi) the principal occupation or employment of the candidate; and (vii) any other information relating to the candidate required to be disclosed in accordance with the Bylaws and the Exchange Act. For the Company’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”), the foregoing information must be submitted to WW International, Inc., Attention: Corporate Secretary, 675 Avenue of the Americas, 6th Floor, New York, New York 10010.

The NCG Committee will also consider director candidates recommended by shareholders. All recommendations for nomination received by the Corporate Secretary that are made in accordance with the requirements in our Bylaws relating to director nominations, as described above, will be considered.

Director Independence

For a director to be considered independent, the Board of Directors must determine that the director does not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has established guidelines to assist it in determining director independence, which conform to the independence requirements in the Nasdaq listing standards. In addition to applying these guidelines, which are set forth in Article II of our Corporate Governance Guidelines, the Board of Directors will consider all relevant facts and circumstances in making an independence determination.

In March 2021, the Board of Directors and the NCG Committee undertook a review of the independence of the Company’s current directors. Following this review, the Board of Directors affirmatively determined that the following current directors are independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines: Dr. Altschuler, Mmes. Bornstein, Brown, Dulski and Rice and Messrs. Debbane, Fajgenbaum, Kelly, Semmelbauer and Sobecki. In making the independence determinations, the Board of Directors and the NCG Committee considered all relevant facts and circumstances. In particular, in the case of Messrs. Debbane and Semmelbauer, the Board of Directors and the NCG Committee considered their service as chairman and co-chairman, respectively, of the board of directors of Action Against Hunger, a charitable organization to which the Company made a donation of less than $120,000 in fiscal 2020. The Board of Directors and the NCG Committee concluded that such relationship with Action Against Hunger would not interfere with the exercise of independent judgment by Messrs. Debbane and Semmelbauer in carrying out their respective responsibilities as a director.

Code of Business Conduct and Ethics

We have adopted the Code of Business Conduct and Ethics for our officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, and our employees and directors. Our Code of Business Conduct and Ethics is available on our corporate website at https://corporate.ww.com/Investors/corporate-governance/documents/default.aspx.

In addition to any disclosures required under the Exchange Act, the date and nature of any substantive amendment of our Code of Business Conduct and Ethics or waiver thereof applicable to any of our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K of the Exchange Act, will be disclosed within four business days of the date of such amendment or waiver on our corporate website at https://corporate.ww.com/Investors/corporate-governance/documents/default.aspx and https://corporate.ww.com/Investors/corporate-governance/corporate-actions/, respectively. In the case of a waiver, the name of the person to whom the waiver was granted will also be disclosed on our corporate website within four business days of the date of such waiver.

Executive Sessions of Non-Management and Independent Directors

Non-management directors meet in executive sessions of the Board of Directors in which management directors and other members of management do not participate. These sessions are periodically scheduled for non-management directors at meetings of the Board of Directors. The Chairman of the Board of Directors, Mr. Debbane, presides over the meetings of the non-management directors. In addition, the directors who the Board of Directors affirmatively determined are independent under applicable Nasdaq listing standards and our Corporate Governance Guidelines hold executive sessions at least twice a year. Mr. Kelly presided over these sessions in fiscal 2020.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND DIRECTORS

Set forth below are the names, ages, and current positions with us as of April 6, 2021 of our executive officers and directors. Directors are elected at the annual meeting of shareholders. Executive officers are appointed by, and hold office at, the discretion of the Board of Directors.

Name	Age	Position
Mindy Grossman	63	President and Chief Executive Officer, Director
Amy O’Keefe	50	Chief Financial Officer
Nicholas P. Hotchkin	55	Chief Operating Officer
Michael F. Colosi	55	General Counsel and Secretary
Michael Lysaght	47	Chief Digital Officer
Gail B. Tifford	51	Chief Brand Officer
Raymond Debbane(1)	66	Chairman of the Board of Directors
Steven M. Altschuler, M.D.(1)(2)	67	Director
Julie Bornstein	51	Director
Tracey D. Brown(2)	53	Director
Jennifer Dulski(1)	49	Director
Jonas M. Fajgenbaum	48	Director
Denis F. Kelly(2)	71	Director
Julie Rice(3)	51	Director
Thilo Semmelbauer(3)	55	Director
Christopher J. Sobecki(1)(3)	62	Director
Oprah Winfrey	67	Director

(1)	Member of Compensation Committee.

(2)	Member of Audit Committee.

(3)	Member of NCG Committee.

Mindy Grossman. Ms. Grossman has served as a director and our President and Chief Executive Officer since July 2017. Prior to joining us, she served as Chief Executive Officer of HSN, Inc., an interactive, multichannel retailer of fashion, household and lifestyle products, and a member of its Board of Directors from August 2008 to May 2017. Prior to joining HSN, she served as Chief Executive Officer of IAC Retailing, a business segment of HSN’s former parent company, IAC/InterActiveCorp, a media and Internet company, from April 2006 to August 2008, and Global Vice President of Nike, Inc.’s apparel business from October 2000 to March 2006. Earlier in her career, Ms. Grossman held various other executive positions in the retail industry, including President and CEO of Polo Jeans Company, Vice President of New Business Development at Polo Ralph Lauren Corporation, President of Chaps Ralph Lauren, and Senior Vice President of Menswear for Warnaco, Inc. Ms. Grossman is a director of Fanatics, Inc. and was previously a director of Bloomin’ Brands, Inc. She also serves as Vice Chairman for UNICEF USA.

Amy O’Keefe. Ms. O’Keefe has served as our Chief Financial Officer since October 2020. Prior to joining us, Ms. O’Keefe served as Chief Financial Officer of Drive DeVilbiss Healthcare Limited, a global manufacturer and distributor of medical products, from March 2017 to June 2020. She previously served as Chief Financial Officer of Savant Systems, LLC, a global designer and developer of home automation and control systems, from April 2015 to December 2016, and Chief Financial Officer of D&M Holdings Inc., a global designer and manufacturer of audio products, from January 2011 to July 2014. Prior to that time, Ms. O’Keefe held several corporate finance positions with The Black & Decker Corporation, including as Divisional Chief Financial Officer for certain divisions, and was a certified public accountant for Ernst & Young LLP. Ms. O’Keefe received a B.B.A. in Accounting from Loyola College.

Nicholas P. Hotchkin. Mr. Hotchkin has served as our Chief Operating Officer since October 2020. In addition to serving as our Chief Financial Officer from August 2012 to September 2020, he served as our

Operating Officer, North America from March 2019 to September 2020 and our President, Emerging Markets from March 2018 to September 2020. He also served as a member of our former Interim Office of the Chief Executive Officer from September 2016 to July 2017. Prior to joining us, Mr. Hotchkin had spent several years at Staples, Inc., a global leader in the office supply industry. Most recently, Mr. Hotchkin served as Senior Vice President of Finance for the U.S. Retail division of Staples based in Massachusetts, a position he held from May 2010 to August 2012. Before assuming that position, he had been Senior Vice President of Finance and Treasurer of Staples, a position he held from November 2006 to April 2010. Prior to joining Staples, Mr. Hotchkin held several corporate finance positions with Delphi Corporation and General Motors Corporation including assignments in the United States, Asia and Europe. Mr. Hotchkin received a B.A. in Economics from Harvard College and an M.B.A. from the Harvard Business School.

Michael F. Colosi. Mr. Colosi has served as our General Counsel and Secretary since May 2014. Prior to joining us, Mr. Colosi most recently served as Senior Vice President, General Counsel and Corporate Secretary of Kenneth Cole Productions, Inc. (KCP), a multi-brand retail, wholesale and licensing company, from March 2007 to February 2014. His service as General Counsel and Secretary of KCP commenced in July 2000 and July 2004, respectively. He also served as Corporate Vice President of KCP from July 2000 to February 2007. Prior to joining KCP, Mr. Colosi was Associate General Counsel and Assistant Secretary for The Warnaco Group, Inc., an international apparel company, from 1996 to 2000. Mr. Colosi received a B.A. in Economics and English from Cornell University and a J.D. from The University of Michigan Law School.

Michael Lysaght. Mr. Lysaght has served as our Chief Digital Officer since August 2019. He previously served as our Chief Technology Officer from September 2016 to July 2019, our Senior Vice President of Digital Product Engineering from September 2014 to September 2016 and as Interim Chief Technology Officer from April 2016 to September 2016. Prior to joining us, Mr. Lysaght worked at SecondMarket, Inc. (now Nasdaq Private Market), a platform providing liquidity solutions for private companies, from March 2009 to September 2014, where he most recently held the role of Vice President of Engineering/Head of Technology. He previously was an Independent Consultant working for a variety of startups, telecommunication companies and financial institutions. Mr. Lysaght has a B. Sc. in Computer Science from University College Cork, Ireland.

Gail B. Tifford. Ms. Tifford has served as our Chief Brand Officer since March 2018. Prior to joining us, Ms. Tifford most recently served as Vice President of Media North America and Global Digital Innovation for Unilever PLC, a consumer goods company, from June 2016 to February 2018. Prior to that she served as Unilever’s Vice President, Media and Digital Engagement from February 2015 to June 2016 and Senior Director of Media, North America from May 2011 to February 2015. From October 2009 to May 2011, Ms. Tifford was Vice President, Strategic Partnerships at MTV Networks, a cable and satellite television channel owned by Viacom Media Networks. Prior to that, she began her brand and marketing career at Unilever. Ms. Tifford received a B.A. in Psychology from Tufts University and a J.D. from Brooklyn Law School. She is a director of Fossil Group, Inc.

Raymond Debbane. Mr. Debbane has been the Chairman of our Board of Directors since our acquisition by Artal Luxembourg in September 1999. Mr. Debbane is a co-founder and the Chief Executive Officer of The Invus Group, LLC. Prior to forming The Invus Group, LLC in 1985, Mr. Debbane was a manager and consultant for The Boston Consulting Group in Paris, France. He holds an M.B.A. from Stanford Graduate School of Business, an M.S. in Food Science and Technology from the University of California, Davis and a B.S. in Agricultural Sciences and Agricultural Engineering from American University of Beirut. Mr. Debbane is the Chairman of the Board of Directors of Lexicon Pharmaceuticals, Inc. He is also the Chief Executive Officer and a director of Artal Group S.A., and the Chairman of the Board of Directors of a number of private companies of which Artal or Invus, L.P. are shareholders. Mr. Debbane was previously a director of Blue Buffalo Pet Products, Inc.

Steven M. Altschuler, M.D. Dr. Altschuler has been a director since September 2012. Since May 2018, Dr. Altschuler has served as a Managing Director, Healthcare Ventures, of Ziff Capital Partners, a private investment firm. He previously served as a consultant to the University of Miami Health Care System from September 2017 through December 2017, the Chief Executive Officer of University of Miami Health Care System and Executive Vice President for Healthcare at the University of Miami from January 2016 to September 2017, and the Chief Executive Officer of The Children’s Hospital of Philadelphia (CHOP) from April 2000 until June 2015. Prior to assuming the role of Chief Executive Officer, Dr. Altschuler held several positions at CHOP and the Perelman School of Medicine at the University of Pennsylvania, including Physician-in-Chief/Chair of Pediatrics and chief of the Division of Gastroenterology, Hepatology and Nutrition. Dr. Altschuler received a B.A. in mathematics and an M.D. from Case Western Reserve University. Dr. Altschuler is Chairman of the Board of Directors of 89bio, Inc. and a director of Orchard Therapeutics plc. He previously served as Chair of the Board of Directors of Spark Therapeutics, Inc. and a director of Adtalem Global Education Inc.

Julie Bornstein. Ms. Bornstein has been a director since February 2019. Since February 2018, Ms. Bornstein has served as Chief Executive Officer of The Yes Platform, Inc., an AI-powered online shopping platform she co-founded. From March 2015 to September 2017, Ms. Bornstein served as Chief Operating Officer at Stitch Fix, Inc., an online styling services company. Prior to that, Ms. Bornstein served as Chief Digital Officer at Sephora, a cosmetic retail company and subsidiary of LVMH Moët Hennessy Louis Vuitton SE, from August 2007 to March 2015. Ms. Bornstein received a B.A. in Government from Harvard College and an M.B.A. from Harvard Business School. Ms. Bornstein is a director of Redfin Corporation.

Tracey D. Brown. Ms. Brown has been a director since February 2019. Since June 2018, Ms. Brown has served as Chief Executive Officer of the American Diabetes Association, the largest voluntary health organization in the United States. Previously, Ms. Brown was with Sam’s Club, a membership retail warehouse club and division of Walmart Inc., where she served as Senior Vice President of Operations and Chief Experience Officer from February 2017 to June 2018, Chief Member and Marketing Officer from January 2015 to February 2017, and Vice President from October 2014 to January 2015. Prior to joining Sam’s Club, Ms. Brown held various roles at RAPP Dallas (a part of the Omnicom Group), Direct Impact, Advanced Micro Devices, Peppers & Rogers Group, Dell, American Express, Exxon and Procter & Gamble. Ms. Brown earned a Bachelor of Chemical Engineering from the University of Delaware and an M.B.A. from Columbia Business School. Ms. Brown is a director of YETI Holdings, Inc.

Jennifer Dulski. Ms. Dulski has been a director since February 2020. In April 2020, Ms. Dulski founded and began serving as Chief Executive Officer of Rising Team, a SaaS company that provides manager training and tools for leadership development. She previously served as Head of Groups & Community for Facebook, Inc., a social networking service, from September 2017 to May 2019 and as President & Chief Operating Officer of Change.org, a social change platform, from January 2013 to June 2017. Until January 2013, Ms. Dulski served as Global Head of Product Management, Shopping & Product Ads at Google Inc., which she joined in 2011 when it acquired The Dealmap, a company she co-founded and for which she served as Chief Executive Officer from 2007 until its acquisition. Prior to that, Ms. Dulski served in multiple roles at Yahoo! Inc. from 1999 until 2007. Ms. Dulski received a B.A. in Psychology and an M.B.A. from Cornell University. Ms. Dulski is a director of Social Capital Hedosophia Holdings Corp. V. She was previously a director of TEGNA Inc.

Jonas M. Fajgenbaum. Mr. Fajgenbaum has been a director since our acquisition by Artal Luxembourg in September 1999. Mr. Fajgenbaum is a Managing Director of The Invus Group, LLC, which he joined in 1996. Prior to joining The Invus Group, LLC, Mr. Fajgenbaum was a consultant for McKinsey & Company in New York from 1994 to 1996. He graduated with a B.S. in Economics with a concentration in Finance from The Wharton School of the University of Pennsylvania and a B.A. in Economics from the University of Pennsylvania. Mr. Fajgenbaum is a director of a number of private companies of which Artal or Invus, L.P. are shareholders.

Denis F. Kelly. Mr. Kelly has been a director since May 2015. Mr. Kelly is affiliated with, and has served as a Managing Partner of, Scura Partners Securities LLC, a private investment banking firm which he co-founded, since 2001. In addition, Mr. Kelly is a Hearing Officer for National Arbitration and Mediation (NAM), one of the leading dispute resolution institutions in the United States. From 1993 to 2001, he was a

Managing Director of Prudential Securities Incorporated. Previously, he served as the President and Chief Executive Officer of Denbrook Capital Corporation, a merchant banking firm, from 1991 to 1993. From 1980 to 1991, Mr. Kelly held various positions at Merrill Lynch, including Managing Director of Mergers and Acquisitions and Managing Director of Merchant Banking. Mr. Kelly began his investment banking career at Lehman Brothers in 1974. Mr. Kelly received a B.A. from Amherst College and an M.B.A. from the Wharton School of Business of the University of Pennsylvania. He was previously a director of MSC Industrial Direct Co., Inc.

Julie Rice. Ms. Rice has been a director since August 2018. Since June 2016, she has served as the Co-Founder of LifeShop LLC, an advising and investing company. From November 2017 to March 2019, Ms. Rice served as a Partner at WeWork, a shared workspace company. After co-founding SoulCycle Inc., a fitness company, in 2006, Ms. Rice served as Co-Chief Executive Officer from 2006 to 2015, Chief Talent and Creative Officer from 2015 to 2016 and a member of the board of directors from 2010 to 2018. Previously, Ms. Rice was a Talent Manager at Handprint Entertainment from 1997 to 2004. Ms. Rice received a B.A. in English and Theater from the State University of New York at Binghamton.

Thilo Semmelbauer. Mr. Semmelbauer has been a director since September 2016. He served as a member of our former Interim Office of the Chief Executive Officer from September 2016 to July 2017. Since May 2019, Mr. Semmelbauer has served as Managing Director of Insight Partners, a global private equity and venture capital firm, where he previously served as a Senior Advisor from 2017 to 2019 and a Venture Partner from 2015 to 2017. From 2010 to 2015, he served as President and Chief Operating Officer of Shutterstock, Inc., a global marketplace for licensing images, videos, and music to businesses worldwide. From 2009 to 2010, he served as Executive Vice President, Consumer Business, of TheLadders.com, a career management company. Mr. Semmelbauer was also Weight Watchers International, Inc.’s Global Chief Operating Officer from 2006 to 2008 and Chief Operating Officer for North America from 2004 to 2006, after serving as President and Chief Operating Officer of WeightWatchers.com from 2000 to 2004 where he was part of the founding team. He holds an A.B. in Electrical Engineering and Computer Science from Dartmouth College and a dual M.S. in Management and Electrical Engineering from the Massachusetts Institute of Technology.

Christopher J. Sobecki. Mr. Sobecki has been a director since our acquisition by Artal Luxembourg in September 1999. He served as a member of our former Interim Office of the Chief Executive Officer from September 2016 to July 2017. Mr. Sobecki is a Managing Director of The Invus Group, LLC, which he joined in 1989. He received an M.B.A. from the Harvard Business School. He also obtained a B.S. in Industrial Engineering from Purdue University. Mr. Sobecki is a director of Lexicon Pharmaceuticals, Inc. and a number of private companies of which Artal or Invus, L.P. are shareholders.

Oprah Winfrey. Ms. Winfrey has been a director since October 2015. Since January 2009, Ms. Winfrey has served as the Chairman of her cable network, OWN: Oprah Winfrey Network, taking on the role of Chief Executive Officer in July 2011. Previously, she founded Harpo, Inc. in 1986, under which she has launched numerous media and entertainment businesses, including O, The Oprah Magazine and Harpo Films, in addition to producing the award-winning talk show ‘The Oprah Winfrey Show’ for 25 years. Ms. Winfrey is a global media leader, philanthropist, producer and actress. She also has been serving as a member of the Smithsonian’s advisory council since 2004.

Director Qualifications and Diversity

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors and NCG Committee focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth immediately above. In particular, the Board of Directors and NCG Committee considered:

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Mr. Debbane’s experience as a management consultant and private equity investor and his extensive knowledge and understanding of international corporate strategy, brand management, complex financial matters, and numerous and varied global industries.

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Dr. Altschuler’s experience as a senior executive and physician for a leading healthcare organization and his extensive knowledge and understanding of the healthcare industry, general management and business operations, complex regulatory matters, and financial management and accounting.

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Ms. Bornstein’s experience as a senior executive specializing in digital products and marketing technology for leading online services companies and her extensive knowledge and understanding of consumer loyalty programs, e-commerce and financial management and accounting.

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Ms. Brown’s experience as the chief executive officer of the American Diabetes Association, the largest voluntary health organization in the United States and a global authority on diabetes, and her extensive knowledge and understanding of consumer behavior, including membership strategy and experiences, subscription offerings and financial management and accounting.

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Ms. Dulski’s experience as an executive in several industry-leading digital and technology companies as well as successful startups and her extensive knowledge and understanding of how to drive innovation across digital brands and platforms and scale organizations to achieve growth.

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Mr. Fajgenbaum’s experience as a management consultant and private equity investor and his extensive knowledge and understanding of consumer marketing and brand management, business development and licensing, international business and general management, and corporate strategy.

•

Ms. Grossman’s experience in building and transforming consumer brands and her expertise in strategy, marketing and business development, as well as her position as President and Chief Executive Officer of the Company having responsibility for the day-to-day oversight of the Company’s business operations.

•

Mr. Kelly’s experience in investment banking and strategic transactions and his extensive knowledge and understanding of corporate finance and accounting, business development and international corporate strategy.

•

Ms. Rice’s experience as an entrepreneur building communities and talent networks and developing new retail experiences and her extensive knowledge and understanding of brand communities, the fitness industry and consumer environments.

•

Mr. Semmelbauer’s experience with Internet and technology companies for over 25 years, including as part of the founding team of WeightWatchers.com, and his extensive knowledge and understanding of digital product development, e-commerce, technology and general management processes and operations.

•

Mr. Sobecki’s experience as a private equity investor and his extensive knowledge and understanding of global corporate strategy, corporate finance and accounting, capital market investment and operations, and general management processes and operations.

•

Ms. Winfrey’s experience as a global media leader, entrepreneur, motivational speaker and senior executive in varied media companies and her extensive knowledge and understanding of global brand management, marketing strategy, organizing at the local and global level, and general management processes and operations.

In addition, with regard to each of Messrs. Debbane, Fajgenbaum and Sobecki, the Board of Directors and NCG Committee also considered their respective positions with The Invus Group, LLC, the exclusive investment advisor to Artal.

The Board of Directors seeks to maintain a mix of members that represents a diversity of background and experience in order to promote the representation of diverse views on the Board of Directors. Six of the twelve current members of the Board of Directors are women and two of the twelve current members are African American.

Arrangements and Understandings

As previously disclosed, the Winfrey Purchase Agreement (as defined hereafter) that the Company entered into with Ms. Winfrey on October 18, 2015 initially provided Ms. Winfrey with the right to be nominated as a director of the Company for so long as she and certain permitted transferees own at least 3% of the Company’s issued and outstanding Common Stock. On December 15, 2019, the Company entered into an amendment to the Winfrey Purchase Agreement with Ms. Winfrey, which provides Ms. Winfrey with the right to be nominated as a director of the Company through and until January 1, 2023. On that same date, the Company entered into the previously disclosed Strategic Collaboration Amendment (as defined hereafter) with Ms. Winfrey, pursuant to which, among other things, the initial term of five years was extended until April 17, 2023 (with no additional successive renewal terms) after which a second term will commence and continue through the earlier of the date of the Company’s 2025 annual meeting of shareholders or May 31, 2025. Throughout such second term, except as otherwise prohibited by applicable law, the Company will cause Ms. Winfrey to be nominated as a director of the Company. These amendments became operative on May 6, 2020 when the Company’s shareholders approved the Winfrey Amendment Option Agreement (as defined below). Additionally, pursuant to the Corporate Agreement the Company entered into with Artal in November 2001, which was amended in July 2005, the Company agreed that so long as Artal beneficially owns 10% or more of its then outstanding voting stock, Artal has the right to nominate a number of directors approximately equal to that percentage multiplied by the number of directors on the Board of Directors. This right to nominate directors does not restrict Artal from nominating a greater number of directors. See “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons” for further information on these arrangements.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Audit fees for fiscal 2020 and fiscal 2019 were for professional services rendered by PricewaterhouseCoopers in connection with its (i) integrated audits of our consolidated financial statements and internal control over financial reporting as of and for fiscal 2020 and fiscal 2019, including statutory audits of the financial statements of our subsidiaries, (ii) reviews of our unaudited consolidated interim financial statements as of and for each of the quarterly interim periods within fiscal 2020 and fiscal 2019 and (iii) reviews of documents filed with the SEC.

Audit-Related Fees

Audit-related fees were for assurance and related services rendered by PricewaterhouseCoopers that were reasonably related to the performance of the audit or the review of our financial statements and not included in audit fees. Such fees for fiscal 2020 and fiscal 2019 were related to the issuance of various special reports.

Tax Fees

Tax fees for fiscal 2020 and fiscal 2019 were for services rendered by PricewaterhouseCoopers primarily related to tax compliance, tax consulting and various special projects (including advice on tax examinations).

All Other Fees

All other fees for fiscal 2020 and fiscal 2019 were for services rendered by PricewaterhouseCoopers primarily related to assistance with statutory account filings and other miscellaneous professional services. All other fees for fiscal 2019 also included services rendered by PricewaterhouseCoopers related to a cybersecurity risk assessment.

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy for Audit and Non-Audit Services provides for pre-approval of audit, audit-related, tax and other services specifically described in appendices to the policy. Such services are pre-approved up to a specified fee limit and for a term of 12 months from the date of pre-approval, unless the Audit Committee provides for a different period. All other permitted services, as well as proposed services exceeding the pre-approved fee limit, must be separately pre-approved by the Audit Committee. Requests for services that require the specific approval by the Audit Committee must be submitted to the Audit Committee by both our independent registered public accounting firm and our Chief Financial Officer and/or SVP Corporate Controller, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee delegated specific pre-approval authority to its chairperson, provided that the estimated fee for any such proposed pre-approved service does not exceed $100,000 in the aggregate. Pursuant to this delegation, the chairperson must report any pre-approval decision to the Audit Committee at its next scheduled meeting.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered to us by PricewaterhouseCoopers for fiscal 2020 and fiscal 2019:

	Fiscal 2020	Fiscal 2019
Audit Fees	$3,225,745	$2,890,800
Audit-Related Fees	3,166	2,906
Tax Fees	320,985	223,254
All Other Fees	15,090	99,021

Total Fees	$3,564,986	$3,215,981

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors with respect to the Company’s audited financial statements for fiscal 2020.

The Audit Committee is governed by the Audit Committee Charter adopted by the Company’s Board of Directors. Our Board of Directors has determined that each current member of the Audit Committee, Denis F. Kelly, Steven M. Altschuler and Tracey D. Brown, is an “independent” director based on Rule 10A-3 of the Exchange Act, the listing standards of Nasdaq, and our Corporate Governance Guidelines, and that Mr. Kelly is an “audit committee financial expert” as defined by SEC rules.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee has met, reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers, the Company’s independent registered public accounting firm for fiscal 2020, regarding the fair and complete presentation of the Company’s financial position and results of operations in accordance with accounting principles generally accepted in the United States of America and regulations of the SEC. The Audit Committee also has held discussions with management and PricewaterhouseCoopers regarding the effectiveness of the Company’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. PricewaterhouseCoopers is responsible for expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has also discussed with PricewaterhouseCoopers the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that PricewaterhouseCoopers is independent from the Company and its management. The Audit Committee has pre-approved all fiscal 2020 audit and permissible non-audit services and the fees associated with those services. Further, the Audit Committee has discussed with PricewaterhouseCoopers the overall scope and plans for the audit.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2020.

The Audit Committee has selected PricewaterhouseCoopers as the Company’s independent registered public accounting firm for fiscal 2021, and the Board of Directors has approved submitting such selection to the shareholders for ratification.

This report is being provided by the following independent directors who constituted the Audit Committee as of March 3, 2021, the date of the approval of this report by the Audit Committee.

Respectfully submitted,

Audit Committee

Denis F. Kelly, Chair

Steven M. Altschuler

Tracey D. Brown

COMPENSATION COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be incorporated by reference in the Company’s Annual Report on Form 10-K for fiscal 2020 and included in this Proxy Statement.

Respectfully submitted,

Compensation and Benefits Committee

Raymond Debbane, Chair

Steven M. Altschuler

Jennifer Dulski

Christopher J. Sobecki

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our executive compensation program with respect to fiscal 2020 and the amounts in the compensation tables that follow.

Named Executive Officer	Title
Mindy Grossman	President and Chief Executive Officer
Amy O’Keefe(1)	Chief Financial Officer
Nicholas P. Hotchkin(2)	Chief Operating Officer
Michael F. Colosi	General Counsel and Secretary
Gail B. Tifford	Chief Brand Officer
Corinne Pollier (-Bousquet)(3)	Former President, International

(1)	Ms. O’Keefe was appointed effective October 1, 2020.
(2)	Mr. Hotchkin was promoted to Chief Operating Officer effective October 1, 2020 having most recently served as Chief Financial Officer, Operating Officer, North America and President, Emerging Markets.
(3)	Ms. Pollier stepped down as President, International effective October 9, 2020, and left the Company on January 10, 2021.

Executive Summary

Fiscal 2020 Business Performance

WW had a strong start to fiscal 2020 as a result of the successful launch of the myWW program and increased brand awareness from the WW Presents: Oprah’s 2020 Vision tour. This was evidenced in a record number of Q1 fiscal 2020 end of period subscribers of 5.0 million. In addition, Q1 fiscal 2020 revenues were up 10% as compared to the prior year period.

Like most organizations, WW’s strong fiscal 2020 start did not make us immune to the impact of COVID-19. To navigate this rapidly changing and uncertain operating environment, our executive team took quick actions centered around three principles.

Protecting and bolstering our financial flexibility to manage through crisis

Due to the negative impact of COVID-19, and the uncertainty of the magnitude and duration of such impact on the Company’s business and the economies and financial markets in which we operate, our executive team focused on identifying and executing on cost-saving opportunities to protect us financially. These opportunities included the following executive pay actions, which cascaded more broadly through the Company:

•  Temporary reductions in named executive officer salaries, with the CEO voluntarily decreasing her salary to the minimum permissible to ensure benefits continuation and the salary of the other then-serving named executive officers decreasing their base salaries by 25%, from May 31, 2020 to October 4, 2020; and

•  The temporary suspension of the Company’s 401(k) match and executive profit sharing contribution for the period June 2020 through December 2020.

Supporting our members

Decisive action was also taken to provide support, encouragement and community to our members, something that is integral to the WW experience. While there were undoubtedly challenges, we were able to successfully execute the following:

•  Building our first ever virtual workshop experience and moving all in-person workshops to a virtual platform, which involved training thousands of WW Coaches and Guides, and creating local workshop Connect Groups;

•  Enhancing the member experience and engagement through revamped member-facing content, the addition of new value-added digital features and tools, and the November 2020 global launch of myWW+, which offers a more holistic approach to weight loss and wellness through an enriching, interactive and personalized app experience; and

•  Integrating our e-commerce platform into our app and expanding consumer product offerings.

Prioritizing the health and safety of our employees and members—and, in doing so, further strengthening our brand

Our executive team also took quick action to ensure the health and safety of our employees and members in the COVID-19 environment. We closed our corporate offices globally and transitioned to a remote workforce. In addition, initiatives such as Wellness Fridays and flexible work schedules demonstrated our commitment to our employees. This focus on the employee experience, in many ways, helped ensure that, despite the difficulties of the year, we were able to engage, retain and motivate employees to operate with a member-first mindset.

In addition to the COVID-related challenges, the significant social unrest, particularly in the United States, made it more important than ever for WW to build on our mission of creating healthy habits for everyone, everywhere. We took actions to reinforce our commitment to an equitable, diverse and inclusive work environment for our employees, and our commitment to diversity and inclusion for our members, our community and society more broadly. These actions included donating to non-profit organizations dedicated to positively influencing Black lives; spotlighting Black-owned businesses on the WW Shop; hiring a head of Inclusive Leadership; forming a Black Wellness Council to tackle health disparities; creating employee affinity groups and a Black employee development program; and promoting diversity hiring throughout the WW ecosystem.

Through our actions, we were able to deliver year-over-year end of period subscriber growth in each quarter of fiscal 2020, ending the year with 4.4 million end of period subscribers, up 4.2% compared to the prior year end. In addition, at fiscal 2020 year end, Digital end of period subscribers were up 24.0% versus the prior year end. However, the pressures of COVID-19 drove a significant decrease in our Workshops + Digital fiscal 2020 end of period subscribers, which negatively impacted revenues. In fiscal 2021, we continue to make decisions around our executive compensation program that factor in the uncertainties related to the COVID-19 environment.

Fiscal 2020 Pay for Performance

Our executive compensation program is designed to align the pay earned by our named executive officers with the performance delivered and the creation of shareholder value.

•

Annual cash bonuses for fiscal 2020 could be earned based on a combination of the following financial performance goals: one-third based on Q1 fiscal 2020 revenue and two-thirds based on full year fiscal 2020 operating income performance at the WW and/or geographic level, as well as individual performance goals for select named executive officers. The full year fiscal 2020 operating income goals were set by the Compensation Committee before the potential impact of COVID-19 was realized.

Based on fiscal 2020 financial performance, the performance threshold with respect to that portion of the bonus related to operating income was not met. No adjustments were made to the goals or level of payout for the fiscal 2020 cash bonus, and after an assessment of performance for the year, the Compensation Committee approved a WW financial performance score of 29.5% of target. Taking account of geographic and individual performance where relevant, annual bonus percentage payouts ranged from 29.5% to 57.1% of target for the named executive officers.

•

The performance-vesting criteria for fiscal 2018 PSU awards would have been satisfied upon the achievement of certain adjusted operating income goals for fiscal 2020. No adjustments were made to the goals or level of payout for the fiscal 2018 PSUs. The Compensation Committee determined that the threshold fiscal 2020 adjusted operating income performance criteria had not been satisfied and therefore none of the 2018 PSUs will vest.

•	Given the momentum in Digital subscriptions as we moved through fiscal 2020, we were able to take the following actions:

•	Reinstating salaries effective October 4, 2020; and

•	Accelerating the payment of the portion of the fiscal 2020 annual, performance-based cash bonus earned based on Q1 2020 revenue to Q4 2020.

Executive Leadership Changes

Fiscal 2020 also saw changes within our executive officer team. With respect to our named executive officers:

•

Amy O’Keefe was appointed Chief Financial Officer, effective October 1, 2020. Ms. O’Keefe was appointed with an initial base salary of $530,000, an annual bonus target percentage of 65% of salary and a target annual long-term equity percentage of 130% of salary. The Compensation Committee also approved a one-time cash sign-on bonus of $200,000, repayable if she voluntarily resigns or is terminated for cause within her first year of employment, and an off-cycle equity grant of 130% of salary, mirroring the equity mix of annual awards granted to other named executive officers in fiscal 2020.

•

Nicholas P. Hotchkin was promoted to the role of Chief Operating Officer, effective October 1, 2020. In connection with his promotion, Mr. Hotchkin received a salary increase of 2.6% to $700,000. In addition, his annual bonus target percentage increased to 100% of salary (pro-rated for his 2020 annual cash bonus). His target percentage for his annual long-term equity award increased to 200% of salary starting with his 2021 annual equity award.

•

Corinne Pollier ceased serving as President, International effective October 9, 2020 and left WW effective January 10, 2021. In connection with Ms. Pollier’s departure, the Compensation Committee approved a separation arrangement. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officer” for additional details regarding Ms. Pollier’s separation arrangement.

Executive Compensation at a Glance

To be successful, we need to attract, motivate and retain exceptional talent critical to our near- and long-term success, and align their compensation with measures that reflect strategic and financial performance and shareholder value creation. The table below summarizes the key features of our executive compensation program in operation in fiscal 2020. For additional details on these features, see “—Executive Compensation Framework and 2020 Compensation Decisions”.

Component	Target Compensation Mix[1]				COVID-19 Response
	CEO	Other NEOs[2]	Description

Base Salary Attract and retain exceptional talent critical to our success

•  Reflects job responsibilities and performance

•  Determined based on subjective evaluation of factors, including position, level, scope of responsibility, prior experience and accomplishments, and contextual market data on salaries and inflation

Temporary reductions in base salary starting at 25%

Annual, Performance-Based Cash Bonus Drive and reward the achievement of our annual business objectives and individual performance

•  Target value determined based on role, ranging from 60% to 150% of salary

•  Maximum payouts capped

•  Performance assessment based on quantifiable WW financial performance for CEO, CFO and COO, and a combination of financial and individual performance for other NEOs

Acceleration of payment of the portion of the annual cash bonus contingent on Q1 revenue to Q4 for all participants, including the NEOs

			CEO, CFO, COO	• WW revenue in Q1 (33%) • WW full year operating income (67%)

			Other NEOs	• WW and/or geographic revenue in Q1 (25%) • WW and/or geographic full year operating income (50%)

Component	Target Compensation Mix[1]			COVID-19 Response
	CEO	Other NEOs[2]	Description
• Individual performance (25%)

Long-Term Incentives Align executive compensation with our long-term goals and creation of shareholder value

•  Variable equity compensation granted in the form of stock options and RSUs

•  Target value determined based on role, ranging from 125% to 400% of salary

•  Grants of RSUs vest in six equal installments over three and a half years given cyclical stock price volatility

•  Grants of stock options cliff vest on the third anniversary of the grant date

Pivoted to time-vesting stock options and RSUs in 2020 to maintain a performance orientation while recognizing the difficulties of setting performance goals in the current environment

Benefits and Perquisites Enable financial and physical wellness, increase tenure and facilitate performance

•  Welfare and other indirect benefits generally align with programs offered to other salaried WW employees, including health care coverage, life and disability insurance protection, reimbursement for educational expenses, wellness allowance and access to group insurance coverage

•  Retirement benefits including 401(k) (or local equivalent) aligned with offerings for other salaried employees and participation in a non-qualified executive profit-sharing plan

•  Market competitive perquisites, including car or commuting allowance

Temporary suspension of 401(k) match and executive profit sharing contribution

1.	Based on 2020 target compensation, which comprises unreduced annual base salary, target bonus and the accounting value of equity awards.
2.	NEO stands for “named executive officer”. Represents the average of target compensation for all NEOs excluding Ms. Pollier.

Summary of Fiscal 2020 CEO Compensation

The majority of our Chief Executive Officer compensation is at-risk and based on the financial and stock price performance of WW. The table below summarizes target compensation for Ms. Grossman as approved by the Compensation Committee, along with her actual annual incentive compensation earned in respect of fiscal 2020 performance. For additional details on Ms. Grossman’s 2020 compensation, please refer to the specific sections in this discussion and analysis and the tables that follow. Highlights of Ms. Grossman’s 2020 compensation included:

•	No increase in base salary or target incentives since appointment in 2017;

•	A voluntary reduction in base salary to the minimum permissible for benefits continuation from June to October;

•	A target annual incentive cash bonus of 150% of base salary, which was earned at 29.5% of target; and

•	A target annual equity award of $4,800,000, delivered in stock options (33%) which vest three years from the date of grant and RSUs (67%) which vest over three years in six equal tranches.

Annual Base Salary	Actual Base Salary	Target Annual Incentive Cash Bonus	Actual Annual Incentive Cash Bonus	Target Equity Value (1)	Target Total Compensation(2)	Actual Total Compensation(3)
$1,200,000	$832,384	$1,800,000	$530,469	$4,800,000	$7,800,000	$6,162,853

(1)

Reflects the target equity value approved by the Compensation Committee; differs from the grant date fair value included in the Summary Compensation Table. Equity awarded in the form of stock options and RSUs.

(2)	Annual base salary plus target annual incentive cash bonus plus target equity value.
(3)	Actual base salary (reflecting temporary COVID-19 reduction), actual annual incentive cash bonus plus target equity value.

The balance of the Compensation Discussion and Analysis has three sections. In the first section, we discuss our approach to executive compensation, including our philosophy, objectives and general principles as they relate to the named executive officers. In the second section, we discuss specific practices as they relate to compensation governance, including the roles of different parties in the decision-making process, how compensation is set and goal-setting. In the third section we provide details on the four elements of our executive compensation program and details regarding the decisions made for the named executive officers with respect to fiscal 2020.

Executive Compensation Approach

Our Philosophy, Objectives and Principles

The Company’s executive compensation philosophy is to attract, motivate and retain exceptionally talented executives who are passionate about the Company’s mission to inspire people to adopt healthy habits for real life and to deliver wellness for all. Recognizing this, our executive compensation program is designed to achieve the following key objectives:

•

Attract, Motivate and Retain Exceptional Talent. Ensure that executive compensation serves to attract, motivate and retain exceptionally talented executives critical to our near- and long-term success.

•

Pay for Performance. Align executive compensation with performance measures that ensure a strong connection between executive compensation and both (i) Company and individual performance on near- and long-term strategic and financial goals and (ii) creation of shareholder value.

The following principles guide us in developing our executive compensation program and setting total compensation levels for executives:

•	Compensation levels should be closely tied to the performance and success of the Company as well as the executive’s contribution to the Company’s performance and success.

•	Compensation programs should offer an opportunity for greater compensation for exceptional and superior performance, balanced by the risk of lower compensation when performance is less successful.

•	While incentivizing strong Company performance and success, compensation programs should not encourage excessive risk taking.

•

The mix and level of compensation for an executive should reflect the importance of the executive to the Company, competition for that executive’s talent, and relative levels of compensation for other executives at the Company.

Compensation Governance and Best Practices

What We Do:	What We Don’t Do:

✓  Pay for performance

✓  Align performance objectives with our strategy

✓  Deliver majority of executive compensation in the form of at-risk and/or performance-based pay

✓  Engage with our shareholders on matters including executive compensation and governance

✓  Cap payout opportunities for incentive compensation

✓  Confer with an independent compensation consultant

× Discounting, reloading or repricing of stock options or stock appreciation rights × Hedging and pledging of WW stock × Compensation metrics, goals or plans that encourage excessive risk

Elements of Executive Compensation

The Company’s executive compensation program comprises four core components:

•	Base salary;

•	Annual incentive cash bonuses reflecting performance during the year;

•	Long-term equity-based compensation intended to align named executive officers’ interests with those of shareholders, reflecting multi-year financial, operational and/or stock price performance; and

•	Benefits and perquisites, including participation in retirement and deferred compensation plans.

These elements combine to promote the Company’s compensation philosophy and achieve the Company’s compensation objectives. Base salary, retirement and deferred compensation plans, change of control and other termination payments and benefits, and perquisites and other benefits provide a basic level of compensation that helps attract, motivate and retain exceptionally talented executives. Increases in base salary and annual, performance-based cash bonuses reward achievement of annual goals and progress towards multi-year goals important to the Company’s near- and long-term financial and strategic success. Equity-based incentive compensation aligns an executive’s compensation directly with the creation of shareholder value by rewarding performance and the achievement of both long- and short-term goals important to the Company’s strategic objectives and serves as a form of compensation to attract, motivate, and help retain the executive over time.

For senior executives, including the named executive officers, the Company believes that variable compensation such as equity-based and performance-based compensation should be a higher percentage of total compensation than for less senior executives. We feel that this type of compensation relates most directly to the achievement of business, strategic and financial objectives and goals and to building shareholder value, and the performance of senior executives has a strong and direct impact on achieving these objectives and goals and building shareholder value.

In making decisions with respect to any element of an executive’s compensation, the Company considers the total current compensation that may be awarded to the executive, including base salary, annual, performance-based cash bonus, and long-term equity incentive compensation. The Company’s goal is to award compensation that is reasonable in relation to the Company’s compensation philosophy and objectives when all elements of potential compensation are considered.

Compensation Governance

Roles and Responsibilities

Role of the Compensation Committee

The Compensation Committee has four independent non-employee directors as its members and is responsible for determining the compensation for each of the named executive officers. For a discussion of the principal responsibilities and duties of the Compensation Committee, see “Corporate Governance—Committees of the Board of Directors—Compensation Committee”. In particular, from time to time during the fiscal year, the Compensation Committee reviews the base salary, cash bonuses, equity-based incentive compensation and other material benefits, direct and indirect, of the named executive officers.

When determining the appropriate level and mix of compensation, the Compensation Committee gives consideration to factors including the named executive officer’s impact on the Company’s results, scope of responsibility, past accomplishments and prior experience, data on prevailing compensation levels and performance evaluations from the Chief Executive Officer on roles other than her own. For each named executive officer, the Compensation Committee determines each component of compensation based on its assessment of the executive’s achievement of his or her individual performance goals and objectives, as applicable, as well as the Company’s overall achievement of its goals and objectives.

Role of Management

The Chief Executive Officer does not participate in the Compensation Committee’s deliberations or decisions regarding her own compensation. At the Committee’s request, the Chief Executive Officer reviews the performance of the other named executive officers. The Committee gives considerable weight to these evaluations because of the Chief Executive Officer’s direct knowledge of each executive’s performance, responsibilities and contributions. Typically, no other senior executive, except the Company’s principal human resources executive, has any regular input into executive compensation decisions.

Role of the Independent Consultant

The Compensation Committee has retained FW Cook to serve as its independent compensation consultant. At the request of the Committee, FW Cook provides independent advice on proposals from management and insight into broader market practices and compensation trends for context, and has a consultant attend Compensation Committee meetings. FW Cook is engaged directly by the Compensation Committee, although its consultants may interact with management to enable the effective discharge of their duties.

The Compensation Committee reviewed the independence status of FW Cook, and determined that the work provided by FW Cook did not raise any conflicts of interest. The Compensation Committee has sole authority to hire compensation consultants, determine the nature and scope of and the compensation for their services, evaluate their performance, and terminate their services. Compensation consultants do not determine the amount or form of executive and director compensation; their role is limited to providing data and advice to the Compensation Committee for its consideration and attending Compensation Committee meetings as requested. The Compensation Committee may consider these inputs, observations and advice from compensation consultants as one factor in making decisions with respect to compensation matters along with information and analyses it receives from management and its own judgment and experience.

Role of our Shareholders

The Compensation Committee considers the results of the advisory, non-binding “say-on-pay” votes in connection with the discharge of its responsibilities. At our 2020 Annual Meeting of Shareholders, a substantial majority of votes were cast in favor of say-on-pay, demonstrating widespread support for the compensation of our named executive officers described in our 2020 proxy statement. Following the Compensation Committee’s review and consideration of this shareholder support, the Compensation Committee determined to make no changes to its approach to executive compensation except as discussed further in this “Compensation Discussion and Analysis”.

In addition, the Company’s Vice President, Investor Relations and its General Counsel and Secretary engage in discussions with certain institutional investors. The topics discussed, include, among other things, our compensation philosophy, pay for performance, the institutional investors’ overall views regarding prudent corporate governance, including board and executive team composition, executive compensation and governance structure. The feedback collected is reported back to the Compensation Committee to inform discussions on executive compensation. We understand the importance of shareholder outreach and expect to continue the dialogue with our major shareholders in fiscal 2021.

Competitive Considerations

The Company is a global organization that operates and recruits across diverse markets and types of business lines. Given the mix of business in which the Company is engaged, the Company believes that strict benchmarking against a select group of companies does not provide a meaningful basis for establishing compensation. Therefore, the Company does not maintain a specific list of compensation peers or a target percentile in determining compensation for senior executives, including named executive officers. However, the Company and the Compensation Committee periodically review information regarding compensation trends and levels from a variety of sources in order to obtain a general understanding of current compensation practices. These sources vary depending on the position as well as geography, and typically cover broad public company indexes.

Compensation decisions are made in this context, with reference to the characteristics of each executive’s specific role, responsibilities, qualifications and experience. In particular, the determination of base salary, target annual bonus percentage, and target long-term equity incentive compensation value are based on the Compensation Committee’s subjective evaluation of a variety of factors, including the executive’s position, level and scope of responsibility, prior experience and past accomplishments, as well as the individual’s strengths, performance, development and expected future performance. More broadly the Compensation Committee considers compensation increases in the context of the Company’s overall financial performance, general economic factors, and internal pay equity.

Policy Regarding Executive Common Stock Ownership

The Company has no formal policy regarding Common Stock ownership or retention by the Company’s senior executives, including the named executive officers. However, the Company encourages senior executives to retain ownership of a portion of the equity-based incentive compensation that they have been awarded. The Company encourages this equity retention so that our senior executives’ interests are more closely aligned with the interests of our shareholders.

Policy Regarding Hedging

Pursuant to the Company’s Amended and Restated Securities Trading Policy, all Company employees (including officers) and directors may not engage in any hedging or monetization transactions with respect to

Company securities, including, but not limited to, through the use of financial instruments that are designed to hedge or offset any decrease in the market value of equity securities granted as compensation or held directly or indirectly, such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments. Short-term investment activity in Company securities, such as trading in or writing options, arbitrage trading or “day trading,” is also prohibited. In addition, employees and directors may not take “short” positions in Company securities.

Use of Employment Agreements

Ms. Grossman is employed by the Company pursuant to an employment agreement she entered into with the Company on April 21, 2017 (the “Grossman Employment Agreement”). In accordance with local practice in France, Ms. Pollier was also employed by the Company pursuant to an employment agreement. Apart from continuity agreements, which detail severance and termination provisions, none of the other named executive officers has an employment agreement with the Company.

Executive Compensation Framework and 2020 Compensation Decisions

Base Salary

The objective of base salary is to provide fixed compensation to an executive that reflects his or her job responsibilities and performance. Named executive officers’ base salary levels are reviewed and approved annually by the Compensation Committee. This typically takes place in in the first fiscal quarter as part of the Company’s performance review process as well as upon a hiring, promotion or other change in job responsibilities, taking into account the factors described in the “Competitive Considerations” section above.

In February 2020, the Compensation Committee approved salaries representing increases of 0% to 5% for the named executive officers. Mr. Hotchkin’s salary was reviewed again on his promotion in October 2020 to the role of Chief Operating Officer, with the Compensation Committee approving an increase of 2.6%. In response to the uncertainty presented by COVID-19 and a focus on expense management, the Company implemented temporary salary reductions for senior employees, including the named executive officers. The Compensation Committee approved management’s proposal to reduce the base salaries of the then-serving named executive officers (except Ms. Grossman) by 25% effective from May 31, 2020. Ms. Grossman voluntarily reduced her salary to the minimum permissible to ensure benefits continuation effective from May 31, 2020. The Compensation Committee determined to reinstate the salaries for all impacted named executive officers effective October 4, 2020.

Named Executive Officer	2020 Base Salary	Temporary COVID-19 Reduced Base Salary Percentage(1)
Mindy Grossman	$1,200,000 effective July 5, 2017 on appointment as Chief Executive Officer	99%
Amy O’Keefe	$530,000 effective October 1, 2020 on appointment as Chief Financial Officer	N/A(2)
Nicholas P. Hotchkin	$682,176 effective March 22, 2020, an increase of 5.0% $700,000 effective October 1, 2020 on appointment as Chief Operating Officer, an increase of 2.6%	25%
Michael F. Colosi	$494,964 effective March 22, 2020, an increase of 3.0%	25%
Gail B. Tifford	$615,940 effective March 22, 2020, an increase of 4.0%	25%
Corinne Pollier(-Bousquet)(3)	$455,943 (€412,059) effective March 22, 2020, an increase of 3.0%	25%

(1)	Percentage reduction of base salary during the period May 31, 2020 to October 4, 2020.
(2)	Ms. O’Keefe joined the Company in October 2020 so was not impacted by the temporary reduction in base salary.
(3)

Ms. Pollier ceased serving as President, International effective October 9, 2020, and left the Company on January 10, 2021. Salary set and paid in Euros. Amount shown in euros was converted to U.S. dollars using the average exchange rate applicable to March 2020 (i.e., $1.1065).

Cash Bonuses

Annual, Performance-Based Cash Bonus

The Company’s executive compensation program provides for a variable cash bonus that incentivizes and rewards executives based on the achievement of specific annual Company and individual performance objectives, as applicable. Each named executive officer’s annual target cash bonus, expressed as a percentage of base salary, is reviewed by the Compensation Committee periodically, based on the factors described in the “—Compensation Governance—Competitive Considerations” section above. With respect to fiscal 2020, the level of bonus that could have been earned ranged from 0% to 200% of target depending on performance. Named executive officers’ (other than Mr. Hotchkin’s) target bonus percentage were unchanged for fiscal 2020. The Compensation Committee determined to increase Mr. Hotchkin’s target bonus percentage from 85% to 100% of base salary effective upon his appointment to Chief Operating Officer in October 2020. In connection with her departure from the Company and pursuant to her Separation Agreement (defined hereafter), Ms. Pollier received an aggregate payment satisfying all of the Company’s compensation obligations to her and therefore she did not participate in the Company’s 2020 annual bonus plan like the other named executive officers. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officer” for additional details regarding Ms. Pollier’s separation arrangement.

Determination of Financial Performance Metrics and Goals

The Compensation Committee generally establishes the financial performance goals each year based on the Company’s internal annual operating plan. In fiscal 2020, the Compensation Committee continued to believe that Q1 revenue and full year operating income remained the most appropriate measures of the Company’s financial performance, as it had believed in recent years:

•	First quarter revenue has historically been a leading indicator of our full-year performance, and correlated with our ability to recruit and retain members; and

•	Full year operating income measured our profitability and value created for shareholders.

The Compensation Committee establishes the financial performance goals so that the minimum performance level is reasonably likely to be achieved, while the target financial performance goals are more challenging. For example, the global Q1 fiscal 2020 revenue target assumed significant growth versus the prior year and the threshold requirement. In recent years, the Company has met, exceeded and not achieved the target financial performance goals.

Depending on a named executive officer’s role, performance is measured at the global Company level, or at the global Company level and the specified geographies for which they are accountable. For all named executive officers (other than Ms. Pollier), financial performance was assessed at the global Company level with respect to the 2020 bonus. For the 2020 annual cash bonus plan, the fiscal 2020 Q1 revenue goals were approved in December 2019 and the full-year fiscal 2020 operating income goals were approved in March 2020.

Named Executive Officer	2020 Target Bonus Opportunity (% of Fiscal 2020 Base Salary)	Fiscal 2020 Performance Factors and Weightings
Mindy Grossman	150%	33% Q1 Company Revenue 67% Full Year Company Operating Income
Amy O’Keefe	65%
Nicholas P. Hotchkin(1)	100%
Michael F. Colosi	60%	25% Q1 Company Revenue 50% Full Year Company Operating Income 25% Individual Performance
Gail B. Tifford	60%

Corinne Pollier(-Bousquet)(2)	60%

25% Q1 Company Revenue (12.5% at the global Company level and 12.5% based on all geographies other than North America)

50% Full Year Company Operating Income (25% at the global Company level and 25% based on all geographies other than North America)

25% Individual Performance

(1)	Mr. Hotchkin’s target increased from 85% to 100% effective October 1, 2020. The increase was applied on a pro-rated basis in fiscal 2020.
(2)	All compensation obligations with respect to Ms. Pollier were addressed in her Separation Agreement.

For the 2020 annual cash bonus plan, the Compensation Committee approved the following financial performance goal rating and associated payout scale:

Fiscal 2020 Metric		Threshold	Target	Maximum	Actual
Percentage of Target Q1 Revenues	Goal	96%	100%	104% and greater	99%
	Rating/Pay out(1)	50%	100%	200%	88.5%
Percentage of Target Full Year Operating Income	Goal	90%	100%	110% and greater	< 90%
	Rating/Pay out(1)	33%	100%	200%	0%

(1)

The financial performance goal rating for a percentage of the target achieved for the fiscal year that fell between target percentages set forth above was calculated on a proportional, sliding scale between the target percentages. For example, if the Company had achieved 95% of its target operating income, the associated payout would have been 66.67%.

The Compensation Committee believes that the evaluation of the Company’s financial performance goals is best achieved if the actual fiscal year results are adjusted to exclude certain items while the target objectives remain fixed. As in prior years, for fiscal 2020, the Compensation Committee reserved the ability to adjust the actual results to exclude, if any, the effects of extraordinary, unusual or infrequently occurring events or changes in accounting principles and to exercise discretion with respect to (i) in the case of the Q1 revenue goal, material matters of managerial or accounting judgment, and (ii) in the case of the operating income goal, matters of accounting judgment, allocation and relative financial performance between business units. On assessing whether any adjustments were appropriate for 2020 annual cash bonuses, the Compensation Committee determined the following:

•	No adjustments were applied to either the performance goals or actual results to reflect the negative impact COVID-19 had on our financial performance in fiscal 2020.

•

No adjustments were made to actual results to address the effects of items the Compensation Committee previously reserved for its discretion, including with respect to any extraordinary, unusual or infrequently occurring events, or changes in accounting principles.

The Company’s global fiscal 2020 Q1 revenue goal was equal to $404 million for the 2020 annual cash bonus. The Company’s global full year fiscal 2020 operating income goal was $352 million for the 2020 annual cash bonus. Following the Compensation Committee’s review of the Company’s fiscal 2020 financial performance against the target financial performance goals, the Compensation Committee determined that the Company had not achieved threshold performance against its global full year operating income performance goal. Based on Q1 global revenue performance and full year global operating income performance, the Compensation Committee approved a global financial performance goal rating and associated payout of 29.5% of target for the 2020 annual cash bonus.

Determination of Individual Performance Rating and Individual Performance Percentage Payout

All executives, including named executive officers other than the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, have individual performance goals for each fiscal year. Typically, individual performance goals are set by the executive’s manager and will reflect the Company’s business and strategic plan and objectives, and each executive’s individual responsibilities. The executive’s manager determines after the end of each fiscal year the executive’s individual performance rating and associated payout for the past year based on the executive’s performance against his or her individual performance goals.

An executive can receive an individual performance percentage payout of between 0% and 200% for the portion of his or her annual cash bonus determined by the executive’s individual performance. Achieving the target individual performance goal for all individual performance objectives would yield an individual performance percentage payout of between 80% and 110% as determined in the discretion of the executive’s manager. An executive is only eligible for an annual, performance-based cash bonus if he or she is awarded by his or her manager an individual performance percentage payout of 25% or more, regardless of whether the Company achieves the threshold financial performance goals for the year. For the named executive officers with an individual component in their performance-based cash bonus, the Chief Executive Officer initially determines the individual performance percentage payouts which are reviewed and approved by the Compensation Committee. Individual performance ratings for the applicable named executive officers ranged from 90% to 140% in respect of fiscal 2020.

Payout of Annual, Performance-Based Cash Bonus

In a typical year, the Compensation Committee determines and approves the amount of the annual, performance-based cash bonus to be paid to each eligible named executive officer following the conclusion of the fiscal year with a payout generally occurring in March or April. While there is no provision for the adjustment or recovery of a paid cash bonus if the results in a previous year are subsequently restated or adjusted in a manner that would have originally resulted in a smaller or larger bonus, the annual, performance-based cash bonus is not usually paid until after the completion of the annual audit of the Company’s financial statements by the Company’s independent registered public accounting firm for the applicable fiscal year. As described in the “Executive Summary” section, to recognize the Digital business performance momentum and to acknowledge the six month salary reduction that had impacted certain employees, including the named executive officers, the Compensation Committee approved an acceleration of the 2020 annual cash bonus payment in respect of Q1 fiscal 2020 revenue performance to December 2020, prior to the completion of the fiscal 2020 annual audit. The payouts in respect of individual performance for the eligible named executive officers took place on the normal schedule.

The following table shows the 2020 bonus percentage payout for each of the eligible named executive officers:

Named Executive Officer	Target Bonus Percentage (% of Fiscal 2020 Base Salary)	Weighted Financial Performance Payout (% of Target Bonus)	Overall Percentage Payout (% of Target Bonus)	Actual Performance- Based Cash Bonus(1)
Mindy Grossman	150%	29.5%	29.5%	$530,469
Amy O’Keefe(2)	65%	29.5%	29.5%	$25,520
Nicholas P. Hotchkin(3)	100%	29.5%	29.5%	$183,127
Michael F. Colosi	60%	22.1%	44.6%	$132,527
Gail B. Tifford	60%	22.1%	57.1%	$211,118

(1)

Other than with respect to Mses. Grossman and O’Keefe and Mr. Hotchkin, bonus payouts were determined by a combination of the applicable financial performance percentage payout and individual performance percentage payout.

(2)	Performance-based bonus payout pro-rated to reflect time served during fiscal 2020.
(3)	Performance-based bonus target and payout pro-rated to reflect time served as Chief Financial Officer, Operating Officer, North America and President, Emerging Markets and as Chief Operating Officer.

Other Cash Bonuses

From time to time, in order to attract or retain executive talent, to reward performance outside of the executive’s individual responsibilities or to reward performance of extraordinary responsibilities assumed by the executive, the Compensation Committee may award other cash bonuses to executives. The only such cash bonus paid in fiscal 2020 was Ms. O’Keefe’s hiring bonus. See “Summary Compensation Table” for additional details on Ms. O’Keefe’s hiring bonus.

Long-Term Equity Incentive Compensation

The Compensation Committee may periodically award executives, including the named executive officers, stock options, RSUs, PSUs and/or other equity-based awards. The principal objective of the Company’s long-term equity incentive compensation program is to align compensation for executives over a multi-year period directly with the interests of shareholders of the Company. The Company believes that granting equity-based awards provides executives with a strong financial incentive to maximize shareholder returns over the longer term, and that these awards are an important tool with which to recruit, retain and motivate the key talent necessary to ensure the Company’s continued success. Furthermore, the Company granting a combination of different equity vehicles can achieve different objectives:

•

Stock options, which historically have generally only had time-vesting criteria (“Time-Vesting Options”), terminated within ten years from date of grant, and had exercise prices equal to the average of the closing price of our Common Stock on the grant date and the four previous trading days, reward executives only if the stock price increases in comparison to the exercise price. Thus, stock options directly incentivize creation of shareholder value after the grant date.

•

Stock units, which vary in value depending on the stock price of our Common Stock prior to vesting, are impacted by all stock price changes, so the value to executives is affected by both increases and decreases in stock price from the market price at the date of grant. In the case of PSU awards, there is additional alignment with the successful achievement of the Company’s long-term strategic goals.

Annual Awards

In fiscal years 2016 through 2019, the Compensation Committee approved annual equity grants to the named executive officers in a mix of RSUs and PSUs. This mix promoted the alignment of our long-term equity incentive compensation program with the Company’s long-term strategic goals while continuing to encourage retention.

In Q1 of fiscal 2020, the Company and the Compensation Committee were concerned that the unknown impacts and duration of COVID-19 made it particularly challenging to set sufficiently informed performance goals over the long-term. Rather than set goals that ultimately may have proved too easy or too challenging to achieve, the Compensation Committee instead pivoted the equity award mix for fiscal 2020 to a combination of Time-Vesting Options and RSUs. This provided clarity to equity plan participants, including the named executive officers, at a time of uncertainty, while aligning their interests with those of our shareholders. In particular, the reintroduction of stock options was deemed a reasonable proxy for PSUs given they will only have value to the extent our Common Stock price increases over the next three years.

	2016	2017	2018	2019	2020	2021	2022	Percentage of Target PSUs Vested
2016	75% RSUs which vested in equal 1/3rd tranches over three years 25% PSUs which vested based on fiscal 2018 debt ratio performance							167%

	2017	66.7% RSUs which vested in equal 1/6th tranches over three years 33.3% PSUs which vested based on fiscal 2017, 2018 and 2019 operating income performance, as applicable						111%

		2018	66.7% RSUs which vest in equal 1/6th tranches over three years 33.3% PSUs which will not vest based on fiscal 2020 operating income and revenue performance					0% to vest

			2019	66.7% RSUs which vest in equal 1/6th tranches over three years 33.3% PSUs based on fiscal 2021 operating income performance				To be determined in 2022

				2020(1)	66.7% RSUs which vest in equal 1/6th tranches over three years 33.3% stock options which cliff vest on the third anniversary of the date of grant			N/A

(1)

All RSUs granted to the recipient named executive officers as their annual award in fiscal 2020 will vest one-sixth on each of April 15th and October 15th of 2021, 2022 and 2023. All stock options granted to the recipient named executive officers as their annual award in fiscal 2020 will vest on April 15, 2023. Ms. O’Keefe’s award was granted in November 2020 following her appointment in October 2020, and will vest on the same dates noted above, resulting in an aggregate vesting period shorter than three years.

The Compensation Committee approved the following annual equity awards in respect of fiscal 2020 for the named executive officers.

Named Executive Officer	2020 Target Annual Equity Award			2020 Grant Date Fair Value[1]
	% Annual Base Salary	Target Value
Mindy Grossman	400%	$4,800,000		$4,789,925
Amy O’Keefe(2)	130%	$689,000		$770,383
Nicholas P. Hotchkin(3)	175%	$1,875,985		$1,877,805
Michael F. Colosi	125%	$618,705		$617,399
Gail B. Tifford	125%	$769,941		$768,316
Corinne Pollier(-Bousquet)(4)	125%	$599,267	(5)	$558,094

(1)	Amounts shown represent the aggregate grant date fair value of the applicable RSU and stock options as shown in the Summary Compensation Table and Grants of Plan Based Awards for fiscal 2020 below.
(2)

RSU and option awards granted on November 15, 2020 following Ms. O’Keefe’s appointment. The vesting of such awards is the same as the annual equity awards for fiscal 2020 granted to the other named executive officers.

(3)	In addition to Mr. Hotchkin’s annual equity award, he was awarded a one-time equity award of RSUs in an aggregate dollar amount of one-times salary.
(4)	Ms. Pollier’s awards were forfeited in connection with her departure from the Company.
(5)	Amount shown converted to USD using the average monthly exchange rate applicable to April 2020 (i.e., $1.0858).

Fiscal 2018 PSU Annual Award Performance Measurement

On February 24, 2021, with respect to the PSUs granted as part of the fiscal 2018 annual equity award, the Compensation Committee determined that the performance criteria established in connection with the PSU award relating to the fiscal 2020 performance year (the “2020 Performance Year PSUs”) had not been satisfied based on the fiscal 2020 Adjusted Operating Income (as defined in the Company’s applicable term sheet for PSU awards) target amount of $595 million with no adjustments made to account for the impact of COVID-19. As a result, none of the 2020 Performance Year PSUs will vest.

Hiring Awards

Historically, hiring awards consisted of Time-Vesting Options, RSUs or a combination of both. Hiring awards for newly-hired named executive officers, if made, are granted promptly following their hire with their first day of employment coinciding with the grant date of the award. Stock options granted with respect to hiring awards generally have exercise prices equal to the average of the closing price of our Common Stock on the grant date and the four previous trading days. Generally, these stock options and RSUs vest proportionately and become exercisable in annual increments over a three- to five-year period. In addition, from time to time, hiring awards for newly-hired senior executives are structured such that the stock options and/or RSUs awarded are granted in two equal installments with grant dates that align with the grant dates of the annual awards made in the fiscal year of hire. In such cases, when a newly-hired senior executive commences employment after May 15th, the grant date of the first installment has typically been the first day of employment or the 15th day of the calendar month following the first day of employment. These hiring awards that are aligned with annual awards generally vest proportionately and become exercisable in annual increments over a three- to five-year period and/or have three-year cliff vesting. The Compensation Committee may establish separate vesting and exercisability for each installment. Hiring awards constituting stock options generally terminate on the tenth anniversary of their grant date.

Ms. O’Keefe was appointed to the role of Chief Financial Officer in fiscal 2020. She did not receive a hiring award but did receive an off-cycle annual equity award as described above.

Special Awards

From time to time, special awards may be made to certain named executive officers in connection with a promotion, change in or assumption of new job responsibilities or other special circumstance. Historically, such special awards consisted of stock options, RSUs, PSUs or a combination thereof. With respect to stock options and RSUs granted, vesting and exercise prices are established at the time the Compensation Committee grants special awards. These special awards of stock options and RSUs generally have time-based vesting criteria in the form of annual increments over three to five years and any such stock option awards terminate on the tenth anniversary of their grant date. With respect to special awards of PSUs, the vesting criteria is typically the same as those PSUs granted as an annual award in that same year.

In connection with Mr. Hotchkin’s outstanding performance, the Compensation Committee determined it was appropriate to award him a one-time equity award of RSUs in an aggregate dollar amount of one-times salary in fiscal 2020. The award will vest proportionately over three years on each anniversary of the grant date.

Benefits and Perquisites

Retirement and Deferred Compensation Plans, Termination Payments and Other Arrangements

The objectives of the Company’s retirement and deferred compensation plans and other retirement arrangements are to help provide financial security into retirement, reward and motivate tenure, and retain talent in a competitive market. In addition, the objective of the Company’s termination payments to senior executives is to help attract talent in a competitive market and, in the event of payments upon a change of control, is to motivate certain executives to remain with the Company despite the uncertainty that may arise in the context of change of control situations.

Savings Plan

We sponsor a savings plan for salaried and certain hourly U.S. employees, including our U.S. named executive officers. The savings plan is a tax-qualified 401(k) retirement savings plan pursuant to which participants are able to contribute, on a pre-tax basis, up to the lesser of 50% of their eligible earnings and the limit prescribed by the Internal Revenue Service. As part of the measures implemented to manage costs in response to the uncertainty presented by COVID-19, a temporary suspension of the Company match, which otherwise would have been 50 cents on each dollar of the participant’s tax deferred contributions up to 6% of the participant’s eligible earnings, was in effect for the period June 2020 through December 2020. All participant contributions to the savings plan are fully vested upon contribution. All matching contributions by the Company become vested on the date on which the participant’s aggregate service to the Company totals three years. Matching contributions also fully vest immediately upon the participant reaching the age of 65, becoming permanently disabled or dying, or being terminated by the Company without “cause”.

Executive Profit Sharing Plan

We have also established a non-qualified executive profit sharing plan for U.S. highly compensated employees, including the U.S. named executive officers. The executive profit sharing plan provides for a guaranteed monthly Company contribution for each participant based on the participant’s age and the participant’s eligible earnings. In addition, the executive profit sharing plan provides for supplemental Company contributions to be made at the discretion of the Company under certain circumstances, which the Company has not made in recent years. The Company also credits each participant’s executive profit sharing account with interest at an annual rate equal to the sum of (a) 2% plus (b) the annualized prime rate, as published in The Wall Street Journal, compounded as of the end of each fiscal month, subject to a cap of 15%. Similar to the action taken with respect to the savings plan match described immediately above, monthly Company contributions to each participant’s profit sharing account were suspended for the period June 2020 through December 2020 as part of the Company’s cost-savings measures in response to the uncertainty presented by COVID-19.

The following table summarizes the guaranteed monthly contribution amounts based on selected ages of a participant:

Age of Participant	Guaranteed Monthly Contribution of Participant’s Eligible Earnings
35-39	2.50%
40-44	3.50%
45-49	4.50%
50-54	5.50%
55-59	6.00%
60 and Over	6.50%

Contributions to a participant’s executive profit sharing account are fully vested upon the date on which the participant’s aggregate service to the Company totals three years. Contributions also generally fully vest immediately upon the participant reaching the age of 65, becoming permanently disabled or dying, or being terminated by the Company without “cause”. Generally, the vested contributions to a participant’s executive profit sharing account are paid to the participant, or his or her beneficiary or legal representative, as the case may be, following the participant’s termination of employment with the Company other than termination by the Company for “cause” in which case all benefits are forfeited by the participant. The timing of any such distribution following termination is subject to the terms of the executive profit sharing plan. The executive profit sharing plan also provides for certain early payments from a participant’s executive profit sharing account in limited hardship situations subject to the terms of the plan.

Termination Payments upon a Change of Control

The Company has determined that it is in the best interests of its shareholders to reinforce and encourage the continued attention and dedication of our key executives to their duties, without personal distraction or conflict of interest in circumstances that could arise in connection with any change of control of the Company. Therefore, the Company has entered into continuity agreements with our named executive officers and certain other senior executives which provide for certain severance payments and provision of benefits upon a termination in connection with a change in control or, in the case of the named executive officers (other than Ms. Grossman) and such other executives, upon a termination for long-term disability, retirement or death. For a more fulsome discussion of these benefits, see “Potential Payments upon Termination or a Change of Control—Payments Made Upon a Change of Control—Continuity Agreements”.

Other Retirement, Retention or Severance Arrangements

The Company has no formal policy regarding retirement or retention arrangements. From time to time, the Compensation Committee or the Board of Directors in its discretion, based upon the nature or circumstances surrounding the hiring, promotion, retention or departure of an individual, or upon review of the transition and skill needs of the Company, competitive conditions and/or the relationship of a senior executive’s compensation to the compensation of other senior executives of the Company, enters into retirement, retention and/or severance arrangements with certain senior executives, including certain named executive officers. For example, in connection with Ms. Pollier’s separation from the Company on January 10, 2021, the Company and Ms. Pollier entered into an agreement, dated October 2, 2020. See “Potential Payments Upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officer” for details regarding Ms. Pollier’s arrangements with respect to her departure under the Separation Agreement.

Additionally, the Company is subject to certain statutory and, in some cases, common law requirements of the countries in which it operates that may give rise to certain benefits for its senior executives upon retirement, termination or other events. For additional details on these arrangements with and requirements with respect to the named executive officers, see “Potential Payments Upon Termination or a Change of Control”.

Other Benefits and Perquisites

The Company provides benefits to its full-time employees including health care coverage, life and disability insurance protection, reimbursement for educational expenses, a wellness-related allowance and access to favorably-priced group insurance coverage. The Company provides these benefits to help alleviate the financial costs and loss of income arising from illness, death or disability, to encourage ongoing education in job-related areas, to promote the wellness of its employees and to allow employees to take advantage of reduced insurance rates available for group policies. In addition to the benefits provided to full-time employees generally, the Company provides named executive officers with certain perquisites that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain employees for key positions. These perquisites may include, as applicable, cost of living, housing, car and/or transportation allowances and reimbursement of costs associated with relocation, dependents’ education, temporary living arrangements, home leave travel and mobile devices (which are permitted to be used for personal matters) as well as tax gross-up payments with respect to such allowances and reimbursements and tax equalization in connection with certain assignments. The Compensation Committee periodically reviews the levels of benefits and perquisites provided to named executive officers.

Additional Information

Excess Parachute Payment Excise Taxes

Under the terms of a continuity agreement (other than Ms. Grossman’s continuity agreement) (i) if it is determined that certain payments and benefits provided under the agreement and under any other plan or arrangement with the Company and its affiliates in the aggregate would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (the “280G excise tax”), or to any similar tax, and the aggregate value of the parachute payment exceeds a certain threshold amount calculated under the Internal Revenue Code by 5% or less, then (ii) the parachute payment will be reduced to the extent necessary so that the aggregate value of the parachute payment is equal to an amount that is less than such threshold amount; provided, however, that if the aggregate value of the parachute payment exceeds the threshold amount by more than 5%, then the executive will be entitled to receive an additional payment or payments in an amount such that, after payment by the executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax imposed upon this payment, the executive retains an amount equal to the excise tax imposed upon the parachute payment. Under the terms of Ms. Grossman’s continuity agreement (i) if it is determined that the parachute payments would be subject to the 280G excise tax and the net after tax amount of such parachute payments (after the payment of all taxes) is less than the net after-tax amount of the parachute payments reduced to the maximum amount payable such that none of the parachute payments would be subject to the 280G excise tax (the “reduced amount”), then the aggregate amount of such parachute payments to Ms. Grossman shall be reduced to such reduced amount and (ii) if it is determined that the net after tax amount of the full payment of such parachute payments is greater than the net after tax amount of the reduced amount, Ms. Grossman shall receive the aggregate parachute payments; provided that Ms. Grossman shall not be entitled to receive an additional tax gross-up payment.

Internal Revenue Code Section 409A

If, under the continuity agreements or our stock plans, any payments or benefits that the Company would be required to provide under the continuity agreements or any of our stock plans cannot be provided in the manner contemplated in the continuity agreements or under the applicable plan without subjecting the executive to income tax under Section 409A of the Internal Revenue Code, the Company shall provide such intended payments or benefits to the executive in an alternative manner that conveys an equivalent economic benefit to the executive without materially increasing the aggregate cost to the Company.

The Section 162(m) of the Internal Revenue Code $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to a public corporation for compensation over $1.0 million paid in any fiscal year to a company’s chief executive officer or other named executive officers (excluding the company’s principal financial officer, in the case of tax years preceding 2018). However, in the case of tax years preceding 2018, the statute exempted qualifying performance-based compensation from the deduction limit if certain requirements were met. Section 162(m) was amended in December 2017 by the Tax Cuts and Jobs Act to eliminate the exception for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) and to expand the group of current and former executive officers who may be covered by the deduction limit under Section 162(m). For the Company’s fiscal years prior to 2018, its shareholder approved incentive plans were structured to provide that certain awards could be made in a manner to qualify for the performance-based compensation exemption and the Compensation Committee generally sought to structure performance-based compensation for our named executive officers in a manner that complied with the corresponding Section 162(m) exemption. The Compensation Committee expects in the future to authorize compensation in excess of $1.0 million to named executive officers that will not be deductible under Section 162(m) when it believes doing so is in the best interests of the Company and its shareholders.

Accounting Considerations

The Compensation Committee also considers the accounting and cash flow implications of various forms of executive compensation. In its financial statements, the Company records salaries and performance-based compensation incentives as expenses in the amount paid, or to be paid, to the named executive officers. Accounting rules also require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, Topic 718, Compensation—Stock Compensation. The Compensation Committee believes, however, that the many advantages of equity-based compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

Annual Equity Grant Procedures

The Compensation Committee administers our stock plans. In fiscal 2020, pursuant to its equity grant procedures, the Compensation Committee based annual awards on an aggregate dollar value based on a percentage of an executive’s base salary which would then be converted into a number of RSUs and/or stock options as described below. Pursuant to its equity grant procedures, for awards that are a mix of stock options, RSUs and/or PSUs, the aggregate dollar value is typically divided between the forms of equity based on percentage amounts approved by the Compensation Committee.

Historically, annual awards generally would be granted (i) with respect to RSUs, in two equal installments and (ii) with respect to PSUs, in one installment. Historically, the first installment of an annual award consisting of RSUs and/or PSUs is generally granted on May 15th of each year (except in the case of a new employee who is granted the right to participate in the annual award program in his or her year of hire and whose employment start date is after the grant date, in which case the first installment is granted on the 15th day of the calendar month following such start date) and the second installment of an annual award consisting of RSUs is generally granted on November 15th of each year; provided, however, in the event such grant date falls on a weekend, the applicable grant is made on the trading day immediately preceding that date. To provide for these two grant dates for annual awards, and any hiring award or special award that contemplates two or more grant dates, the aggregate dollar amounts allocated to stock options, RSUs and/or PSUs, as applicable, is divided evenly by the applicable number of grant dates and the resulting dollar amounts are then converted into stock options, RSUs and/or PSUs per grant date as described below. With respect to the fiscal 2018 annual award and consistent with historical practice, the Company granted the RSUs in two installments on May 15, 2018 and November 15, 2018 and granted the PSUs in one installment on May 15, 2018. In the case of the annual awards for the named executive officers in fiscal 2019, the Compensation Committee determined to grant annual awards, both RSUs and PSUs, in one installment on April 15, 2019 and to have the RSUs vest one-sixth on each of April 15th and October 15th of 2020, 2021 and 2022 to balance vesting dates throughout the year to improve employee retention. In the case of the annual awards for the named executive officers in fiscal 2020, the Compensation Committee determined to grant annual awards, both RSUs and Time-Vesting Options, in one installment on April 15, 2020 and to have the RSUs vest one-sixth on each of April 15th and October 15th of 2021, 2022 and 2023 to balance vesting dates throughout the year to improve employee retention and to have the Time-Vesting Options cliff vest on the third anniversary of the grant date to improve employee retention.

Generally, when converting the aggregate dollar value for an annual award into a number of RSUs, PSUs or stock options, as applicable, the number of RSUs and PSUs granted has been determined based on the closing price of our Common Stock one week before the applicable grant date and the number of stock options granted has been determined based on the Black-Scholes value of an option with respect to our Common Stock one week before the applicable grant date.

Stock options granted as an annual award, including those granted in fiscal 2020, have historically been generally granted at an exercise price determined by calculating the average of the closing price of our Common Stock on the grant date and the four previous trading days. In certain circumstances, these calculations may result in an exercise price in excess of or less than the closing price of our Common Stock on the grant date.

All equity awards granted to named executive officers require the approval of the Compensation Committee or the Board of Directors.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years indicated.

Name and Principal Position	Fiscal Year(1)	Salary(2)	Bonus		Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Compensation		Total
Mindy Grossman	2020	$832,384	—		$3,221,997	$1,567,928	$530,469	$30,451	$161,100	(7)	$6,344,329
President and Chief Executive Officer	2019	$1,200,000	—		$4,181,482	—	$1,632,816	$26,167	$254,958		$7,295,423
	2018	$1,200,000	—		$5,183,199	—	$2,101,651	$10,125	$303,160		$8,798,135

Amy O’Keefe	2020	$126,385	$200,000	(8)	$513,521	$256,862	$25,520	—	—		$1,122,288
Chief Financial Officer

Nicholas P. Hotchkin	2020	$646,196	—		$1,487,851	$389,955	$183,127	$27,251	$75,027	(9)	$2,809,406
Chief Operating Officer	2019	$641,362	$126,321		$1,269,242	—	$500,946	$30,069	$91,666		$2,659,606
	2018	$603,129	—		$1,625,252	—	$598,573	$22,216	$110,002		$2,959,172

Michael F. Colosi	2020	$467,287	—		$415,297	$202,102	$132,527	$14,701	$49,994	(10)	$1,281,908
General Counsel and Secretary	2019	$476,780	—		$508,019	—	$268,146	$15,991	$65,711		$1,334,647
	2018	$462,893	—		$611,249	—	$312,730	$11,398	$71,342		$1,469,612

Gail B. Tifford	2020	$579,958	—		$516,816	$251,501	$211,118	$5,077	$95,573	(11)	$1,660,043
Chief Brand Officer

Corinne Pollier (-Bousquet)(12)	2020	$427,275	$297,961		$375,410	$182,685	—	—	$1,089,717	(13)	$2,373,048
Former President, International	2019	$444,490	—		$476,427	—	$260,581	—	$46,948		$1,228,446
	2018	$454,974	—		$603,796	—	$285,192	—	$47,095		$1,391,057

(1)	Fiscal 2020 consisted of a 53-week period.

(2)

Amounts shown reflect the named executive officer’s annual base salary earned during the fiscal year taking into account increases, if any, in base salary during the course of the year and are not reduced to reflect the named executive officer’s election, if any, to defer receipt of salary into our savings plan for salaried U.S. employees. Such increases in annual base salary, if any, for named executive officers in each fiscal year were determined following the beginning of that year. For additional details on actions taken with respect to the base salaries of the named executive officers in fiscal 2020, including the temporary reduction of certain of the named executive officers’ base salaries to manage expenses in the COVID -19 environment, see “Compensation Discussion and Analysis—Executive Compensation Framework and 2020 Compensation Decisions—Base Salary”. Ms. O’Keefe’s salary earned in fiscal 2020 reflects that portion of her salary earned from October 1, 2020, the date she joined the Company as its Chief Financial Officer.

(3)

Stock awards consist solely of awards of RSUs granted in fiscal 2020. The award of an RSU is the right to receive one share of our Common Stock upon the vesting date of the RSU. Amounts shown represent the aggregate grant date fair value of the applicable RSUs granted during fiscal 2020 calculated in accordance with applicable accounting standards. The grant date fair value for RSUs is based solely on the closing price of our Common Stock on the date of the grant or, if the market was closed on the date of the grant, the last trading day that immediately preceded the date of the grant.

(4)

Amounts represent the aggregate grant date fair value of stock option awards granted in fiscal 2020 calculated in accordance with applicable accounting standards. The assumptions made in determining option values with respect to awards granted during fiscal 2020 are disclosed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Share-Based Compensation” and Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2020. The material terms of our stock options are discussed in “Compensation Discussion and Analysis—Executive Compensation Framework and 2020 Compensation Decisions—Long-Term Equity Incentive Compensation” above.

(5)

Amounts shown consist solely of the named executive officer’s annual, performance-based cash bonus. Amount shown for Ms. O’Keefe in fiscal 2020 reflects a pro-rated annual, performance-based cash bonus based on her October 1, 2020 employment start date. For additional details on the amounts shown for fiscal 2020, see “Compensation Discussion and Analysis—Executive Compensation Framework and 2020 Compensation Decisions—Cash Bonuses and Payments—Annual, Performance-Based Cash Bonus” above.

(6)

Amounts shown consist solely of the aggregate earnings on the executive profit sharing plan account balance for the named executive officer, which include above-market earnings. For information on the applicable interest rate and the suspension of the Company’s executive profit sharing contribution in fiscal 2020, see “Compensation Discussion and Analysis—Executive Compensation Framework and 2020 Compensation Decisions—Benefits and Perquisites—Retirement and Deferred Compensation Plans, Termination Payments and Other Arrangements—Executive Profit Sharing Plan” above. Ms. Pollier, as a non-U.S. named executive officer, was not eligible to participate in the executive profit sharing plan.

(7)

Amount shown includes $142,133 in contributions by the Company to the executive profit sharing plan, $15,000 in payments of professional membership fees as well as amounts with respect to life insurance premiums and the payment of mobile device charges for Ms. Grossman’s benefit.

(8)

Ms. O’Keefe received a $200,000 hiring cash bonus in connection with her joining the Company on October 1, 2020. The hiring cash bonus is subject to repayment to the Company if Ms. O’Keefe voluntarily resigns or is terminated for “cause” during the 12 month period following her first day of employment.

(9)

Amount shown includes $51,335 in contributions by the Company to the executive profit sharing plan as well as amounts with respect to a car allowance, the payment of mobile device charges and contributions by the Company to its savings plan for salaried U.S. employees for Mr. Hotchkin’s benefit.

(10)

Amount shown includes $27,099 in contributions by the Company to the executive profit sharing plan as well as amounts with respect to a wellness allowance, a car allowance, the payment of mobile device charges and contributions by the Company to its savings plan for salaried U.S. employees for Mr. Colosi’s benefit.

(11)

Amount shown includes $33,461 in contributions by the Company to the executive profit sharing plan, a $50,000 commuting allowance as well as amounts with respect to a wellness allowance, the payment of mobile device charges and contributions by the Company to its savings plan for salaried U.S. employees for Ms. Tifford’s benefit.

(12)

Ms. Pollier served as our President, International from March 2016 until October 9, 2020, and left the Company on January 10, 2021. Ms. Pollier’s amounts reported in the “Salary”, “Bonus” and “All Other Compensation” columns were paid to her in euros. The fiscal 2020 amounts shown were converted into U.S. dollars using the average monthly exchange rate applicable to the month during which salary or other compensation was earned, such rates ranging from $1.0889 to $1.2164, except for the amounts with respect to (i) a settlement indemnity, a legal dismissal indemnity, unpaid annual bonus in respect of fiscal 2020, and a payment for accrued and unused vacation days as of her departure date pursuant to Ms. Pollier’s Separation Agreement, which were converted to U.S. dollars using the exchange rate on January 11, 2021 (i.e., $1.2150), (ii) monthly lump sum cash payments with respect to Ms. Pollier’s non-compete obligations, which were converted to U.S. dollars using the exchange rates on October 23, 2020 (i.e., $1.1862), November 25, 2020 (i.e., $1.1916), and December 25, 2020 (i.e., $1.2196), (iii) a payment for car insurance, which was converted to U.S. dollars using the applicable exchange rate on January 15, 2020 (i.e., $1.1151), (iv) a payment for taxes related to her car lease, which was converted to U.S. dollars using the exchange rate on January 22, 2021 (i.e., $1.2174), (v) payments for private unemployment insurance, which were converted to U.S. dollars using the applicable exchange rate on February 24, 2020 (i.e., $1.0856) and August 27, 2020 (i.e., $1.18220), (vi) payments for group life insurance, which were converted to U.S. dollars using the applicable exchange rate on April 24, 2020 (i.e., $1.10822), July 24, 2020 (i.e., $1.1656), October 23, 2020 (i.e., $1.1862) and January 29, 2021 (i.e., $1.2138), and (vii) the payment of a wellness allowance, which was converted to U.S. dollars using the exchange rate on December 25, 2020 (i.e., $1.2196), in each case the date upon which any such amounts were paid.

(13)

Amount shown includes an aggregate $1,038,649 of payments and benefits pursuant to Ms. Pollier’s Separation Agreement (consisting of a $483,722 settlement indemnity payment, a $337,689 legal dismissal indemnity payment, $137,803 in the aggregate of monthly lump sum cash payments with respect to Ms. Pollier’s non-compete obligations, and $79,436 paid for accrued and unused vacation days), $30,315 in payments of private unemployment insurance premiums as well as amounts with respect to the payment of life insurance premiums, a wellness allowance, a car allowance (including lease, related taxes, insurance premiums and gas payments) and the payment of mobile device charges for Ms. Pollier’s benefit.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2020

The following table sets forth information regarding non-equity incentive plan awards, RSU awards and stock option awards made to a named executive officer during fiscal 2020 under the 2014 Plan. In fiscal 2020, there were no equity incentive plan awards made to a named executive officer.

Name	Grant Date	Compensation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)(3)		Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Market Price on Grant Date ($)		Grant Date Fair Value of Stock and Option Awards(5)
			Threshold ($)		Target ($)		Maximum ($)
Mindy Grossman	4/15/2020	3/5/2020							170,116	(6)				$18.94		$3,221,997
	4/15/2020	4/10/2020									158,351	(7)	$19.97	$18.94		$1,567,928
			$299,700	(8)	$1,800,000		$3,600,000
Amy O’Keefe	11/15/2020	7/29/2020							19,766	(6)				$25.98	(9)	$513,521
	11/15/2020	7/29/2020									19,127	(7)	$25.98	$25.98	(9)	$256,862
			$14,418	(8)	$86,596		$216,489
Nicholas P. Hotchkin	4/15/2020	3/5/2020							42,309	(6)				$18.94		$801,332
	4/15/2020	3/5/2020							36,247	(10)				$18.94		$686,518
	4/15/2020	4/10/2020									39,383	(7)	$19.97	$18.94		$389,955
			$103,461	(8)	$621,390		$1,441,829
Michael F. Colosi	4/15/2020	3/5/2020							21,927	(6)				$18.94		$415,297
	4/15/2020	4/10/2020									20,411	(7)	19.97	$18.94		$202,102
			$18,561	(11)	$296,979		$720,822
Gail B. Tifford	4/15/2020	3/5/2020							27,287	(6)				$18.94		$516,816
	4/15/2020	4/10/2020									25,400	(7)	$19.97	$18.94		$251,501
			$23,098	(11)	$369,572		$888,375
Corinne Pollier (-Bousquet)	4/15/2020	3/5/2020							19,821	(6)				$18.94		$375,410
	4/15/2020	4/10/2020									18,450	(7)	$19.97	$18.94		$182,685
			$18,622	(11)(12)	$297,961	(12)	$729,104	(12)

(1)

See “Compensation Discussion and Analysis—Executive Compensation Framework and 2020 Compensation Decisions—Cash Bonuses—Annual, Performance-Based Cash Bonus” above for a description of our annual, performance-based cash bonus.

(2)

Stock awards consist solely of awards of RSUs that were granted to the named executive officers. The award of an RSU is the right to receive one share of our Common Stock upon the vesting date of the RSU.

(3)	Option awards consist of non-qualified Time-Vesting Options. Stock options allow the grantee to purchase a share of our Common Stock at an exercise price determined on the date of grant.

(4)

The exercise price was determined by taking the greater of the closing price of our Common Stock on the grant date and the average of the closing price of our Common Stock on the grant date and the four previous trading days on Nasdaq; provided, that, in the event that the market was closed on the date of grant, the last trading day that immediately preceded the date of grant shall be treated as the grant date for purposes of determining the exercise price.

(5)

Amounts shown represent the grant date fair value of the applicable RSUs or stock options granted during fiscal 2020 calculated in accordance with applicable accounting standards. The grant date fair value for RSUs is based solely on the closing price of our Common Stock on the date of grant or, if the market was closed on the date of grant, the last trading day that immediately preceded the date of grant. The assumptions made in determining option values are disclosed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Share-Based Compensation ” and Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2020. The material terms of our stock options are discussed in “Compensation Discussion and Analysis—Executive Compensation Framework and 2020 Compensation Decisions—Long-Term Equity Incentive Compensation” above.

(6)

The named executive officer received an annual award, a portion of which consisted of an award of RSUs granted in one installment. The RSUs vest one-sixth on each of April 15th and October 15th of 2021, 2022 and 2023.

(7)

The named executive officer received an annual award, a portion of which consisted of an award of non-qualified stock options granted in one installment and which have time-vesting criteria. The stock options vest 100% on April 15, 2023.

(8)

Because the named executive officer’s annual, performance-based cash bonus for fiscal 2020 was based solely on the Company’s overall financial performance, the amount shown in the “Threshold” column represents an assumption that the Company achieves a percentage of its global Q1 Revenue Goal that is 96% but did not achieve its global OI Goal. For additional details on our annual, performance-based cash bonus for fiscal 2020, see “Compensation Discussion and Analysis—Executive Compensation Framework and 2020 Compensation Decisions—Cash Bonuses—Annual, Performance-Based Cash Bonus” above.

(9)	Given the market was closed on the date of grant, amount shown reflects the closing price of our Common Stock on the last trading day that immediately preceded the date of grant.

(10)	RSUs vest one-third per year over three years on each anniversary of the grant date.

(11)

Because the named executive officer’s annual, performance-based cash bonus for fiscal 2020 was comprised of a combination of (i) the financial performance percentage payouts that correlated to the financial performance goal ratings applicable to the executive and (ii) the individual performance percentage payout that correlated to the executive’s individual performance rating, the amount shown in the “Threshold” column represents an assumption that the Company fails to achieve any of its financial performance goals for fiscal 2020, and the named executive officer achieves an individual performance rating resulting in an individual performance percentage payout of 25%. For additional details on our annual, performance-based cash bonus for fiscal 2020, see “Compensation Discussion and Analysis—Executive Compensation Framework and 2020 Compensation Decisions—Cash Bonuses—Annual, Performance-Based Cash Bonus” above.

(12)

In connection with her departure from the Company and pursuant to her Separation Agreement, Ms. Pollier received an aggregate payment satisfying all of the Company’s compensation obligations to her and therefore she did not participate in the Company’s 2020 annual bonus plan like the other named executive officers. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officer” for additional details regarding Ms. Pollier’s separation arrangement. Amounts shown are assumed paid in euros and were converted to U.S. dollars using the applicable exchange rate on January 11, 2021 (i.e., $1.2150) in accordance with her Separation Agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL 2020 YEAR-END

The following table sets forth information regarding unexercised non-qualified stock options and any RSUs and PSUs that were not vested for each named executive officer as of the end of fiscal 2020. There were no unexercised unearned equity incentive plan stock option awards held by the named executive officers at such time.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
		Exercisable		Unexercisable
Mindy Grossman	4/15/2020							170,116	(2)*	$4,150,830
	4/15/2020			158,351	(3)*	$19.97	4/15/2030
	4/15/2019							99,645	(4)	$2,431,338
	4/15/2019										24,848	(5)	$606,291
	11/15/2018							9,913	(6)	$241,877
	5/15/2018							7,674	(6)	$187,246
	7/5/2017							50,000	(7)	$1,220,000
	7/5/2017	225,000	(7)	75,000	(7)	$32.67	7/5/2024
	7/5/2017	375,000	(7)	125,000	(7)	$40.00	7/5/2024
	7/5/2017	375,000	(7)	125,000	(7)	$60.00	7/5/2024
Amy O’Keefe	11/15/2020							19,766	(2)*	$482,290
	11/15/2020			19,127	(3)*	$25.98	4/15/2030
Nicholas P. Hotchkin	4/15/2020							42,309	(2)*	$1,032,340
	4/15/2020							36,247	(6)*	$884,427
	4/15/2020			39,383	(3)*	$19.97	4/15/2030
	6/14/2019							10,554	(6)	$257,518
	4/15/2019							22,479	(4)	$548,488
	4/15/2019										5,605	(5)	$136,762
	11/15/2018							2,026	(6)	$49,434
	5/15/2018							1,569	(6)	$38,284
Michael F. Colosi	4/15/2020							21,927	(2)*	$535,019
	4/15/2020			20,411	(3)*	$19.97	4/15/2030
	4/15/2019							12,107	(4)	$295,411
	4/15/2019										3,018	(5)	$73,639
	11/15/2018							1,169	(6)	$28,524
	5/15/2018							905	(6)	$22,082
	6/22/2015	40,307	(8)			$5.25	6/22/2025
Gail B. Tifford	4/15/2020							27,287	(2)*	$665,803
	4/15/2020			25,400	(3)*	$19.97	4/15/2030
	4/15/2019							14,921	(4)	$364,072
	4/15/2019										3,720	(5)	$90,768
	11/15/2018							1,484	(6)	$36,210
	5/15/2018							1,149	(6)	$28,036
Corinne Pollier(-Bousquet)(9)	4/15/2020							19,821	(2)*	$483,632
	4/15/2020			18,450	(3)*	$19.97	4/15/2030
	4/15/2019							11,354	(4)	$277,038
	4/15/2019										2,831	(5)	$69,076
	11/15/2018							1,155	(6)	$28,182
	5/15/2018							894	(6)	$21,814
	11/15/2012	5,043	(10)			$56.36	11/15/2022
	5/15/2012	4,704	(10)			$57.69	5/15/2022
	3/25/2011	5,025	(10)			$63.59	3/25/2021

*	Shows grants made in fiscal 2020, which are also reported in the Summary Compensation Table and in the Grants of Plan-Based Awards for Fiscal 2020 table.

(1)	Amounts shown represent the closing price of our Common Stock on December 31, 2020, the last trading day on Nasdaq of fiscal 2020, $24.40, multiplied by the number of reported shares.

(2)	RSUs vest one-sixth on each of April 15th and October 15th of 2021, 2022 and 2023.

(3)	Time-Vesting Options vest 100% on April 15, 2023.

(4)	RSUs vest one-sixth on each of April 15th and October 15th of 2020, 2021 and 2022.

(5)

PSUs have both time- and performance-vesting criteria. The time-vesting criteria will be satisfied on the third anniversary of the grant date (i.e., April 15, 2022). The performance-vesting criteria will be satisfied if the Company has achieved an Adjusted Operating Income

(as defined in the Company’s applicable term sheet for PSU awards) objective for fiscal 2021. The number of PSUs that will become vested, if any, upon the satisfaction of both vesting criteria shall be equal to (x) the target number of PSUs granted multiplied by (y) the applicable Achievement Percentage (as defined in the Company’s applicable term sheet for PSU awards) (determined using linear interpolation if actual performance falls between any two levels), determined as follows, and rounded down to avoid the issuance of fractional shares:

Level of Achievement	Adjusted Operating Income	Achievement Percentage
Below Threshold	Less than 90% of Operating Income Target Amount	0%
Threshold	90% of Operating Income Target Amount	33.3%
Target	100% of Operating Income Target Amount	100%
Maximum	110% or More of Operating Income Target Amount	200%

Since the performance period for the performance-vesting criteria had not commenced as of fiscal 2020 year-end, the number and market value of the PSUs reported in the “Equity Incentive Plan Awards” columns above are based on the Company achieving the “threshold” level of performance and the related 33.3% Achievement Percentage, as the actual numbers of shares that will be issued with respect to the PSUs are not yet determinable.

(6)	RSUs vest one-third per year over three years on each anniversary of the grant date.

(7)	Time-Vesting Options or RSUs, as applicable, vest 25% per year over four years on each anniversary of the grant date.

(8)

Time-Vesting Options vested 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date. These options were granted as part of the previously disclosed one-time stock option exchange program to replace the previously issued special performance-based stock option awards having both time- and performance-vesting criteria (“T&P Options”). To participate in the option exchange, the named executive officer was required to tender all of his eligible T&P Options on a two for one basis for Time-Vesting Options.

(9)

Ms. Pollier left the Company on January 10, 2021. Upon and as a result of her departure from the Company, all of Ms. Pollier’s then unvested stock options, RSUs and PSUs were immediately forfeited. In addition, Ms. Pollier has the right to exercise all of her vested stock options reported in the table above within 90 days of January 10, 2021 after which they will be cancelled. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officer” for additional details regarding Ms. Pollier’s departure.

(10)	Time-Vesting Options vested 100% on the third anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Mindy Grossman	—	—	198,455	(3)	$4,805,777
Amy O’Keefe	—	—	—		—
Nicholas P. Hotchkin	—	—	42,292	(4)	$1,009,684
Michael F. Colosi	—	—	21,049	(5)	$500,648
Gail B. Tifford			10,093	(6)	$230,830
Corinne Pollier(-Bousquet)	15,232	$264,978	19,422	(7)	$461,847

(1)

Reflects the aggregate of the difference between the applicable market price of the shares of our Common Stock acquired at exercise and the applicable exercise price of the options, multiplied by the number of shares underlying the options.

(2)

Reflects the aggregate market value of the shares of our Common Stock acquired upon vesting based on the closing price of our Common Stock on the applicable vesting date, or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date.

(3)

These shares represent the gross number of shares of our Common Stock that were issued to Ms. Grossman upon the vesting of her PSUs and RSUs in fiscal 2020. An aggregate of 103,635 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Ms. Grossman was 94,820.

(4)

These shares represent the gross number of shares of our Common Stock that were issued to Mr. Hotchkin upon the vesting of his PSUs and RSUs in fiscal 2020. An aggregate of 18,134 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Mr. Hotchkin was 24,158.

(5)

These shares represent the gross number of shares of our Common Stock that were issued to Mr. Colosi upon the vesting of his PSUs and RSUs in fiscal 2020. An aggregate of 8,049 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Mr. Colosi was 13,000.

(6)

These shares represent the gross number of shares of our Common Stock that were issued to Ms. Tifford upon the vesting of her RSUs in fiscal 2020. An aggregate of 3,432 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Ms. Tifford was 6,661.

(7)

These shares represent the gross number of shares of our Common Stock that were issued to Ms. Pollier upon the vesting of her PSUs and RSUs in fiscal 2020. An aggregate of 9,531 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Ms. Pollier was 9,891.

PENSION BENEFITS

The Company has no pension plans.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2020

The following table sets forth information with respect to our executive profit sharing plan, the only defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. In fiscal 2020, none of the named executive officers made any contributions to or withdrawals from, or received any distributions from, our executive profit sharing plan. The material terms of our executive profit sharing plan are discussed in the section entitled “Compensation Discussion and Analysis—Executive Compensation Framework and 2020 Compensation Decisions—Retirement and Deferred Compensation Plans, Termination Payments and Other Arrangements—Executive Profit Sharing Plan” above.

Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Mindy Grossman	$142,133	$30,451	$627,859
Amy K. O’Keefe(4)	$—	$—	$—
Nicholas P. Hotchkin	$51,335	$27,251	$539,195
Michael F. Colosi	$27,099	$14,701	$290,732
Gail B. Tifford	$33,461	$5,077	$107,735
Corinne Pollier(-Bousquet)(5)	$—	$—	$—

(1)

Shows monthly contributions by the Company with respect to fiscal 2020. All contributions by the Company are reported for the fiscal year earned, regardless of whether the contribution is actually credited to the named executive officer’s profit sharing account in that year or the following year. The amounts shown reflect the suspension of contributions by the Company to the named executive officer’s profit sharing account for the period June 2020 through December 2020. For additional details on this suspension, see “Compensation Discussion and Analysis—Executive Compensation Framework and 2020 Compensation Decisions—Retirement and Deferred Compensation Plans, Termination Payments and Other Arrangements—Executive Profit Sharing Plan”. These amounts are also reported in the column “All Other Compensation” of the Summary Compensation Table.

(2)

The Company credits each participant’s profit sharing account with interest at an annual rate equal to the sum of (a) 2% plus (b) the annualized prime rate, as published in The Wall Street Journal, compounded as of the end of each fiscal month, subject, in fiscal 2020, to a cap of 15%. These amounts are also reported in the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” of the Summary Compensation Table.

(3)

Includes the following aggregate amounts for each of the following named executive officers reported as compensation to such named executive officers for previous years in the columns “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” of the Summary Compensation Table: Ms. Grossman, $240,774 in fiscal 2019 and $179,549 in fiscal 2018; Mr. Hotchkin, $98,266 in fiscal 2019 and $109,162 in fiscal 2018; and Mr. Colosi, $59,414 in fiscal 2019 and $61,356 in fiscal 2018.

(4)

Given Ms. O’Keefe commenced employment with the Company in October 2020 and the Company’s suspension of contributions to participants under its executive profit sharing plan for the period June 2020 through December 2020, Ms. O’Keefe did not receive any contributions by the Company under the executive profit sharing plan in fiscal 2020.

(5)	Ms Pollier, as a non-U.S. named executive officer, was not eligible to participate in our executive profit sharing plan.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE OF CONTROL

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates (except in a for “cause” termination), she or he is entitled to receive amounts earned during her or his term of employment. Such amounts include, as applicable:

•

vested shares granted under our stock plans and the right to exercise vested stock options (x) within one year in the case of termination due to death or long-term disability; (y) other than with respect to Ms. Grossman, within 90 days of termination for any reason other than for death or long-term disability; and (z) in the case of Ms. Grossman, (i) with respect to any options, within 90 days of termination by Ms. Grossman without “good reason” (as defined below), (ii) with respect to the Time-Vesting Options granted as part of her hiring awards, until the applicable expiration date in the event of any termination by the Company without “cause” (as defined below) or termination by Ms. Grossman for “good reason” and (iii) with respect to any options not granted as part of her hiring awards, until the earlier of the 30-month anniversary of such termination and the applicable expiration date in the event of any termination by the Company without “cause” or termination by Ms. Grossman for “good reason”; including, in each case, shares and options which vested upon such termination pursuant to the terms of the applicable equity grant or any agreement with the Company;

•	amounts contributed and vested under the executive profit sharing plan; and

•	amounts accrued and vested, as applicable, through the Company savings plan for U.S. salaried employees.

The Company recently adopted a policy to no longer accrue vacation time.

Generally, the Company makes no payments to executives terminated for “cause”. The Company has no formal policy for its named executive officers regarding severance payments or other post-termination benefits but is subject to the statutory and, in some cases, common law requirements of the countries in which it operates.

From time to time, the Compensation Committee or the Board of Directors in its discretion, based upon the nature and circumstances of an individual being hired or promoted, or upon review of competitive conditions and/or the relationship of a senior executive’s compensation to the compensation of other senior executives of the Company, has approved separate severance arrangements for certain named executive officers. For instance, in the event of her termination by the Company without “cause” or termination by Ms. Grossman for “good reason” (in each case, as defined in the Grossman Employment Agreement and other than in connection with a change of control), Ms. Grossman is entitled to the following payments and benefits: (w) an amount equal to two times salary payable in substantially equal payments during the two-year period following such termination (the “Grossman Severance Term”) in accordance with the Company’s regular payroll practices; (x) with respect to her annual, performance-based cash bonus, (i) any unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination and (ii) subject to satisfaction of the performance objectives applicable for the fiscal year in which such termination occurs, an amount equal to the annual bonus otherwise payable to her for the fiscal year in which such termination occurred, prorated based on the number of days she was employed during the year of termination, any such amounts shall be paid in a lump sum no later than the date that is 2 1/2 months following the last day of the fiscal year in which such termination occurred; (y) continued COBRA (Consolidated Omnibus Reconciliation Act) coverage under the Company’s group health plan (including dental), pursuant to payment, on the first regularly scheduled payroll date of each month during the Grossman Severance Term, of an amount equal to the difference between the monthly COBRA premium cost and the monthly contribution paid by active employees for the same coverage; and (z) with respect to her equity grants, (i) the greater of 50% of her unvested Time-Vesting Options and RSUs which were granted as her hiring awards or the next tranche of such grants shall vest upon such termination, (ii) the vested Time-Vesting Options that were granted as part of her hiring awards will remain exercisable for the full seven-year term of such options and (iii) all vested options (other than the Time-Vesting Options granted as part of her hiring awards), if any, shall have at least 30 months to be exercised (but not beyond their term), such payments and benefits are contingent upon Ms. Grossman’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates and continued compliance with certain confidentiality, non-competition, non-solicitation and no-hire covenants set forth in the Grossman Employment Agreement. The confidentiality covenant has an indefinite term, whereas the non-competition, non-solicitation and no-hire covenants have a term of two years. Ms. Grossman’s severance benefits would have been equal to approximately $2,435,479(1) if she had been so terminated on December 31, 2020. Additionally, with respect to her hiring awards, 50,000 RSUs (with an accelerated vesting value of $1,220,000) and 325,000 Time-Vesting Options (consisting of 75,000 options with an exercise price of $32.67, 125,000 options with an exercise price of $40.00 and 125,000 options with an exercise price of $60.00, with an aggregate accelerated vesting value of $0) would immediately vest upon such termination and such Time-Vesting Options would remain exercisable until July 5, 2024. For additional details on Ms. Grossman’s hiring awards and the valuation thereof, see “—Payments Made Upon a Change of Control—Change in Control Impact on Named Executive Officers—Equity-based Assumptions”.

Ms. O’Keefe is entitled to receive 12 months of base salary at the time of termination via salary continuation and 12 months of continued health coverage under Company-sponsored health plans on the same basis available to her immediately prior to termination in the event of her termination by the Company for any reason other than as provided for in her continuity agreement or for “cause”, subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates. Ms. O’Keefe’s severance benefits would have been equal to approximately $546,131(2) if she had been so terminated on December 31, 2020.

Mr. Hotchkin is entitled to receive a lump sum cash payment equal to 12 months of salary and to 12 months of continued health coverage under Company-sponsored health plans on the same basis available to him immediately prior to termination in the event of his termination by the Company for any reason other than as provided for in his continuity agreement or for “cause”, subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates. Mr. Hotchkin’s severance benefits would have been equal to approximately $726,069(3) if he had been so terminated on December 31, 2020.

Mr. Colosi is entitled to receive a lump sum cash payment equal to 12 months of salary and to 12 months of continued health coverage under Company-sponsored health plans on the same basis available to him immediately prior to termination in the event of his termination by the Company for any reason other than as provided for in his continuity agreement or for “cause”, subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates. Mr. Colosi’s severance benefits would have been equal to approximately $503,221(4) if he had been so terminated on December 31, 2020.

Ms. Tifford is entitled to receive 12 months of base salary at the time of termination via salary continuation, 12 months of continued health coverage under Company-sponsored health plans on the same basis available to her immediately prior to termination, and any unpaid portion of her annual bonus in the event of her termination by the Company for any reason other than as provided for in her continuity agreement or for “cause” or if she voluntarily resigns from the Company for “good reason”, subject to the execution and non-revocation of a

(1)	The sum of $2,400,000 of 24 months of salary and $35,479 of payments for continued employer contribution of COBRA coverage.
(2)	The sum of $530,000 of 12 months of salary and $16,130 of payments for continued employer contribution of COBRA coverage.
(3)	The sum of $700,000 of 12 months of salary and $26,069 of payments for continued employer contribution of COBRA coverage.
(4)	The sum of $494,964 of 12 months of salary and $8,257 of payments for continued employer contribution of COBRA coverage.

general release of claims in favor of the Company and its affiliates. Ms. Tifford’s severance benefits would have been equal to approximately $638,748(5) if she had been so terminated on December 31, 2020.

Departure of Named Executive Officer

On October 9, 2020, Ms. Pollier ceased serving as President, International of the Company and left the Company effective as of January 10, 2021 (the “End Date”). In connection with her departure from the Company, on November 17, 2020, Ms. Pollier entered into an agreement with a subsidiary of the Company regarding her separation package (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Ms. Pollier received: (i) a lump-sum cash payment equal to the sum of (A) $337,689(6) as a legal dismissal indemnity, (B) $297,961(7) of unpaid annual bonus in respect of fiscal 2020, (C) $15,005(8) of base salary owed for the period from January 1, 2021 through January 10, 2021, and (D) $79,436(9) for accrued and unused vacation; (ii) a lump-sum cash payment of $483,722(10) as a settlement indemnity; and (iii) a monthly lump-sum cash payment of $51,419(11) for the six (6) months following October 10, 2020, with respect to Ms. Pollier’s non-compete obligations, in each case subject to the social security contributions and other contributions required by law or the applicable collective bargaining agreement. All of Ms. Pollier’s unvested equity awards as of the End Date were forfeited. Ms. Pollier has the right to exercise her options that were vested as of the End Date for up to 90 days thereafter, after which they will be canceled. Ms. Pollier is subject to non-competition, non-solicitation and confidentiality covenants. In addition, in consideration for the payments and benefits provided for in the Separation Agreement, Ms. Pollier agreed to a release of claims against the Company and all of its affiliates and related entities and predecessors and successors as set forth in the Separation Agreement.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, she or he is entitled to receive amounts earned during her or his term of employment. Such amounts include, as applicable:

•	vested shares granted under our stock plans and the right to exercise vested stock options within 90 days of retirement;

•	amounts contributed and vested under the executive profit sharing plan; and

•	amounts accrued and vested, as applicable, through the Company savings plan for U.S. salaried employees.

The Company has also agreed in the continuity agreements with the named executive officers (other than Ms. Grossman) to pay the executive upon his or her retirement amounts unvested in the Company’s qualified defined contribution plan and a pro rata portion of his or her annual, performance-based cash bonus calculated as set forth therein. In the event these benefits under the continuity agreement were triggered for these named

(5)	The sum of $615,953 of 12 months of salary and $22,795 of payments for continued employer contribution of COBRA coverage.
(6)	€277,933 converted to U.S. dollars using the applicable exchange rate on January 11, 2021 (i.e., $1.2150), the date of payment.
(7)	€245,235 converted to U.S. dollars using the applicable exchange rate on January 11, 2021 (i.e., $1.2150), the date of payment.
(8)	€12,350 converted to U.S. dollars using the applicable exchange rate on January 11, 2021 (i.e., $1.2150), the date of payment.
(9)	€65,379 converted to U.S. dollars using the applicable exchange rate on January 11, 2021 (i.e., $1.2150), the date of payment.
(10)	€398,125 converted to U.S. dollars using the applicable exchange rate on January 11, 2021 (i.e., $1.2150), the date of payment.
(11)	€42,320 converted to U.S. dollars using the applicable exchange rate on January 11, 2021 (i.e., $1.2150).

executive officers on December 31, 2020, the following cash bonus amounts would have been paid to: Ms O’Keefe, $344,500; Mr. Hotchkin, $700,000; Mr. Colosi, $296,979; and Ms. Tifford, $369,572. Ms. Tifford also would have been entitled to $107,734 of unvested contributions under the non qualified executive profit sharing plan, which would have vested immediately per the terms of the plan, in the event of her retirement on December 31, 2020.

Payments Made Upon Death or Long-Term Disability

In the event of the death or long-term disability of a named executive officer, in addition to the earned amounts listed under the heading “—Payments Made Upon Termination” above and the amounts provided under the continuity agreements described under the heading “—Payments Made Upon Retirement” above, if any, the named executive officer may receive benefits under the Company’s U.S. long-term disability plan or payments under the Company’s life and/or disability insurance plans, as applicable, and, in the case of Ms. Grossman, the Grossman Employment Agreement. These payments and benefits are generally available to all employees, however, the amounts paid thereunder may differ by employee. For example, with respect to life insurance benefits, in the event such benefits were triggered on December 31, 2020, such benefits for each named executive officer would have been calculated as follows: for Ms. Grossman, she was generally eligible to receive two times the amount of her base salary at death subject to a maximum payout of $3,000,000; and for Mses. O’Keefe and Tifford and Messrs. Hotchkin and Colosi, each was generally eligible to receive two times the amount of her or his base salary at death subject to a maximum payout of $1,000,000. In the event such benefits were triggered for the named executive officers on December 31, 2020 under the Company’s life insurance plans, the amounts (excluding any supplemental policies purchased by the named executive officer at her or his own expense) each of her or his legal representatives or estates would have been eligible to receive are as follows, in the case of: Ms. Grossman, $2,402,000; Mses. O’Keefe and Tifford and Mr. Hotchkin, $1,000,000; and Mr. Colosi, $990,000. Messrs. Hotchkin and Colosi and Ms. Tifford elected to participate in the Company’s U.S. long-term disability plan for U.S. employees, and subject to the terms of the plan, would have received $8,333 on a monthly basis in the event such benefits were triggered on December 31, 2020 under the plan.

Pursuant to the terms of the Grossman Employment Agreement, in the event of termination due to death or long-term disability, Ms. Grossman is entitled to (x) any unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination, which amount shall be paid at such time annual bonuses are paid to other senior executives of the Company, but in no event later than the date that is 2 1/2 months following the last day of the fiscal year in which such termination occurred; and (y) an amount equal to her target annual bonus, prorated based on the number of days she was employed during the year of termination, which amount shall be paid within thirty (30) days of such termination date. In the event such benefits were triggered on December 31, 2020, Ms. Grossman would not have received any additional bonus payment.

In addition, upon the holder’s termination for death or long-term disability, generally, stock option exercise rights cease one year after, RSUs (other than Ms. Grossman’s RSU hiring awards) immediately vest 100%, and, in the case of PSUs, the time-vesting criteria will be deemed fully satisfied and the performance-vesting criteria shall be deemed satisfied at the “target” level of performance; provided, however, that if such event occurs following the end of any performance period, then the performance-based vesting criteria shall be determined based on the actual performance. See the column “Accelerated Vesting of Equity Value—Stock Awards” of the Change in Control Payment and Benefit Estimates on December 31, 2020 table for the value of the immediate vesting of RSUs and PSUs for each named executive officer.

Payments Made Upon a Change of Control

Change in/of Control

A “change in/of control” for purposes of stock awards and the continuity agreements generally consists of any of the following:

In the case of Ms. Grossman:

•

an acquisition by a non-affiliate of the beneficial ownership of 50% or more of the Company’s voting securities (other than acquisitions by Artal, Ms. Winfrey or a Company sponsored employee benefit plan or related trust);

•

the consummation of a reorganization, recapitalization, merger or consolidation involving the Company unless the beneficial owners of 50% or more of the outstanding voting securities of the Company or the surviving entity, as the case may be, following the transaction are held by Artal and Ms. Winfrey or the same persons, and in substantially the same proportion, who were beneficial owners of the Company’s voting stock prior to the transaction; or

•	the sale, transfer or other disposition of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

In the case of the other named executive officers, if and only if, as a result of the occurrence thereof, any person or group other than Artal or any of its affiliates is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of its then outstanding voting securities:

•	an acquisition by a non-affiliate of the beneficial ownership of 25% or more of the Company’s voting securities (other than acquisitions by a Company sponsored employee benefit plan or related trust);

•	the current members of the Board of Directors (or their approved successors) ceasing to constitute a majority of the Board of Directors;

•

the consummation of a reorganization, recapitalization, merger or consolidation involving the Company unless the beneficial owners of at least 51% of the outstanding voting securities of the Company or the surviving entity, as the case may be, following the transaction are held by the same persons, and in substantially the same proportion, who were beneficial owners of the Company’s voting stock prior to the transaction; or

•	the sale, transfer or other disposition of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

Stock Awards

Pursuant to the Company’s terms and conditions for Time-Vesting Options and/or RSU awards, unless provided otherwise by the Board of Directors or a committee thereof, Time-Vesting Options and RSUs generally fully vest and such stock options generally become exercisable immediately prior to a “change of control”. See “—Change in/of Control” for additional information. However, in the case of Time-Vesting Options and RSUs awarded to Ms. Grossman, such vesting and immediate exercisability of stock options only occur in the event Ms. Grossman’s employment is terminated in connection with a change of control which termination gives rise to severance payments and benefits under her continuity agreement. For details on Ms. Grossman’s continuity agreement, see “—Continuity Agreements” below. Additionally, in the event of any termination of Ms. Grossman by the Company without “cause” or termination by Ms. Grossman for “good reason” in connection with a change of control, the vested Time-Vesting Options that were granted as part of her hiring awards will remain exercisable for the full seven-year term of such options and all other vested options held by Ms. Grossman at such time, if any, shall have at least 30 months to be exercised (but not beyond their term), provided that such benefit is contingent upon Ms. Grossman’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates and continued compliance with certain confidentiality, non-competition, non-solicitation and no-hire covenants set forth in the Grossman Employment Agreement. Pursuant to the terms of the PSUs, unless provided otherwise by the Board of Directors or a committee thereof, the time-vesting criteria will be deemed fully satisfied and the performance-vesting criteria shall be deemed satisfied at the “target” level of performance upon a “change of control” (in the case of Ms. Grossman, upon her termination in connection with a change of control which termination gives rise to severance payments and benefits under her continuity agreement); provided, however, that if such event occurs following the end of any performance period, then the performance-based vesting criteria shall be determined based on the actual performance. Any dividend equivalents accrued with respect to RSUs and PSUs shall also be deemed to vest as set forth above. See the columns under “Accelerated Vesting of Equity Value” of the Change in Control Payment and Benefit Estimates on December 31, 2020 table for the value of the immediate vesting of such awards for the named executive officers in the event such benefits were triggered on December 31, 2020.

The named executive officers (other than Ms. Grossman) who hold such awards remain subject during his or her employment and for one year following the termination of his or her employment to certain non-competition and non-solicitation covenants and for an unspecified amount of time to certain confidentiality and assignment of work product covenants. Ms. Grossman’s awards are subject to and reaffirm the restrictive covenants contained in the Grossman Employment Agreement as described above under “—Payments Made Upon Termination”.

Continuity Agreements

The Company has determined that it is in the best interests of its shareholders to reinforce and encourage the continued attention and dedication of our key executives to their duties, without personal distraction or conflict of interest in circumstances that could arise in connection with any “change of control” of the Company. See “—Change in/of Control” for additional information. Therefore, the Company has entered into continuity agreements with our named executive officers and certain other senior executives.

Term

In the case of the continuity agreement entered into by Ms. Grossman and the Company, the agreement shall terminate upon the termination of Ms. Grossman’s employment with the Company. In the case of the continuity agreements entered into with the other named executive officers and certain other senior executives, each agreement generally has an initial term of two to three years from the date of execution and continues to renew annually thereafter unless the Company provides 180-day advance written notice to the executive that the term of the agreement will not renew. However, upon the occurrence of a change in control of the Company, the term of the agreement may not terminate until the second anniversary of the date of the change in control.

Payments

With respect to the named executive officers, the following severance benefits will be provided if (a) in the case of Ms. Grossman, (i) during the two-year period following a change in control of us or the three-month period prior to, but in connection with, a change in control of us, her employment is terminated (x) by the Company (other than termination for “cause” or by reason of long-term disability) or (y) by Ms. Grossman for “good reason”, or (ii) an agreement is signed which would result in a change in control of us and during the period between the effective date of the agreement and a change in control of us, her employment is terminated in connection with the change in control (x) by the Company (other than termination for “cause” or by reason of long-term disability) or (y) by Ms. Grossman for “good reason”; and (b) in the case of the other named executive officers, (i) during the two-year period following a change in control of us, such named executive officer’s employment is terminated (other than termination by the Company for “cause” or by reason of death, long-term disability or retirement), (ii) during the three-month period prior to, but in connection with, or during the two-year period following, a change in control of us, such named executive officer voluntarily terminates his or her employment for “good reason”, or (iii) an agreement is signed which would result in a change in control of us and during the period between the effective date of the agreement and a change in control of us, such named executive officer’s employment is terminated in connection with the change in control (other than termination by the Company for “cause” or by reason of death, long-term disability or retirement):

•

cash payment equal to three times (two times in the case of Ms. Tifford) the sum of her or his annual base salary on the date of the change in control (or, if higher, the annual base salary in effect immediately prior to when the notice of termination is given) and her or his target annual bonus under our bonus plan in respect of the fiscal year in which the termination occurs (or, if higher, the average annual bonus actually earned by the named executive officer in respect of the three full fiscal years prior to the year in which the notice of termination is given);

•

cash payment equal to the sum of (w) all accrued but unpaid base salary and an amount representing all accrued and unused vacation days, (x) all earned and unpaid bonuses (if any), (y) in respect of the fiscal year in which the date of termination occurs, the higher of (A) the pro rata portion of the named executive officer’s target bonus and (B) if we are exceeding the performance targets established under our bonus plan for such fiscal year as of the date of termination, the named executive officer’s actual annual bonus payable under our bonus plan based upon such achievement (this pro rata portion in either case calculated from January 1st of such year through the date of termination), and (z) any other compensation previously deferred (excluding qualified plan deferrals by the named executive officer under or into our benefit plans);

•

three years (two years in the case of Ms. Tifford) of continued medical, dental, vision, and life insurance coverage (excluding accidental death and disability insurance) for the named executive officer and her or his dependents, provided that these benefits will terminate upon the named executive officer receiving comparable benefits from a subsequent employer;

•

continued provision of the perquisites the named executive officer enjoyed prior to the date of termination for a period ending on the earlier of (x) the third anniversary (the second anniversary in the case of Ms. Tifford) of the named executive officer’s termination and (y) the receipt by the named executive officer of comparable perquisites from a subsequent employer;

•	immediate 100% vesting of all unvested Time-Vesting Options, stock appreciation rights, phantom stock units and restricted stock held by the named executive officer upon the change in control;

•

additional contributions by us to our qualified defined contribution plan and any other retirement plans in which the named executive officer participated prior to the date of termination during the period from the date of termination through the third anniversary (the second anniversary in the case of Ms. Tifford) of the named executive officer’s termination; provided, however, that where such contributions may not be provided without adversely affecting the qualified status of such plan or where such contributions are otherwise prohibited by any such plans, or if the named executive officer other than Ms. Grossman is subject to Section 409A, the named executive officer shall instead receive an additional lump sum cash payment equal to the contributions that would have been made during the above period if the named executive officer had remained employed with us during such period;

•

all other accrued or vested benefits in accordance with the terms of any applicable plan of ours, including the named executive officer’s otherwise unvested account balances in our qualified defined contribution plan, which shall become vested as of the date of termination; and

•	outplacement services at a cost to us of not more than $30,000 ($15,000 in the case of Ms. Tifford).

Terminations

Terminations of employment that entitle a named executive officer to receive severance benefits under his or her continuity agreement consist of terminations by the Company without “cause” or resignation by the named executive officer for “good reason” upon qualifying terminations of employment described above. The named executive officer, other than Ms. Grossman, is also eligible for additional payments under his or her continuity agreement if his or her termination is due to death, long-term disability or retirement. See “ —Payments Made Upon Death or Long-Term Disability” or “ —Payments Made Upon Retirement” above. The named executive officer is not eligible for benefits under her or his continuity agreement if her or his termination is for “cause”.

Certain Offsets to Payments and Benefits Provided under Continuity Agreements

Pursuant to the terms of the Grossman Employment Agreement, Ms. Grossman agreed that, in the event amounts are payable under her continuity agreement as a result of her being terminated by the Company (other than termination for “cause” or by reason of long-term disability) or by Ms. Grossman for “good reason” during the three-month period prior to, but in connection with, a change in control of us, any amounts payable to her pursuant to her continuity agreement would be offset in full by any amounts paid (or to be paid) to her pursuant to the Grossman Employment Agreement.

Excess Parachute Payment Excise Taxes

Under the terms of Ms. Grossman’s continuity agreement, (i) if it is determined that the parachute payments would be subject to the 280G excise tax and the net after tax amount of such parachute payments (after the payment of all taxes) is less than the net after-tax amount of the parachute payments reduced to the maximum amount payable such that none of the parachute payments would be subject to the 280G excise tax (the “reduced amount”), then the aggregate amount of such parachute payments to Ms. Grossman shall be reduced to such reduced amount and (ii) if it is determined that the net after tax amount of the full payment of such parachute payments is greater than the net after tax amount of the reduced amount, Ms. Grossman shall receive the aggregate parachute payments; provided that Ms. Grossman shall not be entitled to a receive an additional tax gross-up payment.

Under the terms of the continuity agreement for the named executive officers (other than Ms. Grossman), (i) if it is determined that certain payments and benefits provided under the agreement and under any other plan or arrangement with the Company and its affiliates in the aggregate would be subject to the 280G excise tax, or to any similar tax, and the aggregate value of the parachute payment exceeds a certain threshold amount calculated under the Internal Revenue Code by 5% or less, then (ii) the parachute payment will be reduced to the extent necessary so that the aggregate value of the parachute payment is equal to an amount that is less than such threshold amount; provided, however, that if the aggregate value of the parachute payment exceeds the threshold amount by more than 5%, then the executive will be entitled to receive an additional payment or payments in an amount such that, after payment by the executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax imposed upon this payment, the executive retains an amount equal to the excise tax imposed upon the parachute payment.

Other

Under the continuity agreements, the named executive officers (other than Ms. Grossman) agreed to keep in confidence any and all confidential information concerning the Company, its shareholders, officers, directors and customers and its respective business. In addition, upon the termination of employment, such named executive officer will not take or keep any proprietary or confidential information or documentation belonging to the Company.

Change in Control Impact on Named Executive Officers

The table below was prepared as though a “change in control” occurred and each of the specified named executive officer’s employment was terminated without “cause” or for “good reason” on December 31, 2020 (the last business day of fiscal 2020) using the closing price of the Company’s Common Stock as of December 31, 2020 (the last trading day of fiscal 2020) which was $24.40, each as defined in her or his continuity agreement. In addition to these assumptions, the Company believes the assumptions set forth below, which are necessary to produce these estimates, are reasonable individually and in the aggregate. However, a change in control did not occur on December 31, 2020 and the named executive officers specified in the table below were not terminated on that date. Therefore, there can be no assurance that a change in control in the future would produce the same or similar results as those described below.

CHANGE IN CONTROL PAYMENT AND BENEFIT ESTIMATES

ON DECEMBER 31, 2020

Name	Aggregate Severance Pay and 2020 Bonus(1)	Medical, Dental, Vision and Life Insurance(2)	Accelerated Vesting of Equity Value		Executive Profit Sharing Plan(4)	Savings Plan(5)	Excise Tax and Gross-Up Payment(6)	Perqui- sites(7)	Outplace- ment Services	Total
			Stock Awards(3)	Stock Options
Mindy Grossman	$10,800,001	$57,066	$10,052,043	$701,495	$1,372,382	$—	$—	$45,000	$30,000	$23,057,987
Amy O’Keefe	$2,968,001	$50,093	$482,290	$—	$156,767	$25,650	$1,818,967	$3,000	$30,000	$5,534,768
Nicholas P. Hotchkin	$4,900,001	$80,453	$3,221,216	$174,467	$905,206	$25,650	$—	$39,600	$30,000	$9,376,593
Michael F. Colosi	$2,808,186	$26,358	$1,102,246	$90,421	$495,034	$25,650	$—	$42,600	$30,000	$4,620,495
Gail B. Tifford	$2,340,621	$46,905	$1,366,742	$112,522	$234,263	$17,100	$1,255,208	$2,000	$15,000	$5,390,361

(1)

Amounts shown represent the sum of (a) three years (two years for Ms. Tifford) of base salary; (b) three years (two years for Ms. Tifford) of “target” bonus (or, in the case of Mr. Colosi, his average annual bonus actually earned with respect to the prior three full fiscal years since such amount was higher than his fiscal 2020 target bonus); and (c) an additional year of “target” bonus.

(2)	Amounts shown represent three years (two years for Ms. Tifford) of continued medical, dental, vision and life insurance (excluding accidental death and disability insurance).

(3)

Amounts shown represent accelerated vesting of awards of RSUs and PSUs. The award of an RSU is the right to receive one share of Common Stock upon the vesting date of the RSU. A PSU award is the right to receive a number of shares of Common Stock equal to (x) the “target” number of PSUs granted multiplied by (y) the applicable achievement percentage with respect to the specified financial performance goal(s), rounded down to avoid the issuance of fractional shares, upon the satisfaction of both the time- and performance-vesting criteria. See the Outstanding Equity Awards at Fiscal 2020 Year-End table for additional details on the awards of PSUs which were accelerated and included in the amounts shown.

(4)

Amounts shown represent three years (two years for Ms. Tifford) of Company contributions to and earnings on its executive profit sharing plan. With respect to Ms. Tifford, the amount shown also includes $107,735 which reflects accelerated vesting of her aggregate executive profit sharing plan balance as of December 31, 2020. Given her hire date and the suspension of contributions to participants under the executive profit sharing plan effective June 2020 through December 2020, Ms. O’Keefe was not eligible for contributions under our executive profit sharing plan in fiscal 2020 so there was no unvested balance in her executive profit sharing account on December 31, 2020.

(5)

Mses. O’Keefe and Tifford and Messrs. Hotchkin and Colosi were assumed to have participated in the Company’s savings plan for salaried U.S. employees. The amounts represent three years (two years for Ms. Tifford) of Company contributions to its savings plan for salaried U.S. employees for their benefit.

(6)

Pursuant to the applicable continuity agreements, if it is determined that the aggregate amounts payable to any named executive officer (other than Ms. Grossman) under the continuity agreement and any other plan or arrangement with the Company are parachute payments subject to excise tax imposed under Section 4999 of the Internal Revenue Code or any similar tax imposed by state or local law, then the named executive officer, depending on the amount of parachute payments, may be entitled to receive a “gross-up” payment, such that, after payment by the named executive officer of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the gross-up payment, the named executive officer will retain an amount of the gross-up payment equal to the excise tax imposed upon the parachute payments. The amounts in this column represent such amount.

(7)

Amounts shown represent three years (two years for Ms. Tifford) of continued provision of perquisites enjoyed by the named executive officer prior to the date of termination, including payment for professional membership fees of $45,000 for Ms. Grossman; a wellness allowance for Mses. O’Keefe and Tifford; a car allowance of $39,600 for Mr. Hotchkin; and a car allowance of $39,600 and wellness allowance for Mr. Colosi.

General Assumptions

•

Ms. O’Keefe was assumed to be subject to U.S. federal, state, local and FICA combined effective tax rate of 72.1%, including an excise tax rate of 20% applicable to excess parachute payments pursuant to Section 4999 of the Internal Revenue Code.

•

Ms. Tifford was assumed to be subject to U.S. federal, state, local and FICA combined effective tax rate of 68.2%, including an excise tax rate of 20% applicable to excess parachute payments pursuant to Section 4999 of the Internal Revenue Code.

•

Amounts shown only reflect benefits triggered under the named executive officer’s continuity agreement and do not reflect the impact of any offset required pursuant to the Grossman Employment Agreement.

Equity-based Assumptions

•	All previously unvested Time-Vesting Options and RSUs vested on December 31, 2020.

•

PSUs have both time- and performance-vesting criteria. The time-vesting criteria was deemed satisfied and, since the applicable performance period had not begun as of December 31, 2020, the performance-vesting criteria was deemed satisfied at “target” level performance (i.e., 100%).

•	RSUs and PSUs were valued using the closing price of the Company’s Common Stock on December 31, 2020 (i.e., $24.40).

•

Time-Vesting Options were valued at the greater of $0 or the actual spread between the exercise price of the option and the closing price of the Company’s Common Stock on December 31, 2020 (i.e., $24.40 minus exercise price). This would represent the true value received by the executives upon immediate vesting of their Time-Vesting Options.

Benefit Assumptions

•

Each executive’s “target” bonus is calculated based on her or his base salary and target bonus percentage at December 31, 2020 for the purposes of determining her or his severance and contributions to the executive profit sharing plan, if applicable. Ms. Grossman’s “target” bonus is $1,800,000, Ms. O’Keefe’s “target” bonus is $344,500, Mr. Hotchkin’s “target” bonus is $700,000, Mr. Colosi’s “target” bonus is $296,978, and Ms. Tifford’s “target” bonus is $369,571.

•	The executive does not receive comparable perquisites from a subsequent employer.

•	Medical, dental, vision, and life insurance, as applicable, are paid at 2021 monthly rates.

•

Each U.S. executive is assumed to have participated in the Company’s qualified defined contribution plan and any other retirement plan so long as contributions were made by or on such executive’s behalf at any time during the fiscal year in which such termination occurred.

•

Contributions to the executive profit sharing plan are based on the Company’s contribution rate applicable to, and base salary of, each executive as of December 31, 2020. Each executive will receive her or his respective “target” bonuses in March of each year, which is deemed eligible earnings under the plan. Interest is calculated under the plan using the annualized prime rate, as published in The Wall Street Journal on December 31, 2020, plus 2%, compounded as of the end of each fiscal month. No supplemental employer contributions are made.

•

3% matching contribution by the Company of the executive’s eligible earnings as of December 31, 2020 to the Company’s savings plan for U.S. salaried employees, subject to the applicable limitations of the Internal Revenue Code as in effect in fiscal 2020.

•	Each executive is assumed to have received outplacement services provided to the fullest extent as set forth in her or his continuity agreement.

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information regarding the ratio of the annual total compensation for our principal executive officer to the median of the annual total compensation of all our employees (other than our principal executive officer) (the “CEO Pay Ratio”). Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u). However, due to the flexibility afforded by Item 402(u) in calculating the CEO Pay Ratio, our CEO Pay Ratio may not be comparable to the CEO pay ratios presented by other companies.

For purposes of identifying our global median employee, we used our global employee population as of December 31, 2020, which consisted of 10,222 total global employees. We used December 31st as our determination date, rather than the determination date of October 15th we used in 2017, so that the date aligned with the end of the calendar year. As is permitted under the SEC rules, to determine the Company’s median employee, we used “gross taxable wages” as our consistently applied compensation measure. We annualized this number for those full- and part-time employees who did not work the full fiscal 2020 year. A valid statistical sampling methodology was used to estimate the median gross taxable wages. We then produced a sample of employees who were paid within a 1% range of that median and selected an employee from within that group as our median employee. After identifying our median employee, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table. Our median employee for fiscal 2020 is a part time Studio Coach whose annual total compensation was $8,117 and the annual total compensation for our CEO was $6,344,329. Accordingly, our CEO Pay Ratio for fiscal 2020 was approximately 782:1.

HUMAN CAPITAL MANAGEMENT

At WW, our core mission is to inspire healthy habits for real life—for people, families, communities and the world. We know our employees are key to making this mission a reality. As of December 31, 2020, we had approximately 10,000 employees, a majority of whom were part-time. In addition, in certain of our international markets, our coaches and guides are self-employed and so are not included in this total.

We commit to creating an equitable, diverse and inclusive environment

We know our ability to achieve our strategic vision of reaching people everywhere requires us to understand the unique attributes of people around the globe, so we can shape solutions that reach them where they are. We also know having a diverse and inclusive workforce will better enable us to explore and realize the many different paths to health and wellness for our members.

We have established the following practices with respect to equity, inclusion and diversity (“I&D”):

•

Promoting diverse hiring throughout the WW ecosystem—which is evident with more than half of our Executive Committee members being women, including our Chief Executive Officer and Chief Financial Officer.

•	Appointing a Head of Inclusion & Diversity who reports directly into our Chief People Officer, playing a critical role to ensure WW upholds an inclusive and diverse culture.

•

Creating various forums and formal training programs—including employee affinity groups, a Black employee development program and engaging with historically black colleges and universities (HBCUs) and other organizations focused on the disenfranchised as targeted talent pools.

We also make donations to non-profit organizations dedicated to positively influencing Black lives and spotlight Black-owned businesses on the WW Shop. Ultimately, we believe that including I&D in the fabric of our culture will inspire our people to carry this inclusive vision forward to our members, our communities and society as a whole.

We commit to growing and developing our people

We believe in the importance of providing people opportunities to grow their careers. That is why we offer a range of virtual training programs (as well as in-person programs prior to the COVID-19 pandemic) to help our people thrive in their current roles and build critical skills to take them further on their career journeys. For example, our leadership training ensures our future business leaders are equipped to manage and lead our organization.

We prioritize the health, safety and wellbeing of our people

As a human-centric company committed to wellness, we know that this commitment starts with our own people. We provide competitive compensation and benefits programs for our employees. In addition to salary, these programs (which vary by employee level and by the country where the employees are located) include, among other items, bonuses, stock awards, retirement benefits including 401(k) (or local market equivalent) and profit-sharing plan or participation in a non-qualified deferred compensation plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, paid parental leave, advocacy resources, flexible work schedules and employee assistance programs.

Our philosophy to empower our people through meaningful total reward programs took on even more importance in the face of the COVID-19 pandemic. In addition to the wide range of competitive compensation and benefit programs already offered, our teams took swift action to implement changes to support the health and safety of our employees and members. For instance, we:

•

Placed a renewed focus on our employees’ physical, mental, financial and social wellbeing—reinforcing existing programs, such as the annual wellness allowance, and launching new ones, such as flexible time off and Wellness Fridays.

•

Enabled the vast majority of our employees to work from home, partly due to moving all in-person workshops to a virtual platform, which involved training thousands of WW Coaches and Guides, and creating local workshop Connect Groups.

•	Implemented additional safety measures through a digital capacity planning, hoteling and contact tracing app for employees continuing in-person work.

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation for non-employee directors, the Board of Directors considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board of Directors. Directors who are employees of the Company receive no compensation for their service as directors.

Cash and Stock Compensation Paid to Directors

Members of the Board of Directors who are not employees of the Company are entitled to receive annual compensation of $150,000, payable quarterly, half in cash and half in fully vested Common Stock. The number of shares of Common Stock granted quarterly is determined by averaging the closing price of the Common Stock for the last five trading days of each fiscal quarter. This average price is then used to determine the number of shares required to satisfy the share portion of the director’s quarterly fees. Any fractional shares are paid in cash.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses related to their services as a member of the Board of Directors or one of its committees. The Company also reimburses certain expenses incurred by directors in connection with attending director education programs as well as memberships in director organizations.

Cash Compensation Paid to Directors Serving on Committees of the Board of Directors

Each director serving as a member of the Audit Committee is entitled to receive $10,000 per annum, payable quarterly, in cash. Each director who serves as Audit Committee chair is entitled to receive $12,500 per annum, payable quarterly, in cash, in addition to the annual amount payable for being a member of the Audit Committee. Also, each director is entitled to receive $6,000 per annum, payable quarterly, in cash for service as a member of each of the Compensation Committee and the NCG Committee.

2020 Reduced Compensation Paid to Directors

On April 24, 2020, in connection with the Company’s previously disclosed cost savings initiative in response to the negative impact of COVID-19, the non-employee directors agreed to forgo 50% of their director compensation with respect to their service for the period starting June 1, 2020 through the end of fiscal 2020 (the “2020 Director Reduced Compensation”). With respect to the 2020 Director Reduced Compensation payable for service as a member of the Board of Directors, each non-employee director in his or her sole discretion elected to receive such compensation in cash or fully vested Common Stock, or half in cash and half in fully vested Common Stock (such election, the “Reduced Compensation Election”). Any 2020 Director Reduced Compensation payable for service as a member of a committee of the Board of Directors was paid in cash.

Transfer Restrictions on Director Equity-Based Compensation

Our non-employee directors are not subject to any minimum share ownership requirement. However, all equity-based compensation described above is paid in the form of shares of fully vested Common Stock and such shares are subject to restrictions on transfer so that they cannot be sold or transferred until the applicable director is no longer serving on the Board of Directors, provided, however, such restrictions may be removed to the extent that following the proposed sale or transfer of any such shares, the applicable director continues to hold shares of Common Stock with a value of at least $600,000 in the aggregate, such value based on the closing price of the Common Stock on the date of such director’s request for permission to consummate such sale or transfer pursuant to the Company’s Amended and Restated Securities Trading Policy, and any successor policy thereof.

Director Summary Compensation Table

The following table sets forth information concerning the compensation of our directors (other than Ms. Grossman who is a named executive officer) for fiscal 2020.

DIRECTOR COMPENSATION FOR FISCAL 2020

Name	Fees Earned or Paid in Cash(1)	Stock Awards(1)(2)	Option Awards		All Other Compensation		Total
Raymond Debbane(3)	$36,280	$72,815			—		$109,095
Steven M. Altschuler(3)(4)	$86,420	$48,925			—		$135,345
Julie Bornstein	$32,003	$72,815			—		$104,818
Tracey D. Brown(4)	$82,142	$48,925			—		$131,067
Jennifer Dulski(3)(5)	$43,312	$31,208			—		$74,520
Jonas M. Fajgenbaum	$32,003	$72,815			—		$104,818
Denis F. Kelly(4)	$91,054	$48,925			—		$139,979
Julie Rice(6)	$36,280	$72,815			—		$109,095
Thilo Semmelbauer(6)	$36,280	$72,815			—		$109,095
Christopher J. Sobecki(3)(6)	$40,557	$72,815			—		$113,372
Oprah Winfrey(7)	$32,003	$72,815	$32,685,549	(8)	190,000	(9)	$32,980,367

(1)	Amounts shown reflect each director’s Reduced Compensation Election.

(2)

Stock awards consist solely of awards of fully vested Common Stock subject to certain transfer restrictions. The amounts shown represent the aggregate grant date fair value of stock awards granted in fiscal 2020 calculated in accordance with applicable accounting standards. The grant date fair value for each applicable stock award granted to each director on December 30, 2019 was $17,076; March 30, 2020 was $19,063 (except in the case of Ms. Dulski was $6,490 reflecting the proration for her time of service); June 29, 2020 was $18,160 (except in the case of Ms. Dulski was $15,460 and in the cases of Dr. Altschuler, Mr. Kelly and Ms. Brown was $12,785) reflecting each director’s Reduced Compensation Election; and September 28, 2020, other than Dr. Altschuler, Mr. Kelly and Ms. Brown who did not receive grants on that date in connection with their Reduced Compensation Election, was $18,516 (except in the case of Ms. Dulski was $9,258) reflecting each director’s Reduced Compensation Election, in each case based solely on the closing price of our Common Stock on the date of the grant. The stock award granted on December 30, 2019 was for compensation earned for the fourth quarter of fiscal 2019, as applicable.

(3)	Member of the Compensation Committee.

(4)	Member of the Audit Committee. Amounts reported for Mr. Kelly reflect additional fees earned for serving as Audit Committee chair.

(5)

Effective February 27, 2020, the Board of Directors elected Ms. Dulski to serve as a director. Effective May 6, 2020, the Board of Directors elected Ms. Dulski to serve as a member of the Compensation Committee. Therefore, the amounts reported for Ms. Dulski reflect fees earned and stock awards granted from the date of her elections.

(6)	Member of the NCG Committee.

(7)

As of January 2, 2021, Ms. Winfrey held (x) a fully vested, non-qualified stock option to purchase 990,045 shares of Common Stock granted to Ms. Winfrey in consideration of her entering into the Strategic Collaboration Agreement (defined hereafter) with the Company on October 18, 2015 and the performance of her obligations thereunder (the “Initial Winfrey Option”) and (y) a fully vested, non-qualified stock option to purchase 3,276,484 shares of Common Stock granted to Ms. Winfrey in consideration of her entering into the Strategic Collaboration Amendment (defined hereafter) with the Company on December 15, 2019 and the performance of her obligations thereunder (the “Winfrey Amendment Option”). For additional information on Ms. Winfrey’s Common Stock ownership, see “Security Ownership of WW”.

(8)

Amount shown represents the grant date fair value, as calculated in accordance with applicable accounting standards, of the Winfrey Amendment Option described in footnote 7 above that was granted to Ms. Winfrey on May 6, 2020. The Winfrey Amendment Option has an exercise price of $38.84 per share and is exercisable, in whole or in part, prior to November 30, 2025. Subject to certain limited exceptions, shares issuable thereunder are subject to transfer restrictions pursuant to the Winfrey Amendment Option Agreement (defined hereafter) during the period prior to May 31, 2025. For additional details on the Winfrey Amendment Option, see “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons—Winfrey Transactions—Winfrey Partnership”. The assumptions made in determining option values with respect to awards granted during fiscal 2020 are disclosed in Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2020.

(9)

Amount shown represents the Company’s payment to the Screen Actors Guild-Producers Pension and Health Plans arising from Ms. Winfrey’s promotional work on behalf of the Company pursuant to the Strategic Collaboration Agreement.

SECURITY OWNERSHIP OF WW

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 11, 2021 (unless otherwise indicated below) by (i) beneficial owners known to the Company to own more than 5% of the Company’s Common Stock, (ii) each of our named executive officers, as such term is defined in Item 402(a)(3) of Regulation S-K of the Exchange Act, (iii) each of our current directors and (iv) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, any shares of our Common Stock (i) subject to options held by that person that are currently exercisable or exercisable within 60 days of March 11, 2021 or (ii) issuable upon the vesting of RSUs or PSUs held by that person within 60 days of March 11, 2021 are deemed beneficially owned by such person and issued and outstanding. These shares, however, are not deemed issued and outstanding for purposes of computing percentage ownership of each other individual shareholder.

Our capital consists of our Common Stock and our preferred stock. The percent of class calculations are based on the 69,323,591 shares of our Common Stock outstanding and zero shares of our preferred stock outstanding as of March 11, 2021. None of the shares held by our directors or executive officers has been pledged as security as of March 11, 2021.

Except as otherwise indicated in the footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

	As of March 11, 2021
Name of Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percent of Class
Artal Group S.A.(1)	14,818,300	21.38%
BlackRock, Inc.(2)	5,666,099	8.17%
Oprah Winfrey(3)(4)(5)	5,702,601	7.78%
The Vanguard Group(6)	4,527,574	6.53%
Mindy Grossman(4)(7)	1,233,777	1.75%
Amy O’Keefe(4)	3,294	*
Nicholas P. Hotchkin(4)	175,533	*
Michael F. Colosi(4)	65,237	*
Gail B. Tifford(4)	17,116	*
Corinne Pollier(-Bousquet)(4)	27,411	*
Raymond Debbane(5)(8)	38,986	*
Steven M. Altschuler(5)	24,604	*
Julie Bornstein(5)	5,891	*
Tracey D. Brown(5)	3,952	*
Jennifer Dulski(5)	1,874	*
Jonas M. Fajgenbaum(5)	48,986	*
Denis F. Kelly(5)	53,812	*
Julie Rice(5)	7,104	*
Thilo Semmelbauer(5)	32,002	*
Christopher J. Sobecki(5)	64,035	*
All current directors and executive officers as a group (17 persons)(9)	7,533,690	10.13%

*	Amount represents less than 1% of outstanding Common Stock.

(1)

The information concerning Artal Group S.A. is based on (i) a Schedule 13D/A (Amendment No. 14) reported as of January 11, 2021 filed jointly with the SEC on January 21, 2021 by Artal Luxembourg S.A., Artal International S.C.A., Artal International Management

S.A. (“Artal International Management”), Artal Group S.A., Westend S.A. (“Westend”), Stichting Administratiekantoor Westend (the “Stichting”) and Mr. Amaury Wittouck and (ii) other information known to us. Mr. Wittouck is the sole member of the board of the Stichting. The Stichting is the majority shareholder of Westend. Westend is the parent of Artal Group S.A. Artal Group S.A. is the parent of Artal International Management and Artal International S.C.A. Artal International Management is the managing partner of Artal International S.C.A., which is the parent of Artal Luxembourg S.A. As of January 11, 2021, Artal Luxembourg S.A. was the beneficial owner of 14,818,300 of our shares. As a result of the foregoing, Artal International S.C.A., Artal International Management, Artal Group S.A., Westend, the Stichting and Mr. Wittouck may each be deemed to be the beneficial owner of all of our shares beneficially owned by Artal Luxembourg S.A. The address of Artal Luxembourg S.A., Artal International S.C.A., Artal International Management, Artal Group S.A., Westend and Mr. Wittouck is 44, Rue De La Vallée, L-2661 Luxembourg, Luxembourg. The address of the Stichting is Claude Debussylaan, 46, 1082 MD Amsterdam, The Netherlands.

(2)

The information concerning BlackRock, Inc. (“BlackRock”) is reported as of December 31, 2020 based on a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 1, 2021 by BlackRock. BlackRock has sole voting power over 5,547,502 shares and sole dispositive power over 5,666,099 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(3)

The information concerning Oprah Winfrey is based on (i) a Schedule 13D/A (Amendment No. 3) reported as of May 6, 2020 filed with the SEC on May 8, 2020 by Ms. Winfrey; (ii) a Form 4 filed with the SEC on March 10, 2021 on behalf of Ms. Winfrey and (iii) other information known to us. Ms. Winfrey has sole voting power and sole dispositive power over 5,702,601 shares. The address for Ms. Winfrey is c/o Harpo, Inc., 1041 North Formosa Avenue, West Hollywood, California 90046.

(4)

The number of shares beneficially owned includes any shares issuable in connection with RSUs or PSUs that vest within 60 days after March 11, 2021 and any shares subject to purchase upon exercise of stock options that are currently exercisable or exercisable within 60 days after March 11, 2021 and is as follows: Ms. Winfrey, 3,936,514 shares; Ms. Grossman, 1,028,263 shares; Ms. O’Keefe, 3,294 shares; Mr. Hotchkin, 24,754 shares; Mr. Colosi, 46,988 shares; Ms. Tifford, 8,277 shares; and Ms. Pollier, 14,772 shares. See “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons—Winfrey Transactions—Winfrey Partnership” for information on the transfer restrictions on the shares issuable upon exercise of Ms. Winfrey’s options. Ms. Pollier’s 14,772 shares were subject to purchase upon exercise of stock options that were exercisable on March 11, 2021 and, other than the 5,025 options that were cancelled per their terms on March 25, 2021, will remain exercisable for up to 90 days following her departure from the Company on January 10, 2021. All such options that are unexercised on April 10, 2021 will be cancelled on such date. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officer” for additional details regarding Ms. Pollier’s departure.

(5)

The number of director equity-based compensation shares beneficially owned by the directors that are subject to certain transfer restrictions are as follows: Ms. Winfrey, 15,879 shares; Mr. Debbane, 38,986 shares; Dr. Altschuler, 24,604 shares; Ms. Bornstein, 5,891 shares; Ms. Brown, 3,952 shares; Ms. Dulski, 1,874 shares; Mr. Fajgenbaum, 38,986 shares; Mr. Kelly, 16,812 shares; Ms. Rice, 7,104 shares; Mr. Semmelbauer, 22,002 shares; and Mr. Sobecki, 59,035 shares. For details on these transfer restrictions, see “Director Compensation—Transfer Restrictions on Director Equity-Based Compensation”. Ms. Winfrey also beneficially owns 1,750,208 shares of Common Stock, which she acquired pursuant to the Share Purchase Agreement she entered into with the Company on October 18, 2015, that are subject to certain transfer restrictions. See “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons—Winfrey Transactions—Winfrey Partnership” for information on the transfer restrictions on these purchased shares under the Share Purchase Agreement. The number of shares beneficially owned by Mr. Kelly also includes 6,200 shares held by his spouse in an Individual Retirement Account. The number of shares beneficially owned by Mr. Sobecki also includes 5,000 shares held in a 501(c)(3) family foundation over which Mr. Sobecki may be deemed to have investment and voting power.

(6)

The information concerning The Vanguard Group (“Vanguard”) is reported as of December 31, 2020 based on a Schedule 13G/A (Amendment No. 2) filed with the SEC on February 10, 2021 by Vanguard. Vanguard has sole voting power over 0 shares, shared voting power over 63,549 shares, sole dispositive power over 4,424,499 shares and shared dispositive power over 103,075 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(7)	The number of shares beneficially owned includes 1,240 shares held in a family trust for which Ms. Grossman is the sole trustee and has sole investment and voting power with respect to the shares.

(8)

Mr. Debbane is also the Chief Executive Officer and a director (Managing Director) of Artal Group S.A. and a managing director of Artal International Management and Artal Luxembourg S.A. Artal Group S.A. is the parent of Artal International Management and Artal International S.C.A. Artal International Management is the managing partner of Artal International S.C.A. Artal International S.C.A. is the parent of Artal Luxembourg S.A. Mr. Debbane disclaims beneficial ownership of all shares owned by Artal Luxembourg S.A.

(9)

The number of shares beneficially owned includes an aggregate of 5,063,412 shares that are either issuable in connection with RSUs or PSUs that vest within 60 days after March 11, 2021 or subject to purchase upon exercise of stock options that are currently exercisable or exercisable within 60 days after March 1, 2021.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

Review, Approval or Ratification of Related Person Transactions

The Board of Directors has adopted a written Related Person Transaction Policy, which sets forth the Company’s policies and procedures for the review and approval or ratification of transactions with related persons. The procedures cover related person transactions between the Company and any “related person” (as defined in Item 404(a) of Regulation S-K of the Exchange Act), which includes our directors or director nominees, our executive officers, security holders who beneficially own more than 5% of our Common Stock, or the immediate family members of any of the foregoing. More specifically, the procedures cover transactions, arrangements or relationships in which the Company was or is to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest.

The Company’s legal department is primarily responsible for the development and implementation of processes and controls to obtain information with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. The Audit Committee (or another appropriate approving body) (the “Approving Body”) reviews and determines whether to approve or ratify any related person transaction that is required to be disclosed under Item 404(a) of Regulation S-K of the Exchange Act, and any material amendment or modification to a related person transaction. To assist the Approving Body in such review, Company management must disclose certain information regarding the transactions at issue. In the course of its review and approval or ratification of a related person transaction, the Approving Body considers all relevant facts and circumstances, including, without limitation:

•	the relationship of the related person to the Company;

•	the nature and extent of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance and fairness of the transaction both to the Company and to the related person;

•	the business rationale for engaging in the transaction;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any; and

•	any other matters that management or the Approving Body deem appropriate.

Additionally, any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee or recommended by the Compensation Committee to the Board of Directors for its approval.

Transactions with Related Persons

Registration Rights Agreement

Simultaneously with the closing of our acquisition by Artal in 1999, we entered into a Registration Rights Agreement with Artal and The Kraft Heinz Company (successor to H.J. Heinz Company) (“Heinz”). The Registration Rights Agreement grants Artal the right to require us to register shares of our Common Stock for public sale under the Securities Act of 1933, as amended, (1) upon demand and (2) in the event that we conduct certain types of registered offerings. Heinz has sold all shares of our Common Stock held by it and accordingly no longer has any rights under this agreement. The Invus Group, LLC (“Invus”) is the exclusive investment advisor to Artal. The principals of Invus have received customary compensation from Artal in connection with transactions under this Registration Rights Agreement. Certain of our current directors (Messrs. Debbane, Fajgenbaum and Sobecki) are principals of Invus. Mr. Debbane is also the Chief Executive Officer and a director of Artal Group S.A.

Corporate Agreement

We entered into a Corporate Agreement with Artal in November 2001, which was amended in July 2005. Under the Corporate Agreement and subject to certain conditions, we agreed that Artal has the right to nominate a number of directors approximately equal to its ownership percentage multiplied by the number of directors on the Board of Directors.

We also agreed with Artal that both we and Artal have the right to:

•	engage in the same or similar business activities as the other party;

•	do business with any customer or client of the other party; and

•	employ or engage any officer or employee of the other party.

Neither Artal nor we, nor our respective related parties, will be liable to each other as a result of engaging in any of these activities.

Under the Corporate Agreement, if one of our officers or directors who also serves as an officer, director or advisor of Artal becomes aware of a potential transaction related primarily to the group education-based weight-loss business or an Internet diet business, as defined, that may represent a corporate opportunity for both Artal and us, the officer or director has no duty to present that opportunity to Artal, and we will have the sole right to pursue the transaction if the Board of Directors so determines. If one of our officers or directors who also serves as an officer, director or advisor of Artal becomes aware of any other potential transaction that may represent a corporate opportunity for both Artal and us, the officer or director will have a duty to present that opportunity to Artal, and Artal will have the sole right to pursue the transaction if Artal so determines. If one of our officers or directors who does not serve as an officer, director or advisor of Artal becomes aware of a potential transaction that may represent a corporate opportunity for both Artal and us, neither the officer nor the director nor we have a duty to present that opportunity to Artal, and we may pursue the transaction if the Board of Directors so determines. If any officer, director or advisor of Artal who does not serve as an officer or director of us becomes aware of a potential transaction that may represent a corporate opportunity for both Artal and us, none of the officer, director, advisor, or Artal has a duty to present that opportunity to us, and Artal may pursue the transaction if it so determines.

If Artal transfers, sells or otherwise disposes of our then outstanding voting stock, the transferee will generally succeed to the same rights that Artal has under the Corporate Agreement by virtue of its ownership of our voting stock, subject to Artal’s option not to transfer those rights.

Winfrey Transactions

The Company’s transactions with Ms. Winfrey, currently a director and beneficial owner of more than five percent of our Common Stock, are described below.

Winfrey Partnership

On October 18, 2015 (the “Partnership Date”), we entered into a Strategic Collaboration Agreement with Ms. Winfrey (as amended, the “Strategic Collaboration Agreement”) pursuant to which Ms. Winfrey granted us the right to use, subject to her approval, her name, image, likeness and endorsement for and in connection with the Company and its programs, products and services (including in advertising, promotion, materials and content), and we granted Ms. Winfrey the right to use our trademarks and service marks to collaborate with and promote the Company and its programs, products and services. The Strategic Collaboration Agreement had an initial term of five years (the “Initial Term”), with additional successive one year renewal terms. On December 15, 2019, we entered into an amendment of the Strategic Collaboration Agreement (the “Strategic Collaboration Amendment”) with Ms. Winfrey, pursuant to which, among other things, the Initial Term was extended until April 17, 2023 (with no additional successive renewal terms) after which a second term will commence and continue through the earlier of the date of the Company’s 2025 annual meeting of shareholders or May 31, 2025 (the “Second Term” and together with the Initial Term, the “Strategic Term”). During the remainder of the Initial Term, Ms. Winfrey will consult with us and participate in developing, planning, executing and enhancing the WW program and related initiatives, and provide us with services in her discretion to promote the Company and its programs, products and services, including in advertisements and promotions, and making personal appearances on our behalf. Subsequently, during the Second Term, Ms. Winfrey and the Company will collaborate with each other towards the mutual objective of advancing and promoting the WW programs and the Company, and in connection therewith, Ms. Winfrey will consult with the Company and participate in developing, planning, executing and enhancing the WW programs and related initiatives. In connection therewith, Ms. Winfrey will make available to the Company her knowledge, expertise, and abilities in the areas of corporate management, consumer insights, advertising and marketing, consumer motivation, and community activation and consult and participate in the design and planning of creative strategy and the related execution of the consumer experience in connection with the WW programs. In addition, throughout the Second Term, except as otherwise prohibited by applicable law, the Company will cause Ms. Winfrey to be nominated as a director of the Company. Ms. Winfrey will not grant anyone but the Company the right to use her name, image, likeness or endorsement for or in connection with any other weight loss or weight management programs during the Strategic Term, and she will not engage in any other weight loss or weight management business, program, products, or services during the Strategic Term and for one year thereafter. The Strategic Collaboration Amendment became operative on May 6, 2020 when our shareholders approved the Winfrey Amendment Option Agreement.

On the Partnership Date, we also entered into a Share Purchase Agreement with Ms. Winfrey (as amended, the “Winfrey Purchase Agreement”) pursuant to which we issued and sold to Ms. Winfrey an aggregate of 6,362,103 shares of Common Stock for an aggregate cash purchase price of $43,198,679. Pursuant to the Winfrey Purchase Agreement, the purchased shares could not be transferred by Ms. Winfrey within the first two years of the Partnership Date, subject to certain limited exceptions. Thereafter, under the terms of the Winfrey Purchase Agreement, Ms. Winfrey was permitted to transfer up to 15% of the purchased shares prior to the third anniversary of the Partnership Date, up to 30% of the purchased shares prior to the fourth anniversary of the Partnership Date, and up to 60% of the purchased shares prior to the fifth anniversary of the Partnership Date. Ms. Winfrey is now permitted to transfer all of the purchased shares. The purchased shares are also subject to a right of first offer and right of first refusal held by the Company. Under the Winfrey Purchase Agreement, Ms. Winfrey has certain demand registration rights and piggyback rights with respect to these purchased shares. On December 15, 2019, the Company entered into an amendment to the Winfrey Purchase Agreement with Ms. Winfrey. Initially, the Winfrey Purchase Agreement provided Ms. Winfrey with the right to be nominated as a director of the Company for so long as she and certain permitted transferees own at least 3% of our issued and outstanding Common Stock. The amendment to the Winfrey Purchase Agreement provides Ms. Winfrey with the right to be nominated as a director of the Company through and until January 1, 2023. Ms. Winfrey will not be required to resign as a director at such time. The amendment to the Winfrey Purchase Agreement became operative on May 6, 2020 when our shareholders approved the Winfrey Amendment Option Agreement.

In consideration of Ms. Winfrey entering into the Strategic Collaboration Agreement and the performance of her obligations thereunder, on the Partnership Date, we granted Ms. Winfrey a fully vested option to purchase 3,513,468 shares of Common Stock (the “Initial Winfrey Option”). The term sheet for the Initial Winfrey Option, which includes the terms and conditions appended thereto, relating to the grant of the Initial Winfrey Option is referred to herein as the “Initial Winfrey Option Agreement”. The Initial Winfrey Option is exercisable at a price of $6.97 per share, in whole or in part, at any time prior to October 18, 2025, subject to earlier termination under certain circumstances, including if (i) the Strategic Collaboration Agreement expires as a result of Ms. Winfrey’s decision not to renew the term of such agreement and (ii) a change in control (as defined in the Initial Winfrey Option Agreement) of the Company occurs. Subject to certain limited exceptions, pursuant to the Initial Winfrey Option Agreement, the shares issuable upon exercise of the Initial Winfrey Option generally could not be transferred by Ms. Winfrey within the first year of the Partnership Date. Thereafter, under the terms of the Initial Winfrey Option Agreement, Ms. Winfrey was permitted to transfer up to 20% of the shares issuable upon exercise of the Initial Winfrey Option prior to the second anniversary of the Partnership Date, up to 40% of such shares prior to the third anniversary of the Partnership Date, up to 60% of such shares prior to the fourth anniversary of the Partnership Date, and up to 80% of such shares prior to the fifth anniversary of the Partnership Date. Ms. Winfrey is now permitted to transfer all of the shares issuable upon exercise of the Initial Winfrey Option. The shares issuable upon exercise of the Initial Winfrey Option are also subject to a right of first offer and right of first refusal held by the Company.

In consideration of Ms. Winfrey entering into the Strategic Collaboration Amendment and the performance of her obligations thereunder, on December 15, 2019, the Company and Ms. Winfrey entered into a term sheet, which includes the terms and conditions appended thereto (the “Winfrey Amendment Option Agreement”), relating to the grant of a fully vested option to purchase 3,276,484 shares of our Common Stock (the “Winfrey Amendment Option”). Upon our shareholders approving the Winfrey Amendment Option Agreement on May 6, 2020, the Winfrey Amendment Option became exercisable at a price of $38.84 per share, in whole or in part, at any time prior to November 30, 2025, subject to earlier termination under certain circumstances, including if a change in control (as defined in the Winfrey Amendment Option Agreement) of the Company occurs. Subject to certain limited exceptions, the shares of Common Stock issuable upon exercise of the Winfrey Amendment Option (the “Winfrey Amendment Option Shares”) generally may not be transferred by Ms. Winfrey until August 31, 2021. Thereafter, Ms. Winfrey generally may transfer up to 759,456 of the aggregate number of Winfrey Amendment Option Shares on or after August 31, 2021, up to 1,518,911 of the aggregate number of Winfrey Amendment Option Shares on or after June 30, 2022, up to 2,278,366 of the aggregate number of Winfrey Amendment Option Shares on or after April 30, 2023 and up to 2,658,094 of the aggregate number of Winfrey Amendment Option Shares on or after April 30, 2024. On or after May 31, 2025, Ms. Winfrey will be permitted to transfer all of the Winfrey Amendment Option Shares. Such transfer restrictions terminate early if Ms. Winfrey has the right to be nominated as a director and has met certain eligibility requirements under the Winfrey Purchase Agreement, but is not elected as a director of the Company at any time prior to January 1, 2023, or if there is a change in control of the Company. The Winfrey Amendment Option Shares are also subject to a right of first offer and right of first refusal held by the Company.

In March 2018, as permitted under the Winfrey Purchase Agreement and the Initial Winfrey Option Agreement transfer provisions, Ms. Winfrey sold 954,315 of the purchased shares discussed above and exercised a portion of the Initial Winfrey Option resulting in the sale of 1,405,387 shares issuable under such option, respectively. Similarly, in fiscal 2020, Ms. Winfrey sold 2,782,476 of the purchased shares discussed above and exercised a portion of the Initial Winfrey Option resulting in the sale of 1,118,036 shares issuable under such option and in March 2021, Ms. Winfrey sold 875,104 of the purchased shares discussed above and exercised a portion of the Initial Winfrey Option resulting in the sale of 330,015 shares issuable under such option. For additional details on Ms. Winfrey’s equity holdings in the Company, see “Security Ownership of WW”.

Other Winfrey Transactions

In the ordinary course of our business, we enter into transactions in connection with advertising and marketing, including with companies in which Ms. Winfrey has a direct or indirect material interest (each, a “Winfrey Entity”). Such transactions with Winfrey Entities are entered into on an arm’s length basis often through third party, media services agencies, and Ms. Winfrey does not receive any additional compensation in connection with services she provides pursuant to the Strategic Collaboration Agreement. The table below sets forth the aggregate amount of expenses and fees the Company paid in fiscal 2020 in connection with the specified transaction category and the Winfrey Entities involved in such transactions.

Transaction Category	Transaction Description	Expenses and Fees Paid in Fiscal 2020	Winfrey Entities
Production	Payment for production of advertising assets	$35,726	Harpo Inc.(1)

Media	Payments for the placement of Online, print and television media on Winfrey properties (i.e., OWN television network, O Magazine and Oprah.com) and promotion of WW-related social media activity by Ms. Winfrey	$2,202,503 (all of which was paid through third party, media services agencies)	Oprah Winfrey Network, LLC(2) O Magazine(3)

(1)	Ms. Winfrey owns 100% of the entity.

(2)	Joint venture with Discovery Communications, Inc. Ms. Winfrey, through Harpo Inc., owns 5.5% of entity and has some governance rights.

(3)	Ms. Winfrey had a royalty interest of 50% of net cash flow.

Additionally, in fiscal 2020, Harpo Inc. was reimbursed $1,652,647 for actual costs incurred in connection with the wellness-focused, national arena tour called WW Presents: Oprah’s 2020 Vision: Your Life in Focus and the four-week wellness-focused virtual experience called Oprah’s Your Life in Focus: A Vision Forward.

OTHER MATTERS

Other Matters

The Board of Directors knows of no other business that will be presented to shareholders at the 2021 Annual Meeting for a vote. If other matters properly come before the 2021 Annual Meeting, the persons named as proxies will vote on them in accordance with their discretion.

Procedures for Submitting Shareholder Proposals

The Company currently intends to hold its next annual meeting of shareholders, the 2022 Annual Meeting, in May 2022.

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company’s 2022 proxy statement and proxy card by submitting their proposals to the Company on or before December 7, 2021. In addition, all shareholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company’s proxy statement and proxy card for the 2022 Annual Meeting.

In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors and shareholder proposals included in the Company’s proxy statement, to be brought before an annual meeting of shareholders. In general, notice must be received by the Corporate Secretary of the Company not less than 120 days nor more than 150 days prior to the anniversary date of the proxy statement in connection with the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, to be presented at the 2022 Annual Meeting, such a proposal must be received by the Company on or after November 7, 2021 but no later than December 7, 2021. If the date of the annual meeting is more than 30 days earlier or later than the anniversary date of the prior year’s annual meeting, notice must be received not less than 60 days prior to such annual meeting. Copies of the Company’s Bylaws may be obtained free of charge by contacting the Corporate Secretary at WW International, Inc., 675 Avenue of the Americas, 6th Floor, New York, New York 10010, (212) 589-2700.

All notices of proposals by shareholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Corporate Secretary at WW International, Inc., 675 Avenue of the Americas, 6th Floor, New York, New York 10010.

Shareholders of Record with Multiple Accounts

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside. Each shareholder continues to receive a separate proxy card. This procedure is referred to as “householding”. While the Company does not household its mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. The Company will deliver promptly a separate copy of the proxy statement and annual report to any shareholder who sends a written or oral request to the Company at WW International, Inc., Attention: Investor Relations, 675 Avenue of the Americas, 6th Floor, New York, New York 10010, (212) 601-7569. Similarly, if a shareholder shares an address with another shareholder and has received multiple copies of the Company’s proxy statement or annual report, he or she may write or call the Company at the above address or phone number to request a single copy of these materials.

Annual Report and Other Corporate Documents

The Annual Report to Shareholders covering fiscal 2020 has been mailed together with the proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

Corporate information and our press releases, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments thereto, are available without charge on our corporate website at https://corporate.ww.com/Investors/financial-investor-information/sec-filings/default.aspx as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC (i.e., generally the same day as the filing). Copies of our Annual Report on Form 10-K for fiscal 2020, including financial statements and schedules thereto, filed with the SEC, as well as our Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, NCG Committee Charter and Code of Business Conduct and Ethics, are also available without charge to shareholders upon written request addressed to WW International, Inc., Attention: Investor Relations, 675 Avenue of the Americas, 6th Floor, New York, New York 10010.

By Order of the Board of Directors

Michael F. Colosi

General Counsel and Secretary

Dated: April 6, 2021

Appendix A

~~SECOND~~THIRD AMENDED AND RESTATED ~~WEIGHT WATCHERS~~WW

INTERNATIONAL, INC.

2014 STOCK INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining employees, directors, advisors and consultants and to motivate such employees, directors, advisors and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such employees, directors, advisors and consultants will have in the welfare of the Company and its Affiliates as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)

“Affiliate” means any entity that is consolidated with the Company for financial reporting purposes or any other entity designated by the Board in which the Company or an Affiliate has a direct or indirect equity interest of at least 20%, measured by reference to vote or value.

(c)

“Award” means an Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award (including, without limitation, Restricted Stock Units), or a Cash Award (as defined under Section 9(c) of this Plan), granted pursuant to the Plan.

(d)	“Beneficial Owner” means “Beneficial Owner” as defined under Rule 13d-3 of the Act.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Cash Award” means a “Cash Award” as defined in Section 9(c).

(g)	“Change in Control” means the occurrence of any of the following events:

(i)

any “Person” or “Group”, in each case within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (other than the Company or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the “Beneficial Owner” of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; excluding, however, any circumstance in which such beneficial ownership resulted from any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlling, controlled by, or under common control with, the Company;

(ii)

a change in the composition of the Board since the Effective Date, such that the individuals who, as of such date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board;

(iii)

a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 51% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the

Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

(iv)	the sale, transfer or other disposition of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company;

if and only if, as a result of any of the foregoing events set forth in clause (i) or (iii), any Person or Group, other than Artal or any of its affiliates, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of its then outstanding securities entitled to vote in the election of members of the Board. For purposes of this definition, “Artal” means Artal Holdings Sp. z o.o.

(h)	“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(i)

“Committee” means the Compensation and Benefits Committee of the Board, or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the Provisions of the Plan. Unless otherwise determined by the Board, the Committee shall consist of no less than two directors, all of whom shall be intended to qualify ~~as “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto) and~~ as “non-employee directors” within the meaning of Rule 16b-3 under the Act.

(j)	“Company” means ~~Weight Watchers~~WW International, Inc., a Virginia corporation.

(k)	“Effective Date” means the date the Board originally approved the Plan (prior to any amendment and restatement thereof).

(l)

“Employment” means (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board or the board of directors of an Affiliate; provided, however, that unless otherwise determined by the Committee, a change in a Participant’s status from employee to non-employee (other than a director of the Company or an Affiliate) shall constitute a termination of employment for purposes of the Plan.

(m)

“Fair Market Value” means, on a given date, unless otherwise expressly determined by the Committee on or prior to such date, (i) if there should be a public market for the Shares on such date, the closing sales price of the Shares on ~~the New York~~The Nasdaq Stock ~~Exchange~~Market LLC (or such other national securities exchange on which the Shares are traded) on such date, or, (ii) if no sale of Shares shall have been reported on ~~the New York~~The Nasdaq Stock ~~Exchange~~Market LLC (or such other national securities exchange on which the Shares are traded) on such date, then the closing sales price of the Shares on ~~the New York~~The Nasdaq Stock ~~Exchange~~Market LLC (or such other national securities exchange on which the Shares are traded) on the most recent preceding date on which sales of the Shares have been so reported or quoted, or (iii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(n)	“ISO” means an Option that is also an “incentive stock option” within the meaning of Section 422 of the Code granted pursuant to Section 6(d).

(o)	“Other Stock-Based Awards” means “Other Stock-Based Awards” as defined in Section 9(a).

(p)	“Option” means a stock option granted pursuant to Section 6.

(q)	“Option Price” means the purchase price per Share of an Option, as determined pursuant to Section 6(a).

(r)	“Participant” means an employee, director, advisor or consultant of the Company or an Affiliate who is selected by the Committee to participate in the Plan.

(s)	“Performance-Based Awards” means certain Other Stock-Based Awards granted pursuant to Section 9(b).

(t)	“Plan” means the ~~Weight Watchers~~Third Amended and Restated WW International, Inc. 2014 Stock Incentive Plan, as amended from time to time.

(u)	“Restricted Stock” means any Share granted pursuant to Section 8.

(v)	“Restricted Stock Unit” means an Other Stock-Based Award representing a contractual right to receive a Share, as described under Section 8(e).

(w)	“Shares” means shares of Common Stock of the Company, no par value per share.

(x)	“Stock Appreciation Right” means a stock appreciation right as defined in Section 7(b).

(y)	“Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3.	Shares Subject to the Plan

(a)

The total number of Shares that may be issued under the Plan is ~~8.5 million, all of which may be granted as ISOs. The maximum number of Shares subject to Options or Stock Appreciation Rights which may be granted during a calendar year to any Participant shall be 875,000. The maximum amount of Performance-Based Awards that may be granted during a calendar year to any Participant shall be: (x) with respect to Performance-Based Awards that are denominated or payable in Shares, 584,000 Shares and (y) with respect to Performance-Based Awards that are not denominated or payable in Shares, $5 million.~~12.5 million, all of which may be granted as ISOs. The maximum number of shares of Common Stock subject to Awards granted during a calendar year to any non-employee director, taken together with any cash fees paid to such non-employee director during the calendar year, shall not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous calendar year).

(b)

The Shares may consist, in whole or in part, of unissued Shares or Shares that the Company has reacquired, bought on the market or otherwise. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares subject to Awards (or portions thereof) that terminate or lapse without the payment of consideration may be granted again under the Plan. Additionally, Shares withheld by the Company to satisfy any tax withholding obligation may be granted again under the Plan.

4.	Administration

(a)

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto~~) and, to the extent required by Section 162(m) of the Code (or any successor section thereto), “outside directors” within the meaning thereof.~~). In addition, to the extent permitted under applicable law and the applicable rules of any listing exchange, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company or an Affiliate; provided, that such grants are consistent with guidelines established by the Committee from time to time and the Plan. Notwithstanding the foregoing, the Board may, in its sole discretion, take any action delegated to the Committee under the Plan that it deems necessary or desirable for the administration of the Plan.

(b)

The Committee shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan, and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting or forfeiture conditions with respect to outstanding Awards). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates, or a company acquired by the Company or with which the Company combines~~.~~; provided, however, that no such assumption or substitution of awards may be made in a manner that would constitute a prohibited “repricing” as described under Section 5(b). The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(c)

The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(d)

The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, a Participant may elect to pay a portion or all of such withholding taxes by any of the following means (or by a combination of such means): (i) delivering owned and unencumbered Shares to the Company (subject to any requirements the Committee may impose); (ii) having Shares withheld by the Company with a Fair Market Value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant; or (iii) tendering a cash payment to the Company.

5.	Limitations

(a)

No Award may be granted under the Plan after March 24, 2031 (the ~~tenth anniversary of the Effective~~“Expiration Date~~;~~”); however, Awards granted prior to such ~~tenth anniversary~~Expiration Date may extend beyond such ~~tenth anniversary~~Expiration Date.

(b)

Except as otherwise permitted under Section 10 ~~and Section 24~~, neither the Option Price of an Option nor the exercise price of any Stock Appreciation Right, once granted hereunder, may be repriced without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower the Option Price or the terms of a Stock Appreciation Right to lower the exercise price; (ii) any other action that is treated as a “repricing” under U.S. generally accepted accounting principles; and (iii) repurchasing for cash or cancelling an Option in exchange for another Award at a time when the Option Price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 10.

(c)

If any payments or benefits that the Company would otherwise be required to provide under this Plan cannot be provided in the manner contemplated herein or under the applicable plan without subjecting a Participant to income tax under Code Section 409A, the Company shall provide such intended payments or benefits to such Participant in an alternative manner that conveys an equivalent economic benefit to that Participant (without materially increasing the aggregate cost to the Company).

6.	Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified or ISOs for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions, and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. The Option Price shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted.

(b)

Exercisability. Options granted under the Plan shall be exercisable at such time(s) and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 15.

(c)

Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company from the Participant, together with provision for payment of the aggregate Option Price in accordance with this Section 6(c) and the satisfaction of any applicable tax withholdings. The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company, as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent ( e.g. , by check or wire transfer); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and partly in such Shares; (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, in each case in accordance with applicable laws; or (v) to the extent permitted by the Committee, through “net settlement” in Shares. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full the aggregate Option Price for such Shares (and satisfied any tax withholding requirements) and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)

ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who (i) is not an employee of the Company or any of its Subsidiaries or (ii) at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the tenth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant shall notify the Company of such disposition and of the amount realized upon such disposition, and the Company and the Participant shall cooperate to ensure all applicable withholding and other taxes are paid. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided, that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other person or entity) due to the failure of an Option to qualify for any reason as an ISO.

(e)

Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay an Option Price or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of Beneficial Ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.	Terms and Conditions of Stock Appreciation Rights

(a)

Grants. The Committee may grant (i) a Stock Appreciation Right (as defined in clause (b) below) independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)

Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted; provided, however, that notwithstanding the foregoing, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. A “Stock Appreciation Right” granted independently of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share of the Stock Appreciation Right, multiplied by (ii) the number of Shares covered by the Stock Appreciation Right. A “Stock Appreciation Right” granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised (but exercisable) Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price, multiplied by (ii) the number of Shares covered by the related Option, or portion thereof, which is surrendered. Payment of any exercised Stock Appreciation Rights shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. Unless otherwise provided pursuant to a form of exercise in accordance with procedures approved by the Committee or its designees, the date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem appropriate.

8.	Terms and Conditions of Restricted Stock and Restricted Stock Units

(a)

Grants. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be granted to each Participant, the duration of the period during which any restrictions may remain imposed on such Shares, and the conditions, if any, under which, this “Restricted Stock” may be forfeited to the Company, and any other terms and conditions of such Restricted Stock as the Committee may determine in its sole discretion.

(b)

Transfer Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreement. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. After the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c)

Dividends. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to the vesting of the Restricted Stock pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

(d)

Performance-Based Grants. Notwithstanding anything to the contrary herein, certain Shares of Restricted Stock or Restricted Stock Units granted under this Section 8 may, at the discretion of the Committee, be granted ~~in a manner which is intended~~subject to ~~be deductible by the Company~~performance-vesting conditions as described under Section ~~162(m) of the Code (or any successor section thereto).~~9(b). The restrictions applicable to such Awards shall lapse based wholly or partially on the attainment of written performance goals approved by the Committee for a performance period established by the Committee ~~(i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective,~~. The performance goals shall be based upon one or more of the criteria set forth in Section 9(b). The Committee shall determine in its discretion whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify prior to the release of the restrictions on the Shares.

(e)

Restricted Stock Units. Awards of Restricted Stock Units may also be granted hereunder, such that the underlying Shares shall be credited to a bookkeeping account with the Company, with actual Shares not to be issued unless and until such Restricted Stock Unit has become vested and the underlying Shares are deliverable pursuant to the terms of such Award. The applicable Award agreement shall set forth the vesting and delivery restrictions and other terms and conditions governing the Award. At the discretion of the Committee, the Award agreement may provide that each Restricted Stock Unit (representing one Share) may be credited with cash and stock dividends paid by the Company in respect of one Share (“Dividend Equivalents”). In such case, the Award agreement may provide that Dividend Equivalents may be (i) currently paid to the Participant, (ii) credited to the Participant’s bookkeeping Restricted Stock Unit account, and interest may be credited on the amount of cash Dividend Equivalents so credited (at a rate and subject to such terms as determined by the Committee), or (iii) credited to the Participant’s bookkeeping Restricted Stock Unit account without interest. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents. Restricted Stock Units and the Shares underlying such Restricted Stock Units shall be subject to all applicable provisions of the Plan, including, without limitation, provisions relating to the adjustment of Awards for splits, mergers, or other corporate transactions.

9.	Other Awards

(a)

Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares and awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may also include Dividend Equivalent rights. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)

Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted ~~in a manner which is intended~~with vesting terms subject to ~~be deductible by~~ the ~~Company under Section 162(m)~~achievement of ~~the Code (or any successor section thereto)~~performance-vesting conditions (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee ~~(i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective,~~. The performance goals shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability or revenue of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) total shareholder return; (xx) customer satisfaction; (xxi) credit rating; (xxii) closing of corporate transactions and (xxiii) completion or attainment of products or projects. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, ~~to the degree consistent with Section 162(m) of the Code (or any successor section thereto),~~ the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee ~~and consistent with the provisions of Section 162(m) of the Code (or any successor section thereto),~~, elect to defer payment of a Performance-Based Award. Any associated dividends or Dividend Equivalents that may be earned with respect to a Performance-Based Award (including, without limitation, on any Awards of Restricted Stock or Restricted Stock Units that are intended to qualify as Performance-Based Awards) will not be paid unless and until the corresponding portion of the underlying Award is earned.

(c)

Cash Awards. Notwithstanding anything to the contrary provided herein, the Company may also make awards of cash to Participants ~~in a manner which is intended to allow such awards to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto)~~ (such awards,

“ Cash Awards ”). Cash Awards shall be provided for pursuant to the procedures set forth in Section 9(b) regarding the grant, determination and payment of the Performance-Based Award. Any provision of this Plan notwithstanding, ~~in no event shall any Participant who is a “covered employee” within the meaning of Section 162(m) of the Code (or any successor section thereto) receive payment of a Cash Award under this Plan in respect of any performance period in excess of $5 million, and~~ the Committee shall have the right, in its absolute discretion, to reduce or eliminate the amount of any Cash Award otherwise payable to any Participant under this Plan based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate.

10.	Adjustments Upon Certain Events

In the event of any stock split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, payment of a dividend (other than a cash dividend paid as part of a regular dividend program) or other similar transaction or occurrence which affects the equity securities of the Company or the value thereof, the Committee shall (i) adjust the number and kind of shares subject to the Plan and available for or covered by Awards, (ii) adjust the share prices related to outstanding Awards, and/or (iii) take such other action (including, without limitation providing for the payment of a cash amount to holders of outstanding Awards in cancellation of any such Awards), in each case as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the Plan and any outstanding Awards; provided, however, that the Committee may, upon the consummation of the transactions constituting a Change in Control, cancel without consideration any outstanding Option or Stock Appreciation Right having an Option Price or exercise price, respectively, that is greater than the per share consideration received by a holder of Common Stock in such transaction. Any such adjustment made or action taken by the Committee in accordance with the preceding sentence shall be final and binding upon Participants and upon the Company.

11.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or any Affiliate’s right to terminate the Employment of such Participant. No Participant or other person or entity shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

12.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

13.	Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. In no event shall an Award be transferrable for value. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

14.	Amendments or Termination

The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 10), increase the total number of Shares reserved for the purposes of the Plan or increase the maximum number of Awards that may be granted to any Participant, (b) except as is permitted under Section 10, without the consent of a Participant, if such action would materially diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (c) with respect to Section 5(b) (except as is provided in Section 10), relating to repricing of Options or Stock Appreciation Rights, to permit such repricing; provided, however, that the Board may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

15.	International Participants

With respect to Participants who reside or work outside the United States of America ~~and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code (or any successor section thereto),~~, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

16.	Section 409A of the Code

(a)

Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(b)

Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(c)

Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (i) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (ii) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

17.	Other Benefit Plans

All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

18.	Administration by the Board

In accordance with Section 4, the Board shall be authorized and shall have the power to act on behalf and in lieu of the Committee with respect to the matters contained in this Plan.

19.	Choice of Law

The Plan shall be governed by and construed and interpreted in accordance with the laws of the State of New York, and except as otherwise provided in the pertinent Award agreement, any and all disputes between a Participant and the Company or any Affiliate relating to an Award shall be brought only in a state or federal court of competent jurisdiction sitting in Manhattan, New York.

20.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.

21.	Awards Subject to the Plan

In the event of a conflict between any term or provision contained in the Plan and a term or provision contained in any Award agreement, the applicable terms and provisions of the Plan will govern and prevail.

22.	Fractional Shares

Notwithstanding other provisions of the Plan or any Award agreements thereunder, the Company shall not be obligated to issue or deliver fractional Shares pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration.

23.	Severability

If any provision of the Plan or any Award is, or becomes or is deemed to be invalid, illegal, unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

~~24.~~	~~Stock Option Exchange Program~~

~~Notwithstanding any other provision of the Plan to the contrary, the Company, by action of the Board or the Committee, as the case may be, may effect an option exchange program (the “Option Exchange Program”), to be commenced through an option exchange offer within 12 months of shareholder approval of this Section 24.~~

~~Under the Option Exchange Program, each Eligible Employee (as defined below) would be offered the opportunity to exchange all (but not less than all) of his or her Eligible Options (as defined below) (the “Surrendered Option”) for new Options (the “New Options”) as follows:~~

~~(i)~~

~~each Surrendered Option held by an Eligible Employee other than the Company’s Chief Executive Officer shall be exchanged for a New Option on a two-for-one basis (i.e., the New Option shall cover half as many Shares as the corresponding Surrendered Option);~~

~~(ii)~~

~~each Surrendered Option held by the Company’s Chief Executive Officer shall be exchanged for a New Option on a 3.5-for-one basis (i.e., the New Option shall cover a number of Shares equal to the quotient of the number of Shares that had been subject to the corresponding Surrendered Option divided by 3.5); and~~

~~(iii)~~

~~each New Option shall have terms including (a) an expiration date of ten years after the grant date, (b) terms and conditions that provide for time vesting over three years from the grant date, such that 25% of the New Options will vest on each of the first and second anniversaries of the grant date and the remaining 50% of the New Options will vest on the third anniversary of the grant date and (c) an Option Price equal to the greater of (x) the closing price per share of Common Stock on the New York Stock Exchange on the date of grant and (y) the average closing price of a share of Common Stock on the New York Stock Exchange for the five trading day period immediately preceding and including the grant date.~~

~~For purposes of this Section 24, “Eligible Employee” means any current employee of the Company and its Affiliates as of the date New Options are granted under the Option Exchange Program who holds Eligible Options as of such date. “Eligible Options” means any performance-vesting stock option that was granted under any of the Company’s equity incentive compensation plans during the period from December 12, 2013 to March 11, 2015 at exercise prices ranging from $9.82 to $32.65 that has an option exercise price that is greater than the Fair Market Value of a Share of Common Stock on the grant date of the New Options. Subject to the foregoing, the Board or the Committee, as the case may be, shall be permitted to determine additional terms, restrictions or requirements relating to the Option Exchange Program.~~

W VOTE 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote Online or by phone instead of mailing this card. Online Go to www.investorvote.com/WW or scan the QR code – login details are located in the shaded bar below. Phone Call 1-800-652-VOTE (8683) (toll-free within the United States, U.S. territories and Canada). Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X] Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals – The Board of Directors recommends a vote FOR all the Class II director nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. 1. Election of Class II Directors: To elect four members to the Board of Directors to serve for a three-year term as Class II directors. For Withhold 01 - Denis F. Kelly [    ] [    ] 04 - Oprah Winfrey [    ] [    ] For Withhold 02 - Julie Rice [    ] [    ] For Withhold 03 - Christopher J. Sobecki [    ] [    ] For Against Abstain [    ] [    ] [    ] [    ] [    ] [    ] 2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2021. 4. Advisory vote to approve the Company’s named executive officer compensation. For Against Abstain [    ] [    ] [    ] 3. To approve the Company’s Third Amended and Restated 2014 Stock Incentive Plan to make certain changes, including increasing the number of shares of common stock with respect to which awards may be granted by 4,000,000 shares, to the plan. B Non-Voting Items Change of Address – Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A & C OF THIS CARD. C 1234567890 1 U P X 4 9 3 8 7 8 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03F06C

The 2021 Annual Meeting of Shareholders of WW International, Inc. will be held on Tuesday, May 11, 2021 at 10:00 a.m Eastern Time, virtually via live audio webcast at www.meetingcenter.io/261298845. To access the virtual meeting and vote during the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is WW2021. IF VOTING BY MAIL, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy – WW INTERNATIONAL, INC. 2021 Annual Meeting of Shareholders to be held on May 11, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all prior proxies, hereby appoints Mindy Grossman, Amy O’Keefe and Michael F. Colosi, and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of WW International, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the 2021 Annual Meeting of Shareholders of the Company to be held virtually via live audio webcast at www.meetingcenter.io/261298845 (password: WW2021) on Tuesday, May 11, 2021, and at any and all adjournments and postponements thereof, upon the matters set forth in the Notice of 2021 Annual Meeting of Shareholders and Proxy Statement, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any and all adjournments and postponements thereof. DUE TO A SCHEDULING CONFLICT, OPRAH WINFREY, A DIRECTOR OF THE COMPANY, WILL NOT BE IN ATTENDANCE AT THE 2021 ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY. The Board of Directors recommends a vote “FOR” the election of each of the nominees for Class II director to the Board of Directors; “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2021; “FOR” the approval of the Company’s Third Amended and Restated 2014 Stock Incentive Plan to make certain changes, including increasing the number of shares of common stock with respect to which awards may be granted by 4,000,000 shares, to the plan; and “FOR” the advisory approval of the compensation of the Company’s named executive officers. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTOR IN PROPOSAL 1 TO THE BOARD OF DIRECTORS; “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2; “FOR” THE APPROVAL OF THE COMPANY’S THIRD AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN IN PROPOSAL 3; AND “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS IN PROPOSAL 4. YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE BY USING THE INTERNET OR TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. C Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. A corporation or partnership must sign its full name by an authorized person. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A & C OF THIS CARD.